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As filed with the Securities and Exchange Commission on July 22, 2005
Registration No. 333-126180

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENESIS HEALTHCARE CORPORATION
And the Guarantors Identified in Footnote (*) on the following pages
(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation or organization)

20-0023783

(I.R.S. Employer Identification No.)

101 East State Street, Kennett Square, PA 19348 (610) 444-6350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eileen M. Coggins
Senior Vice President, General Counsel
and Corporate Secretary
Genesis HealthCare Corporation
101 East State Street, Kennett Square, PA 19348
Telephone:  (610) 444-6350
Facsimile:  (610) 925-4242

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Edward F. Spaniel, Jr. Blank Rome LLP One Logan Square Philadelphia, PA 19103 Telephone: (215) 569-5521 Facsimile: (215) 832-5521

          Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement as the selling securityholders may determine.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          *  The following domestic subsidiaries of Genesis HealthCare Corporation are guarantors and co-registrants:

Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Academy Nursing Home, Inc.	Massachusetts	04-2603176
ADS Apple Valley Limited Partnership	Massachusetts	04-3294124
ADS Apple Valley, Inc.	Massachusetts	04-3294122
ADS Consulting, Inc.	Massachusetts	04-3172426
ADS Danvers ALF, Inc.	Delaware	22-3489788
ADS Dartmouth ALF, Inc.	Delaware	22-3541885
ADS Group, Inc. (The)	Massachusetts	04-3198799
ADS Hingham ALF, Inc.	Delaware	22-3489788
ADS Hingham Limited Partnership	Massachusetts	04-3276005
ADS Hingham Nursing Facility, Inc.	Massachusetts	04-3276004
ADS Home Health, Inc.	Delaware	22-3500316
ADS Management, Inc.	Massachusetts	04-2861357
ADS Palm Chelmsford, Inc.	Massachusetts	04-3039965
ADS Recuperative Center Limited Partnership	Massachusetts	04-3236433
ADS Recuperative Center, Inc.	Massachusetts	04-3236403
ADS Reservoir Waltham, Inc.	Massachusetts	04-3040167
ADS Senior Housing, Inc.	Massachusetts	04-3188936
ADS/Multicare, Inc.	Delaware	22-3455453
ANR, Inc.	Delaware	22-3152503
Apple Valley Limited Partnership (The)	Massachusetts	04-3300246
Apple Valley Operating Corp.	Massachusetts	20-1159011
Apple Valley Partnership Holding Company, Inc. (The)	Pennsylvania	23-3044870
Applewood Health Resources, Inc.	Delaware	23-3152534
Arcadia Associates	Massachusetts	04-2845666
ASL, Inc.	Massachusetts	04-2846826
Assisted Living Associates of Berkshire, Inc.	Pennsylvania	22-3446593
Assisted Living Associates of Lehigh, Inc.	Pennsylvania	22-3446595
Assisted Living Associates of Sanatoga, Inc.	Pennsylvania	22-3446592
Berks Nursing Homes, Inc.	Pennsylvania	23-2655206
Brevard Meridian Limited Partnership	Maryland	52-1542458
Breyut Convalescent Center, L.L.C.	New Jersey	22-3476777
Brightwood Property, Inc.	West Virginia	55-0727047
Brinton Manor, Inc.	Delaware	62-1333648
Burlington Woods Convalescent Center, Inc.	New Jersey	22-2134138
Care Haven Associates Limited Partnership	West Virginia	55-0694176
Carefleet, Inc.	Pennsylvania	23-2824101
Catonsville Meridian Limited Partnership	Maryland	52-1473134

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Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Century Care Management, Inc.	Delaware	52-1794182
Chateau Village Health Resources, Inc.	Delaware	22-3152473
Cheltenham LTC Management, Inc.	Pennsylvania	23-2743250
CHG Investment Corp., Inc.	Delaware	51-0363070
CHNR-I, Inc.	Delaware	22-3152500
Colonial Hall Health Resources, Inc.	Delaware	22-3152470
Concord Health Group, Inc.	Delaware	13-3695437
Concord Service Corporation	Pennsylvania	25-2584860
Crestview Convalescent Home, Inc.	Pennsylvania	23-1597322
Crestview North, Inc.	Pennsylvania	23-2077806
Crystal City Nursing Center, Inc.	Maryland	54-1087863
Cumberland Associates of Rhode Island, L.P.	Delaware	23-3001045
CVNR, Inc.	Delaware	22-3152499
Dawn View Manor, Inc.	West Virginia	55-0578063
Delm Nursing, Inc.	Pennsylvania	23-2436916
Diane Morgan and Associates, Inc.	Pennsylvania	23-2324458
Dover Healthcare Associates, Inc.	Delaware	51-0264558
Easton Meridian Limited Partnership	Maryland	52-1473708
Edella Street Associates	Pennsylvania	23-2261435
Eidos, Inc.	Florida	16-1447586
ElderCare Resources Corp.	Delaware	23-3024672
Elmwood Health Resources, Inc.	Delaware	22-3152462
Encare of Mendham, L.L.C.	New Jersey	22-3027928
Encare of Pennypack, Inc.	Pennsylvania	22-3407770
Encare of Quakertown, Inc.	Pennsylvania	52-1669636
Encare of Wyncote, Inc.	Pennsylvania	52-1669634
ENR, Inc.	Delaware	22-3152461
Genesis ElderCare Centers - Belvedere, Inc.	Delaware	23-2977792
Genesis ElderCare Centers - Chapel Manor, Inc.	Delaware	23-2977794
Genesis ElderCare Centers - Harston, Inc.	Pennsylvania	23-3046938
Genesis ElderCare Centers - Pennsburg, Inc.	Delaware	23-2977796
Genesis ElderCare Centers I, L.P.	Delaware	23-2977799
Genesis ElderCare Centers II, L.P.	Delaware	23-2977800
Genesis ElderCare Centers III, L.P.	Delaware	23-2977801
Genesis Eldercare Corp.	Delaware	23-2908343
Genesis ElderCare Diagnostic Services, Inc.	Pennsylvania	23-2687860
Genesis Eldercare Home Care Services, Inc.	Pennsylvania	23-2653827
Genesis ElderCare Hospitality Services, Inc.	Pennsylvania	23-2719870
Genesis ElderCare Living Facilities, Inc.	Pennsylvania	23-2970543
Genesis Eldercare National Centers, Inc.	Florida	16-1165279
Genesis ElderCare Network Services of Massachusetts, Inc.	Pennsylvania	23-2983016
Genesis Eldercare Network Services, Inc.	Pennsylvania	23-2107987
Genesis ElderCare Partnership Centers, Inc.	Delaware	23-2977798
Genesis Eldercare Physician Services, Inc.	Pennsylvania	06-1156428
Genesis Eldercare Properties, Inc.	Pennsylvania	23-2854177
Genesis Eldercare Rehabilitation Services, Inc.	Pennsylvania	23-2446104

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Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Genesis Eldercare Staffing Services, Inc.	Pennsylvania	23-2739597
Genesis ElderCare Transportation Services, Inc.	Pennsylvania	23-2320742
Genesis Health Ventures of Arlington, Inc.	Pennsylvania	23-2441212
Genesis Health Ventures of Bloomfield, Inc.	Pennsylvania	52-1396502
Genesis Health Ventures of Clarks Summit, Inc.	Pennsylvania	23-2410630
Genesis Health Ventures of Indiana, Inc.	Pennsylvania	23-2739580
Genesis Health Ventures of Lanham, Inc.	Pennsylvania	23-2512238
Genesis Health Ventures of Massachusetts, Inc.	Pennsylvania	52-1396506
Genesis Health Ventures of Naugatuck, Inc.	Connecticut	23-2410632
Genesis Health Ventures of New Garden, Inc.	Pennsylvania	23-2430609
Genesis Health Ventures of Point Pleasant, Inc.	Pennsylvania	23-2445367
Genesis Health Ventures of Salisbury, Inc.	Pennsylvania	23-2462508
Genesis Health Ventures of Wayne, Inc.	Pennsylvania	23-2378599
Genesis Health Ventures of West Virginia, Inc.	Pennsylvania	23-2762256
Genesis Health Ventures of West Virginia, Limited Partnership	Pennsylvania	23-2861977
Genesis Health Ventures of Wilkes-Barre, Inc.	Pennsylvania	23-2410631
Genesis Health Ventures of Windsor, Inc.	Pennsylvania	52-1396499
Genesis Healthcare Centers Holdings, Inc.	Delaware	23-2739656
Genesis HealthCare Holding Company I, Inc.	Delaware	62-1244182
Genesis HealthCare Holding Company II, Inc.	Delaware	20-0063083
Genesis Immediate Med Center, Inc.	Pennsylvania	23-2480051
Genesis of Palisado Avenue, Inc.	Connecticut	06-1284742
Genesis Properties Limited Partnership	Pennsylvania	23-2441213
Genesis Properties of Delaware Corporation	Delaware	23-2585552
Genesis Properties of Delaware Ltd. Partnership, L.P.	Delaware	23-2585566
Genesis SelectCare Corp.	Pennsylvania	23-3013750
Genesis/VNA Partnership Holding Company, Inc.	Pennsylvania	23-3044871
Genesis-Georgetown SNF/JV, L.L.C.	Delaware	23-3044681
Geriatric & Medical Companies, Inc.	Delaware	23-1713341
Geriatric and Medical Investments Corporation	Delaware	23-2612900
Geriatric and Medical Services, Inc.	New Jersey	22-1948394
GeriMed Corp.	Pennsylvania	23-2715824
Glenmark Associates, Inc.	West Virginia	55-0644737
Glenmark Associates - Dawnview Manor, Inc.	West Virginia	62-1371199
Glenmark Limited Liability Company I	West Virginia	55-0745431
Glenmark Properties I, Limited Partnership	West Virginia	55-0673832
Glenmark Properties, Inc.	West Virginia	55-0719053
GMA Construction, Inc.	West Virginia	55-0746320
GMA Partnership Holding Company, Inc.	West Virginia	22-3407775
GMA-Brightwood, Inc.	West Virginia	55-0727048
GMA-Madison, Inc.	West Virginia	55-0726362
GMA-Uniontown, Inc.	Pennsylvania	52-1627770
GMC Leasing Corporation	Delaware	23-2687857
GMC-LTC Management, Inc.	Pennsylvania	23-2747793
GMS Insurance Services, Inc.	Pennsylvania	23-2755448

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Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Governor’s House Nursing Home, Inc.	Delaware	62-1280886
Greenspring Meridian Limited Partnership	Maryland	52-1511188
Groton Associates of Connecticut, L.P.	Delaware	22-3418341
Hammonds Lane Meridian Limited Partnership	Maryland	52-1473130
Health Resources of Academy Manor, Inc.	Delaware	04-3335616
Health Resources of Boardman, Inc.	Delaware	22-3401509
Health Resources of Bridgeton, L.L.C.	New Jersey	22-3380854
Health Resources of Brooklyn, Inc.	Delaware	23-3043758
Health Resources of Cedar Grove, Inc.	New Jersey	13-3244416
Health Resources of Cinnaminson, Inc.	New Jersey	22-3085478
Health Resources of Cinnaminson, L.L.C.	New Jersey	22-3476766
Health Resources of Colchester, Inc.	Connecticut	22-2746534
Health Resources of Columbus, Inc.	Delaware	22-3152443
Health Resources of Cranbury, L.L.C.	New Jersey	22-3476765
Health Resources of Cumberland, Inc.	Delaware	22-3400684
Health Resources of Eatontown, L.L.C.	New Jersey	22-3639070
Health Resources of Emery, L.L.C.	New Jersey	22-3476764
Health Resources of Englewood, Inc.	New Jersey	22-3296095
Health Resources of Englewood, L.L.C.	New Jersey	22-3476763
Health Resources of Ewing, Inc.	New Jersey	22-2804978
Health Resources of Ewing, L.L.C.	New Jersey	22-3476761
Health Resources of Fairlawn, L.L.C.	New Jersey	22-3476756
Health Resources of Farmington, Inc.	Delaware	22-3380855
Health Resources of Gardner, Inc.	Delaware	22-3504502
Health Resources of Glastonbury, Inc.	Connecticut	06-1248549
Health Resources of Groton, Inc.	Delaware	22-3400685
Health Resources of Jackson, L.L.C.	New Jersey	22-3476753
Health Resources of Lakeview, Inc.	New Jersey	22-3305705
Health Resources of Lemont, Inc.	Delaware	22-3401506
Health Resources of Marcella, Inc.	Delaware	22-3152464
Health Resources of Middletown (RI), Inc.	Delaware	22-3400681
Health Resources of Morristown, Inc.	New Jersey	13-3244433
Health Resources of North Andover, Inc.	Delaware	04-3335613
Health Resources of Ridgewood, L.L.C.	New Jersey	22-3476751
Health Resources of Rockville, Inc.	Delaware	22-3152531
Health Resources of South Brunswick, L.L.C.	New Jersey	22-3638773
Health Resources of Troy Hills, Inc.	New Jersey	23-3043762
Health Resources of Wallingford, Inc.	Delaware	22-3400683
Health Resources of Warwick, Inc.	Delaware	22-3400680
Health Resources of West Orange, L.L.C.	New Jersey	22-3476750
Health Resources of Westwood, Inc.	Delaware	22-3497189
Healthcare Resources Corp.	Pennsylvania	23-2230755
Helstat, Inc.	West Virginia	51-0300283
Hilltop Health Care Center, Inc.	Delaware	04-3301036
HMNH Realty, Inc.	Delaware	22-3633067
HNCA, Inc.	Pennsylvania	23-2785958
Holly Manor Associates of New Jersey, L.P.	Delaware	22-3222150

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Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Horizon Associates, Inc.	West Virginia	55-0737886
Horizon Mobile, Inc.	West Virginia	55-0737884
Horizon Rehabilitation, Inc.	West Virginia	62-1363823
House of Campbell (The)	West Virginia	55-0545704
HR of Charlestown, Inc.	West Virginia	22-3477666
HRWV Huntington, Inc.	West Virginia	22-3457998
Innovative Health Care Marketing, Inc.	Pennsylvania	23-2689243
Keystone Nursing Home, Inc.	Delaware	51-0297154
Knollwood Manor, Inc.	Pennsylvania	23-2770171
Knollwood Nursing Home, Inc.	Delaware	62-1280882
Lake Manor, Inc.	Pennsylvania	23-2860318
Lake Washington Ltd.	Florida	23-2831307
Lakewood Health Resources, Inc.	Delaware	22-3152459
Laurel Health Resources, Inc.	Delaware	22-3152456
Lehigh Nursing Homes, Inc.	Pennsylvania	23-2655199
Life Support Medical Equipment, Inc.	Pennsylvania	23-2767335
Life Support Medical, Inc.	Pennsylvania	23-2746315
LRC Holding Company, Inc.	Delaware	23-3044860
LWNR, Inc.	Delaware	22-3152457
Mabri Convalescent Center, Inc.	Connecticut	06-0878721
Manor Management Corp. of Georgian Manor, Inc.	Pennsylvania	25-1457419
Marlinton Associates, Inc.	West Virginia	23-3044872
Marlinton Partnership Holding Company, Inc.	West Virginia	23-3044873
McKerley Health Care Center - Concord Limited Partnership	New Hampshire	02-0460145
McKerley Health Care Center - Concord, Inc.	New Hampshire	02-0451877
McKerley Health Care Centers, Inc.	New Hampshire	02-0383707
McKerley Health Facilities	New Hampshire	02-0325154
Mercerville Associates of New Jersey, L.P.	Delaware	22-3222151
Meridian Edgewood Limited Partnership	Maryland	52-1496208
Meridian Health, Inc.	Pennsylvania	23-2739582
Meridian Healthcare Investments, Inc.	Maryland	52-1542857
Meridian Healthcare, Inc.	Pennsylvania	23-2739581
Meridian Perring Limited Partnership	Maryland	52-1496204
Meridian Valley Limited Partnership	Maryland	52-1496207
Meridian Valley View Limited Partnership	Maryland	52-1496201
Meridian/Constellation Limited Partnership	Maryland	52-1496206
MHNR, Inc.	Delaware	23-3043763
Middletown (RI) Associates of Rhode Island, L.P.	Delaware	25-1835234
Milford ALF L.L.C.	Delaware	23-2999538
Millville Meridian Limited Partnership	Maryland	52-1399549
MNR, Inc.	Delaware	22-3152453
Montgomery Nursing Homes, Inc.	Pennsylvania	23-2664812
Multicare AMC, Inc.	Delaware	36-4084741
Multicare Companies, Inc. (The)	Delaware	22-3152527
North Cape Convalescent Center Associates, L.P.	Pennsylvania	23-2791205

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Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Nursing and Retirement Center of the Andovers, Inc.	Massachusetts	04-2901211
Oak Hill Health Care Center, Inc.	Virginia	54-1630936
PHC Operating Corp.	Delaware	34-1720422
Philadelphia Avenue Associates	Pennsylvania	23-2322306
Philadelphia Avenue Corporation	Pennsylvania	23-2322120
Pocahontas Continuous Care Center, Inc.	West Virginia	55-0622906
Point Pleasant Haven Limited Partnership	West Virginia	55-0658769
Pompton Associates, L.P.	New Jersey	22-3027748
Pompton Care, L.L.C.	New Jersey	22-3476780
Prescott Nursing Home, Inc.	Massachusetts	04-2382529
Prospect Park LTC Management, Inc.	Pennsylvania	23-3044677
Providence Funding Corporation	Delaware	34-1725613
Providence Health Care, Inc.	Delaware	52-1630968
Raleigh Manor Limited Partnership	West Virginia	55-0708646
Respiratory Health Services, L.L.C.	Maryland	52-2054967
Rest Haven Nursing Home, Inc.	West Virginia	55-0487876
RHS Membership Interest Holding Company	Pennsylvania	23-2877674
Ridgeland Health Resources, Inc.	Delaware	22-3152450
River Street Associates	Pennsylvania	23-2266676
Rivershores Health Resources, Inc.	Delaware	23-2266676
Riverview Ridge LLC	Delaware	57-1195114
RLNR, Inc.	Delaware	22-3152448
Roephel Convalescent Center, L.L.C.	New Jersey	22-3476781
Romney Health Care Center Ltd., Limited Partnership	West Virginia	55-0689584
Rose Healthcare, Inc.	New Jersey	55-0487876
Rose View Manor, Inc.	Pennsylvania	23-2476091
RSNR, Inc.	Delaware	22-3152532
RVNR, Inc.	Delaware	22-3152530
Sarah Brayton General Partnership	Massachusetts	04-3106276
Sarah Brayton Partnership Holding Company, Inc. (The)	Massachusetts	22-3506196
S.T.B. Investors, LTD.	New York	22-1995943
Schuylkill Nursing Homes, Inc.	Pennsylvania	23-2523483
Seminole Meridian Limited Partnership	Maryland	52-1421069
Senior Living Ventures, Inc.	Pennsylvania	23-2663125
Senior Source, Inc.	Massachusetts	04-3238894
Sisterville Haven Limited Partnership	West Virginia	55-0658768
Snow Valley Health Resources, Inc.	Delaware	22-3152529
Solomont Family Medford Venture, Inc.	Massachusetts	04-2931202
Somerset Partnership Holding Company, Inc. (The)	Massachusetts	22-3506196
Somerset Ridge General Partnership	Massachusetts	04-3334160
Somerset Ridge L.L.C.	Massachusetts	04-3340019
Somerset Ridge Limited Partnership	Massachusetts	04-3340022
Southern Ocean GP, LLC	New Jersey	22-3152441
Stafford Associates of N.J., L.P.	New Jersey	22-3104343

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Exact name of registrant as specified in its charter; address, including zip code, and telephone number, including area code, of registrant’s principal executive offices (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

Stafford Convalescent Center, Inc.	Delaware	22-3152441
State Street Associates, Inc.	Pennsylvania	23-2446105
State Street Associates, L.P.	Pennsylvania	23-2799332
Straus Group-Hopkins House, L.P. (The)	New Jersey	22-3032436
Straus Group-Old Bridge, L.P. (The)	New Jersey	22-3046667
Straus Group-Quakertown Manor, L.P. (The)	New Jersey	22-3032438
Straus Group-Ridgewood, L.P. (The)	New Jersey	22-3046668
SVNR, Inc.	Delaware	22-3152528
Teays Valley Haven Limited Partnership	West Virginia	55-0708647
Therapy Care Systems, L.P.	Pennsylvania	23-2651973
TMC Acquisition Corp.	New Jersey	22-3256018
Tri State Mobile Medical Services, Inc.	West Virginia	55-0663149
Valley Medical Services, Inc.	Pennsylvania	23-2268995
Valley Transport Ambulance Service, Inc.	Pennsylvania	23-2149104
Versalink, Inc.	Delaware	16-1482283
Villas Realty & Investments, Inc.	Pennsylvania	23-2531570
Volusia Meridian Limited Partnership	Maryland	52-1493169
Wallingford Associates of Connecticut, L.P.	Delaware	22-3418343
Walnut LTC Management, Inc.	Pennsylvania	23-2823145
Warwick Associates of Rhode Island, L.P.	Delaware	25-1835232
Wayside Nursing Home, Inc.	Delaware	62-1280884
Weisenfluh Ambulance Service, Inc.	Pennsylvania	23-2525652
West Phila. LTC Management, Inc.	Pennsylvania	23-2743252
Westford Nursing and Retirement Center, Inc.	Massachusetts	04-3156601
Westford Nursing and Retirement Center, L.P.	Massachusetts	04-3156599
Willow Manor Nursing Home, Inc.	Massachusetts	04-2459349
Wyncote Healthcare Corp.	Pennsylvania	23-2343449
Ye Olde Ambulance Company, Inc.	Pennsylvania	23-2566747
York LTC Management, Inc.	Pennsylvania	23-3044678

(1)
The address for each of the above registrant’s principal executive offices is c/o Genesis HealthCare Corporation, 101 East State Street, Kennett Square, Pennsylvania 19348 and the telephone number is (610) 444-6350.

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The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and neither we nor the selling securityholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 22, 2005

PROSPECTUS
$180,000,000

2.5% Convertible Senior Subordinated Debentures due 2025
and the Common Stock Issuable upon Conversion of the Debentures

          We sold $180,000,000 aggregate principal amount of our 2.5% Convertible Senior Subordinated Debentures due 2025 in a private placement in March 2005.  Selling securityholders may use this prospectus to resell from time to time their debentures and the shares of common stock issuable upon conversion of the debentures.

          The debentures bear interest at the rate of 2.5% per annum.  Interest on the debentures accrues from March 2, 2005 and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2005.  The debentures will mature on March 15, 2025.

          The debentures are our general unsecured senior subordinated obligations and rank junior in right of payment to all of our other existing and future senior debt, including obligations under our amended and restated senior credit agreement.  Except as described herein, the debentures are, until March 20, 2012 or the release of the guarantors, jointly and severally guaranteed on an unsecured senior subordinated basis by certain of our existing domestic subsidiaries and may be guaranteed by certain future subsidiaries.

          Holders may convert the debentures into the consideration described below at an initial conversion rate equivalent to 18.4493 shares of common stock per $1,000 principal amount of debentures, subject to adjustment, before the close of business on the business day immediately preceding March 15, 2025 only under the following circumstances: (i) during any fiscal quarter commencing after June 30, 2005, if the closing price of our common stock exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the preceding fiscal quarter; (ii) subject to certain exceptions, during the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of the debentures for each day of such period was less than 95% of the product of the closing price of our common stock and the applicable conversion rate; (iii) if the debentures have been called for redemption; (iv) upon the occurrence of certain corporate transactions; or (v) in connection with certain designated events.  Upon conversion, we will deliver cash up to the aggregate principal amount of debentures to be converted, and shares of our common stock in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the debentures being converted.  The conversion rate is subject to adjustment in certain circumstances.  We will also pay a make whole premium if holders convert their debentures in connection with certain designated events that occur on or prior to March 20, 2010.

          From March 20, 2010 to, but excluding, March 15, 2012, we may redeem any of the debentures at any time, or from time to time, in whole or in part, if the closing price of our common stock exceeds 130% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give our notice of redemption.  Beginning on March 15, 2012, we may redeem any of the debentures at any time, or from time to time, in whole or in part, without regard to the closing price of our common stock.  Upon any redemption of the debentures, we will pay a redemption price of 100% of their principal amount, plus accrued and unpaid interest, including additional amounts, if any.  You may require us to repurchase your debentures for cash on March 15, 2012, March 15, 2015, and March 15, 2020, or at any time prior to their maturity following a designated event, as defined herein, at a repurchase price of 100% of their principal amount, plus accrued and unpaid interest, including additional amounts, if any.

          Our common stock is listed on the Nasdaq National Market under the symbol “GHCI.”  The closing price of our common stock on June 23, 2005 was $44.14 per share.

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          The debentures are not listed, and we do not intend to list the debentures, on any national securities exchange or the Nasdaq National Market.  The debentures issued in the initial private placement are eligible for trading in The PORTAL Market(SM) of the National Association of Securities Dealers, Inc.  The debentures sold using this prospectus, however, will no longer be eligible for trading on The PORTAL Market.(SM)

          You should carefully consider the risk factors beginning on page 9 of this prospectus before investing in the debentures and the common stock issuable upon conversion of the debentures.

          We will not receive any of the proceeds from the sale of the debentures or the common stock by any of the selling securityholders.  The debentures and the shares of common stock, if any, issued upon conversion thereof, may be offered and sold from time to time directly by the selling securityholders or alternatively through underwriters or broker-dealers or agents.  The debentures and the shares of common stock may be sold in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  See “Plan of Distribution.”

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July    , 2005.

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          You should rely only on the information contained in this prospectus or to which we have herein referred you.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates.  Our business, financial condition, results of operations and prospects may have changed since those dates.

          This prospectus is based on information provided by us and by other sources that we believe are reliable.  We cannot assure you that this information is accurate or complete.  This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus.  In making an investment decision, you must rely on your own examination of our company and the terms of the debentures, including the merits and risks involved.

          This prospectus incorporates market share and industry data and forecasts that we obtained from industry publications and surveys, reports of governmental agencies and internal company surveys.  Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information.  We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein.  Statements as to our market position are based on the most currently available market data.  While we are not aware of any misstatements regarding our market and industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

          Unless otherwise indicated or required by the context, as used in this prospectus, the terms “GHC,” “we,” “our” and “us” and similar terms refer to Genesis HealthCare Corporation and all of our subsidiaries that are consolidated under accounting principles generally accepted in the United States (“GAAP”).  All references to “NCI” in this prospectus refer to NeighborCare, Inc., our parent prior to December 1, 2003, and all of its subsidiaries that are consolidated under GAAP.

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FORWARD-LOOKING STATEMENTS

          Statements made in this prospectus, and in our other public filings and releases, which are not historical facts, contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time.  These forward-looking statements may include, but are not limited to:

•	statements contained in “Risk Factors;”

•
statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to our unaudited condensed consolidated financial statements and our consolidated financial statements which are incorporated by reference to our most recent quarterly report on Form 10-Q and annual report on Form 10-K, respectively, such as expected results of operations; demographic trends and our ability to take advantage of such demographic trends; the expected impact of staffing and retention programs; our ability to meet our working capital requirements, debt service, and future cash needs; future earnings, capital expenditure, asset sales, debt and lease requirements; our potential extension of credit to our joint venture partners; the expected changes in and effects of government legislation and regulation on our business; estimates in our pro forma financial data and critical accounting policies, including the adequacy of our allowance for doubtful accounts, any anticipated impact of long-lived asset impairments and our ability to provide for outstanding losses and loss expenses for self-insured programs; the estimated impact of new accounting  pronouncements upon adoption; and the estimated amount of net operating loss carryforwards available to us;

•
statements contained in “Business” which are incorporated by reference to our most recent annual report on Form 10-K concerning contract renewals, government regulations and the Medicare and Medicaid programs, reimbursement for services provided, demographic trends, strategy, competitive strengths, corporate integrity programs, insurance coverage and insurance reserves, environmental matters and legal proceedings;

•
statements contained in “Quantitative and Qualitative Disclosures about Market Risk” which are incorporated by reference to our most recent quarterly report on Form 10-Q and annual report on Form 10-K; and

•
statements regarding the effects of litigation contained in the notes to our unaudited condensed consolidated financial statements and our consolidated financial statements which are incorporated by reference to our most recent quarterly report on Form 10-Q and annual report on Form 10-K, respectively, and in “Legal Proceedings” which are incorporated by reference to our most recent quarterly report on Form 10-Q and annual report on Form 10-K.

          The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control.  You are cautioned that these statements are not guarantees of future performance and that actual results and trends in the future may differ materially.

          Factors that could cause actual results to differ materially include, but are not limited to, the following, which are discussed more fully in “Risk Factors:”

•	changes in the reimbursement rates or methods of payment from Medicare and Medicaid, or the implementation of other measures to reduce the reimbursement for our services;

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•	the expiration of enactments providing for additional governmental funding;

•	the impact of federal and state regulations;

•	changes in case mix, payor mix and payment methodologies;

•	competition in our businesses;

•	the need for extensive capital expenditures in order to modernize and improve our physical infrastructure;

•	the capital intensive nature of our inpatient services segment;

•	an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance;

•	competition for, and availability of, qualified staff in the healthcare industry, and risks of potential labor strikes;

•	our ability to control operating costs and generate sufficient cash flow to meet operational and financial requirements;

•	our ability, and the ability of our subsidiary guarantors, to fulfill debt obligations;

•	our covenants and restrictions contained in financing agreements which limit our discretion in the operation of our business;

•	the economic condition of or changes in the laws affecting our business in those markets in which we operate;

•	the impact of acquisitions, and our ability to integrate acquired businesses, on our operations and finances;

•	our ability to quantify and realize tax benefits relating to our estimated net operating loss carryforwards;

•	our ability to ensure and maintain an effective system of internal control over financial reporting;

•	the impact of implementing new information systems;

•	our charter documents and the Pennsylvania Business Corporation Law of 1988, as amended, which could delay or prevent a change of control;

•	the difficulty in evaluating certain of our financial information due to the spin-off;

•	the ability to engage successfully in acquisitions or other strategic transactions;

•	federal income tax liabilities and indemnification obligations related to the spin-off;

•	potential conflicts of interest as a result of continuing relationships with NCI;

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•	the ability of NCI, as our single largest supplier of pharmaceutical products and services, to act as a stand-alone entity;

•	our ability to repurchase the debentures or pay the amounts due upon conversion of the debentures;

•	the absence of an active trading market for the debentures or the impact of the market price of our common stock on the market price of the debentures; and

•	acts of God or public authorities, war, civil unrest, terrorism, fire, floods, earthquakes and other matters beyond our control.

          In addition to these factors and any risks and uncertainties specifically identified in the text surrounding forward-looking statements, any statements in this prospectus or the reports and other documents filed by us with the SEC that warn of risks or uncertainties associated with future results, events or circumstances also identify factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

          We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable securities law.

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WHERE YOU CAN FIND MORE INFORMATION

          We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and other reports with the Securities and Exchange Commission (the “SEC”).  We are also subject to the proxy solicitation requirements of the Exchange Act.

          You may read and copy all or any portion of any reports, statements or other information we file at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.  You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings, including the registration statement on Form S-3 of which this prospectus is a part, are also available to you on the SEC’s website at www.sec.gov.  Our SEC filings and other information about us may also be obtained from our website at www.genesishcc.com, although information on our website does not constitute a part of this prospectus.

          We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed with the SEC.  The information incorporated by reference is deemed to be part of this prospectus.  See “Incorporation of Certain Documents by Reference.”  You should only rely on the information contained in this prospectus and incorporated by reference in it.  We have not authorized anyone to provide you with any additional information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          We incorporate by reference the documents listed below that we have filed with the SEC and any filings that we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the SEC on December 14, 2004;

•	Our Proxy Statement for our 2005 Annual Meeting of Shareholders, filed with the SEC on January 21, 2005;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, filed with the SEC on February 9, 2005;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 10, 2005;

•
Our Current Reports on Form 8-K filed with the SEC on November 22, 2004 (pursuant to Item 1.01), November 23, 2004 (pursuant to Item 5.02), March 2, 2005 (pursuant to Items 1.01, 2.03 and 3.02) and June 14, 2005 (pursuant to Item 1.01);

•	The description of our capital stock contained in Amendment No. 2 to our Registration Statement on Form 10, filed with the SEC on November 14, 2003; and

•	The description of our preferred share purchase rights contained in our registration statement on Form 8-A, filed with the SEC on November 18, 2003.

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          Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

          The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference.

          We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus.  Requests should be directed to:

Genesis HealthCare Corporation
101 East State Street
Kennett Square, Pennsylvania 19348
Attention: Investor Relations
Telephone: (610) 925-2000

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SUMMARY

          This summary highlights selected information regarding GHC.  This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the debentures.  For a more complete understanding of our company, we encourage you to read this entire document, including “Risk Factors,” the financial information included in or incorporated by reference into this prospectus and the other documents incorporated by reference into this prospectus.

Our Business

          We are one of the largest providers of healthcare and support services to the elderly in the United States.  Within our network of geographically concentrated facilities, we offer services focusing on the primary medical, physical and behavioral issues facing the medically complex elderly population.  We are focused on qualitative and quantitative clinical performance measures in order to enhance and continuously improve the care provided in our facilities.  Through our physicians, nurses, therapists and other members of our interdisciplinary medical care team, we apply a comprehensive approach to the complex needs facing the elderly, which we believe has resulted in our above industry median occupancy levels and an enhanced quality payor mix.  For the six months ended March 31, 2005, the average occupancy level in our inpatient facilities was approximately 90%, and approximately 47% of our net inpatient services revenues was from Medicare, private pay and other non-Medicaid patients.

          Our business comprises two primary business segments: inpatient services and rehabilitation therapy services.  These segments are supported by complementary service capabilities.

          For the six months ended March 31, 2005, approximately 89% of our net revenues was generated through inpatient services.  Our inpatient services are offered through a network of skilled nursing and assisted living centers primarily located in the eastern United States.  As of March 31, 2005, approximately 79% of our eldercare center beds and 81% of our net inpatient services revenues were concentrated in Pennsylvania, New Jersey, Maryland, Massachusetts and West Virginia.  As of March 31, 2005, we owned, leased, managed or jointly owned 214 eldercare facilities, consisting of 178 skilled nursing facilities, 23 assisted living facilities and 13 transitional care units collectively having 26,304 beds.

          Our rehabilitation therapy services business, which represented approximately 8% of our net revenues as of March 31, 2005, provides an extensive range of rehabilitation therapy services to the elderly, including speech pathology, physical therapy and occupational therapy in our eldercare regional market concentrations.  These services are provided by approximately 4,400 licensed rehabilitation therapists and assistants employed or contracted by us at substantially all of the eldercare centers we operate, as well as by contract to healthcare facilities operated by others and through our 13 certified outpatient rehabilitation agencies.  For the six months ended March 31, 2005, approximately 62% of our rehabilitation therapy services revenue was generated under contracts with unrelated third parties.

Separation from NCI

          Prior to December 1, 2003, we were a part of NCI.  On December 1, 2003, NCI completed the distribution (the “spin-off”) of our common stock.  The spin-off was effected by way of a pro rata tax-free distribution of our common stock to holders of NCI’s common stock on December 1, 2003 at a rate of 0.5 shares of our stock for each share of NCI stock owned as of October 15, 2003.  NCI received a private letter ruling from the Internal Revenue Service to the effect that, for United States federal income tax purposes, the distribution of our stock qualified as tax-free for our shareholders and NCI shareholders,

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with the exception of cash received for fractional shares.  Our common stock began trading publicly on the Nasdaq National Market System on December 2, 2003 under the symbol “GHCI.”

          Our principal executive offices are located at Genesis HealthCare Corporation, 101 East State Street, Kennett Square, Pennsylvania 19348, and our telephone number is (610) 444-6350.  We maintain a website at www.genesishcc.com; however, the information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated by reference into this prospectus when making a decision as to whether or not to invest in the debentures and the common stock, if any, issuable upon conversion of the debentures.

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The Debentures

          The summary below describes the principal terms of the debentures.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  The “Description of the Debentures” section of this prospectus contains a more detailed description of the terms and conditions of the debentures.

Issuer	Genesis HealthCare Corporation, a Pennsylvania corporation.

Securities Offered	$180,000,000 principal amount of 2.5% Convertible Senior Subordinated Debentures due 2025.

Maturity Date	March 15, 2025.

Interest	2.5% per annum on the principal amount, accruing from March 2, 2005, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning September 15, 2005.

Ranking
The debentures are our unsecured senior subordinated obligations and the payment of the principal of and interest on the debentures will be subordinated in right of payment to the prior payment in full in cash of our existing and future senior indebtedness, including obligations under our amended and restated senior credit agreement.  During the guarantee period (as described below), the debentures will also rank equally in express right of payment with our existing and future senior subordinated indebtedness, including our outstanding 8% senior subordinated notes due 2013.  In addition, the debentures rank senior to any of our existing and future subordinated indebtedness.  The debentures rank junior to our secured indebtedness, including our obligations under our amended and restated senior credit agreement, to the extent of the underlying collateral.

As of March 31, 2005, we and our subsidiaries had (i) approximately $42.4 million of outstanding senior indebtedness and (ii) other liabilities, including trade payables, to which the  debentures are subordinated.  After the guarantee period (as defined below), the debentures will also be effectively subordinated to all indebtedness of our subsidiaries, including their trade payables.  As of June 1, 2005, we had approximately $154.2 million of outstanding senior subordinated indebtedness, with which the debentures rank pari passu during the guarantee period.

Guarantees
During the period beginning on the date of issuance of the debentures to, but not including, March 20, 2012 or the release of the guarantors, to which we refer as the “guarantee period,” the debentures will be guaranteed, jointly and severally on an unsecured senior subordinated basis, by substantially all of our direct and indirect, existing and future, domestic restricted

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subsidiaries.  These subsidiaries also guarantee all of our obligations under our 8% senior subordinated notes due 2013 and all of our obligations under our amended and restated senior credit agreement.  If, during the guarantee period, one of our subsidiaries which does not guarantee the debentures becomes a guarantor of our 8% senior subordinated notes due 2013, that subsidiary will also be required to guarantee the debentures on an unsecured senior subordinated basis.  In addition, if during the guarantee period, any of our subsidiaries ceases to be a guarantor under our 8% senior subordinated notes due 2013, such subsidiary will be released from its guarantee of the debentures.  All of the guarantees of the debentures will be released at such time as all of our 8% senior subordinated notes due 2013 are no longer outstanding.  However, if during the guarantee period we issue any other senior subordinated indebtedness or subordinated indebtedness and such senior subordinated indebtedness or subordinated indebtedness is guaranteed by one or more of our subsidiaries, such subsidiaries will also be required to guarantee the debentures on an unsecured senior subordinated basis.

Beginning on March 20, 2012 or the release of the guarantors and continuing thereafter, the debentures will no longer be guaranteed by any of our subsidiaries.  Accordingly, after March 20, 2012 or the release of the guarantors, the debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries as well as their guarantees of the 8% senior subordinated notes due 2013.  See “Description of the Debentures — Guarantees.”

Our obligations under our amended and restated senior credit agreement are secured by substantially all of our and the subsidiary guarantors’ assets.  The obligations of each subsidiary guarantor under its subsidiary guarantee are subordinated in right of payment to the prior payment in full of all senior indebtedness of such subsidiary guarantor to substantially the same extent as the debentures are subordinated to all of our existing and future senior indebtedness.

Conversion
You may convert the debentures into the consideration described below opposite the caption “Payment Upon Conversion” at an initial conversion rate equivalent to 18.4493 shares of common stock per $1,000 principal amount of debentures (representing an initial conversion price of approximately $54.20), subject to adjustment, prior to the close of business on the business day immediately preceding the final maturity date only under the following circumstances:

	•	during any fiscal quarter commencing after June 30, 2005, and only during such fiscal quarter, if the closing price of our common stock exceeds 130% of the

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conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the preceding fiscal quarter; or

•
during the five business days after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of debentures for each day of such measurement period was less than 95% of the product of the closing price of our common stock and the applicable conversion rate; provided, however, you may not convert your debentures in reliance on this provision if on any day during such measurement period the closing price of our common stock was between 100% and 130% of the then current conversion price of the debentures; or

	•	if the debentures have been called for redemption; or

	•	upon the occurrence of specified corporate transactions described under “Description of the Debentures — Conversion of the Debentures — Conversion Upon Specified Corporation Transactions;” or

	•	upon the occurrence of certain designated events described under “Description of the Debentures — Conversion of the Debentures — Conversion Upon Certain Designated Events.”

If you convert your debentures in connection with certain designated events that occur on or prior to March 20, 2010, as described below opposite the caption “Make Whole Premium Upon a Designated Event,” you will also receive a make whole premium on the debentures you convert.

Our ability to pay the principal return in cash is subject to the limitations imposed by our amended and restated senior credit agreement and by any limitations we may have in any other credit agreements or indebtedness that we may incur in the future.

Payment Upon Conversion
Subject to certain exceptions, upon conversion, holders may initially convert any outstanding debentures into cash and shares of our common stock at a conversion rate equivalent to 18.4493 shares of common stock per $1,000 principal amount of debentures, subject to adjustment as described below.  Subject to certain exceptions, once debentures are tendered for conversion, the value (the “conversion value”) of the cash and shares of our common stock, if any, to be received by a holder converting $1,000 principal amount of the debentures will be determined by multiplying the applicable conversion rate by the ten trading day average closing price of our common stock beginning on the second trading day immediately following the

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day on which the debentures are submitted for conversion.  We will deliver the conversion value to holders as follows: (1) an amount in cash (the “principal return”) equal to the lesser of (a) the aggregate conversion value of the debentures to be converted and (b) the aggregate principal amount of the debentures to be converted, (2) if the aggregate conversion value of the debentures to be converted is greater than the principal return, an amount in whole shares (the “net shares”), determined as set forth below, equal to such aggregate conversion value less the principal return (the “net share amount”), and (3) an amount in cash in lieu of any fractional shares of common stock.  We will pay the principal return and cash in lieu of fractional shares and deliver the net shares, if any, as promptly as practicable after determination of the net share amount, but in no event later than three business days thereafter.  The number of net shares to be paid will be determined by dividing the net share amount by the ten trading day average closing price of our common stock beginning on the second trading day immediately following the day on which the debentures are submitted for conversion.

Sinking Fund	None.

Optional Redemption
We may not redeem any debentures before March 20, 2010.  From March 20, 2010 to, but excluding, March 15, 2012, we may redeem some or all of the debentures at any time or from time to time if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give our redemption notice exceeds 130% of the conversion price of the debentures, subject to adjustment in a number of circumstances as described under “Description of the Debentures — Conversion of Debentures — Conversion Rate Adjustments.”  Beginning on March 15, 2012, we may redeem some or all of the debentures at any time or from time to time, without regard to the closing price of our common stock.

We will give not less than 30 nor more than 60 days notice of any redemption.  Upon any redemption, we will pay a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, including additional amounts, if any, up to, but excluding, the redemption date.

Repurchase at the Option of the Holder
You may require us to repurchase all or any portion of the debentures for cash on March 15, 2012, March 15, 2015 and March 15, 2020, at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, including additional amounts, if any, to, but excluding the repurchase date.  See “Description of the Debentures — Repurchase at Option of the Holder.”

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Our ability to repurchase your debentures for cash as described above is subject to the limitations imposed by our amended and restated senior credit agreement and by any limitations we may have in any other credit agreements or indebtedness that we may incur in the future.

Repurchase Upon a Designated Event
If a designated event (as described under “Description of the Debentures —  Repurchase at Option of the Holder Upon a Designated Event”) occurs prior to maturity, you may require us to repurchase all or part of your debentures for cash at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, including additional amounts, if any.

Our ability to repurchase your debentures for cash upon the occurrence of a designated event as described above is subject to the limitations imposed by our amended and restated senior credit agreement and by any limitations we may have in any other credit agreements or indebtedness that we may incur in the future.

Make Whole Premium Upon a Designated Event
If certain designated events (as described under “Description of the Debentures — Conversion of the Debentures — Conversion Upon Certain Designated Events”) occur on or prior to March 20, 2010, we will provide for a make whole premium on debentures converted in connection with any such designated event (if applicable) by increasing, for the time period described herein, the conversion rate by a number of additional shares.

The amount of additional shares, if any, will be determined based on the price paid per share of our common stock in the transaction constituting such designated event and the effective date (as such terms are defined under “Description of the Debentures — Determination of the Make Whole Premium”) for such designated event.  However, if such transaction constitutes a public acquirer change of control, in lieu of increasing the conversion rate, we may elect to adjust our conversion obligation as described under “Description of the Debentures — Determination of the Make Whole Premium — Conversion after a Public Acquirer Change of Control.”

Use of Proceeds	We will not receive any proceeds from the sale by the selling securityholders of the debentures or the common stock issuable upon conversion thereof, if any. See “Use of Proceeds.”

Events of Default	If an event of default on the debentures has occurred and is

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continuing, the principal amount of the debentures, plus any accrued and unpaid interest, including additional amounts, if any, may be declared immediately due and payable.  These amounts automatically become due and payable upon certain events of default.  See “Description of the Debentures — Events of Default; Notice and Waiver.”

Registration Rights
We and the subsidiary guarantors have agreed to use our commercially reasonable efforts to keep the shelf registration statement, of which this prospectus forms a part, effective until the earliest of the following:

	•	The date when all registrable securities have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

	•	The date when all registrable securities may be resold without restriction pursuant to Rule 144(k) under the Securities Act; or

	•	The date when all registrable securities have been converted or otherwise cease to be outstanding.

We will be required to pay additional amounts if we fail to keep the shelf registration statement effective during the specified time periods.  See “Description of the Debentures — Form, Denomination and Registration — Registration Rights of the Debenture Holders.”  If you convert debentures on any date when we are required to pay additional amounts, you will not be entitled to the additional amounts on the common stock that you receive but your applicable conversion rate will instead be increased.

Listing and Trading
The debentures we issued in the initial private placement trade on The PORTAL Market.(SM)  The debentures sold using this prospectus, however, will no longer be eligible for trading on The PORTAL Market.(SM)  The debentures are not listed, and we do not intend to apply for listing of the debentures, on any securities exchange or for inclusion of the debentures in any automated quotation system.  Our common stock is listed on the Nasdaq National Market under the symbol “GHCI.”

          For a more complete description of the terms of the debentures, see “Description of the Debentures.”  For a more complete description of our common stock, see “Description of Capital Stock.”

Risk Factors

          You should carefully consider all of the information contained or incorporated by reference in this prospectus prior to investing in the debentures.  In particular, we urge you to carefully consider the information under “Risk Factors,” beginning on page 9 of this prospectus, so that you understand the risks associated with an investment in our company and the debentures.

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RISK FACTORS

          An investment in the debentures represents a high degree of risk.  There are a number of factors associated with our business, including those specified below, which could affect your decision whether to invest in the debentures or the common stock issuable upon conversion of the debentures.  The following discussion describes the material risks currently known to us.  You should carefully consider the risks described below together with the other information contained in, or incorporated by reference into, this prospectus before making a decision to invest in the debentures.

Risks Related to Our Business

Healthcare-related legislation has significantly impacted our business, and future legislation and regulations may negatively affect our financial condition and results of operations.

          Our inpatient services business currently receives approximately 82% of its revenues from Medicare and Medicaid.  The healthcare industry is experiencing a strong trend toward cost containment, as the government seeks to impose lower reimbursement and resource utilization group rates, limit the scope of covered services and negotiate reduced payment schedules with providers.  These cost containment measures generally have resulted in a reduced rate of growth in the reimbursement for the services that we provide relative to the increase in our cost to provide such services.  Prior reductions in governmental reimbursement rates contributed to our predecessor company’s subsidiaries’ bankruptcy filings under Chapter 11 of the United States Code on June 22, 2000.  Additional reductions in reimbursement rates for our services may further negatively impact us, including our ability to satisfy working capital needs.

          Changes to Medicare and Medicaid reimbursement programs have limited, and are expected to continue to limit, payment increases under these programs.  Also, the timing of payments made under the Medicare and Medicaid programs is subject to regulatory action and governmental budgetary constraints resulting in a risk that the time period between submission of claims and payment could increase.  Further, within the statutory framework of the Medicare and Medicaid programs, a substantial number of areas are subject to administrative rulings and interpretations which may further affect payments.  In addition, the federal government did not extend for fiscal year 2005 temporary funding increases for state Medicaid programs and federal and state governments may reduce the funds available under those programs in the future or require more stringent utilization and quality reviews of eldercare centers or other providers.

Our revenues could be impacted by changes to the Medicare program.

          In November 1999, the Balanced Budget Refinement Act was passed in Congress.  This enactment provided relief for certain reductions in Medicare reimbursement caused by the Balanced Budget Act.  For covered skilled nursing facility services furnished on or after April 1, 2000, the Medicare per diem rate was increased by 20% for 15 resource utilization group payment categories, which we refer to as “payment add-ons.”

          The proposed federal budget that was released in February 2005 contains provisions to cut Medicare funding for skilled nursing facilities by more than an estimated $1.5 billion for fiscal year 2006 by issuing regulations implementing refinements to the current resource utilization group classification payment system. We refer to the anticipated refinement to the resource utilization group classification system as “RUGs refinement.”  On May 13, 2005, the Centers for Medicare and Medicaid Services, or CMS, published a notice of proposed rules providing for certain RUG refinements. The proposed rules establish nine new payment classifications, alter the case-mix weights for the remaining 44 RUG payment

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categories, adjust upward the nursing component of each reimbursement schedule, and propose a full annual market basket payment adjustment.  If the proposed rules are adopted, the payment add-ons described above will be eliminated effective December 31, 2005.  The regulatory impact analysis published as part of the rule-making indicates that the aggregate impact of the proposed rules on skilled nursing facilities will not appreciably change skilled nursing facility outlays between fiscal year 2005 and fiscal year 2006.  This analysis affirms that the major reduction referenced in the proposed federal fiscal year 2006 budget has been substantially modified.  Preliminary data calculations by provider technical experts analyzing the proposed rules suggest that the aggregate fiscal impact for freestanding skilled nursing facilities will be negative, not neutral, but that the aggregate impact will be less than proposed in the proposed federal budget.  Efforts are underway to secure additional data from CMS to better understand how the findings were calculated in order to replicate and analyze them.  Efforts are also underway to understand which changes in the proposed rules explain the rate changes and to prepare detailed comments to CMS in an effort to influence the final rules. CMS will accept comments on the proposed rules through July 13, 2005.  CMS has indicated that final rules will be forthcoming by August 1, 2005.  Although we are unable to predict with certainty the extent of the impact of RUGs refinement on our financial condition and operating results, we believe it could result in a significant reduction in our EBITDA and net income.

          The Medicare Prescription Drug, Improvement and Modernization Act of 2003, referred to as the Medicare Modernization Act or the MMA, will have an impact on institutional pharmacy services.  The law constitutes a significant overhaul of the Medicare system, including provisions to provide subsidies to insurers and managed care organizations, and establishes mechanisms to allow private healthcare coverage plans to compete with Medicare initially on a pilot basis.

          The MMA suspended application of the $1,500 payment caps (therapy caps) on Medicare Part B rehabilitation through December 31, 2005.  The therapy caps in place effective September 1, 2003 imposed payment limits to services provided by independent therapists as well as to those provided by outpatient rehabilitation facilities and other forms of rehabilitation agencies.  The new law also assures at least a positive 1.5% increase in the physician and non-physician fee schedule that applies to therapy services through calendar year 2005.  No assurances can be made or given that Congress will extend the moratorium on application of the therapy caps beyond calendar year 2005.  As mandated by the law, the General Accounting Office is conducting a study of alternatives to the therapy caps.  We are unable to predict the impact an implementation of therapy caps would have on our financial condition and operating results, but believe it could result in a reduction of our EBITDA and net income.

          Effective January 1, 2006, under the MMA, Medicaid coverage of prescription drugs for Medicare beneficiaries who are also eligible for Medicaid will be shifted to the Medicare program.  These residents are referred to as “dual eligibles.”  This change could affect a significant percentage of residents in our nursing facilities.

          As a result of shifting prescription drug coverage from Medicaid to Medicare through such private plans, the MMA could affect the ability of long-term care pharmacies to provide pharmacy service to our residents.  CMS announced final regulations relating to the MMA on January 21, 2005, and provided specific sub-regulatory guidance for long-term care on March 16, 2005.  The final regulations specifically require the new prescription drug plans and Medicare Advantage Plans that offer prescription drug coverage to provide convenient access to long-term care pharmacies and to offer standard contracts to all long-term care pharmacies within the plans’ service areas that meet performance standards to be specified by CMS.  Currently, under contract, NCI provides services required by federal law for residents of our facilities and are reimbursed primarily through the Medicaid program.  We do not yet know whether payment rates for the prescription drugs provided by these plans will be sufficient to cover the costs of the pharmacy needs of nursing home residents.  Thus, there is a risk that the implementation of

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the MMA may disrupt pharmacy services to our facilities.  Any such change or reduction in long-term care pharmacy services could create additional cost for us, reduce our ability to meet quality standards and disrupt service delivery to our residents.

          Moreover, the MMA covers most prescription drugs, insulin and certain insulin supplies, and approved vaccines.  However, certain drugs are excluded from coverage under the new Medicare benefit in Part D, including several drugs that are commonly prescribed for nursing home and other long-term care residents.  As a result, there is a risk that if these prescription drug costs are not reimbursed under Medicaid or through Medicare, we will need to bear the cost of these drugs.

          We have described only certain provisions of the Medicare Modernization Act applicable to our business.  There may be other provisions of the legislation that may impact our business by decreasing revenues or increasing operational expenses.  The impact of this legislation depends upon a variety of factors, including patient mix and the implementing regulations.  CMS continues to issue new regulations to implement the MMA, which we are in the process of reviewing.  However, because of the broad scope and phased-implementation of key provisions in the MMA, we are not in a position to assess fully its impact on our business.

          Changes in the skilled nursing facility Medicare payment rates could adversely impact the liquidity of our service related business customers, resulting in their inability to pay us, or to pay us in a timely manner for our products and services.  This factor, coupled with the adverse impact of skilled nursing facility rate changes to the liquidity of our inpatient services segment, could require us to borrow in order to fund our working capital needs, and in turn, cause us to become more highly leveraged.

          The proposed federal budget for 2006 also proposes to reduce by 30% the amount that Medicare reimburses skilled nursing facilities and other non-hospital providers for bad debts arising from uncollectible Medicare coinsurance and deductibles.  The proposal is to phase in the reduction over a three-year period at 10% per year.  Based on our current volume of Medicare bad debts, this proposed rule would respectively reduce our EBITDA and net income by $1.7 million and $1.0 million in the first year, respectively.  While final rules could be published at any time, the most recent CMS semi-annual regulatory schedule suggests this set of rules is delayed.  We cannot currently determine if, or when, this proposal will be implemented.

          It is not possible to quantify fully the effect of potential legislative changes, the interpretation or administration of such legislation or any other governmental initiatives on our business.  Accordingly, there can be no assurance that the impact of any future healthcare legislation or regulation will not further adversely affect our business.  There can be no assurance that payments under governmental and private third-party payor programs will be timely, will remain at levels similar to present levels or will, in the future, be sufficient to cover the costs allocable to residents eligible for reimbursement pursuant to such programs.  Our financial condition and results of operations are affected by the reimbursement process, which is complex and can result in delays between the time that revenue is recognized and the time that reimbursement amounts are settled.

Our revenues could be impacted by federal and state changes to Medicaid.

          Jointly financed by the federal and state governments, Medicaid is an essential part of the health coverage and financing system nationally and in every state.  Combined federal and states’ Medicaid outlays are projected to exceed $319.0 billion in calendar year 2005 and account for nearly 17% of total national healthcare expenditures.  Medicaid is the principal purchaser for approximately 52% of nursing home services purchased in the United States.  Rapidly increasing Medicaid spending combined with slow state revenue growth and competing budgetary requirements has led many states to institute

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measures aimed at controlling spending growth.  Historically, these budget pressures have translated into reductions in state Medicaid spending.  Given that Medicaid outlays are a significant component of state budgets, we expect continuing cost containment pressures on Medicaid outlays for skilled nursing facilities in the states in which we operate, which could result in Medicaid rate adjustments that are below the average inflationary increase in our operating costs.  States may be unable to continue to support financially growing Medicaid programs as currently structured.  There is no assurance that federal assistance with the funding of these programs will in fact result, or continue.

          Medicaid funding is set annually.  The Medicaid program is highly dependent upon levels of state and federal funding.  In 2003, Congress passed temporary relief to states providing a 2.9% increase in the federal Medicaid Assistance Percentage for five quarters estimated to provide states $10.0 billion in Medicaid relief.  That assistance terminated on June 30, 2004, however, reimbursement for inpatient nursing home services has been in line with our expectations for fiscal year 2005.  As discussed below, state budgets for fiscal year 2006 are still being developed in many jurisdictions.  Actions to date on state Medicaid budgets affirm that many states are adjusting state Medicaid spending downward to reflect the loss of the temporary federal assistance.

          Legislation enacted in 2000, entitled the Benefits Improvement and Protection Act, mandates a phase out of intergovernmental transfer transactions by states whereby states inflate the payments to certain public facilities to increase federal matching funds.  The reduced federal payments have adversely affected aggregate available funds, thereby requiring states to consider changes in their payment systems.  Among the alternative Medicaid funding approaches that states have explored are nursing home provider assessments as tools for leveraging increased Medicaid matching funds.  Such initiatives are authorized under federal law, subject to review and approval by CMS.

          We operate in several of the states that have experienced a contraction of federal matching funds.  As an alternative, a number of states have enacted state legislation authorizing a provider assessment.  Under current law, if such assessments meet specific regulatory tests, they are eligible for federal matching funds.  Before such plans can be implemented, they must be reviewed and approved by CMS, the federal agency responsible for Medicaid.  Recent developments suggest that CMS is attempting to negotiate with states on the specific provisions of state plans.  Thus, it is unclear whether successful efforts to secure state legislative and regulatory approvals of provider assessments will necessarily lead to CMS approvals.  It is unclear whether the delayed implementation might cause states to abandon provider assessment initiatives and/or to seek alternative ways to secure budget projections.

          Nursing home provider assessments have been implemented in seven states where we operate (Massachusetts, West Virginia, Rhode Island, North Carolina, New Hampshire, Pennsylvania and New Jersey).  Legislation is currently pending in the Connecticut General Assembly, supported by the Governor of Connecticut, to implement a provider assessment.  If passed, the state will need to secure CMS’ approval before implementing its program.  If enacted, the Connecticut provider assessment is expected to have a positive impact on our revenues and net income.  In the fourth quarter of fiscal 2004, we recognized $10.7 million of revenue and $2.1 million of EBITDA for the New Hampshire provider assessment for the period May 1, 2003 through September 30, 2004.  In January 2005, CMS approved the Pennsylvania provider assessment.  The Pennsylvania provider assessment, which is retroactive to July 1, 2003 and will expire on June 30, 2007, was recognized cumulatively in the quarter ended March 31, 2005.  Recognition of the Pennsylvania provider assessment resulted in increased revenue and net income of $42.0 million and $3.7 million, respectively in the quarter ended March 31, 2005, of which $30.9 million of revenue and $3.3 million of net income relates to periods prior to the current fiscal year.  In February 2005, CMS approved the New Jersey provider assessment.  The New Jersey provider assessment, which is retroactive to July 1, 2004 and will expire on June 30, 2006, was recognized cumulatively in the quarter ended March 31, 2005.  Recognition of the New Jersey provider assessment

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resulted in increased revenue and net income of $12.8 million and $1.8 million, respectively in the quarter ended March 31, 2005, of which $4.3 million of revenue and $0.6 million of net income relates to periods prior to the current fiscal year.

          Fiscal year 2006 state budgets are still being developed in a number of states.  In eight of the states served by us (Maryland, Massachusetts, New Hampshire, New Jersey, Pennsylvania, Rhode Island, Vermont and West Virginia), state governors have proposed reducing Medicaid nursing home outlays.  Thus far, advocacy efforts have been successful in modifying the final actions in those states that have completed budget considerations.  Efforts are continuing to influence the outcomes in those states where budgets are still in development.  It is impossible to predict the final outcome of these state budget considerations or whether the state budgets will be completed in a timely manner.

          With the 1997 repeal of the Boren Amendment, which governed federal payment standards for Medicaid payments to skilled nursing facilities, there can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to skilled nursing facilities or that payments to skilled nursing facilities will be made on a timely basis.

          The proposed federal fiscal year 2006 budget included proposed reform of the Medicaid program to slow projected Medicaid expenditure growth over 10 years by $60.0 billion, including a provision that would reduce the maximum amount of provider taxes that a state may impose on providers for purposes of qualifying for federal matching funds from 6% of a state’s Medicaid outlay to 3%.  Congress, during consideration of its first fiscal year 2006 congressional budget resolution, scaled back the proposed Medicaid reductions.  The final enactment is a compromise establishing a Medicaid Commission authorized to make specific policy recommendations, while agreeing to defer Medicaid cuts during fiscal year 2006, and providing reconciliation instructions to Congress to make $10.0 billion in Medicaid reductions during fiscal years 2007 to 2011.  The final resolution directed legislative committees to complete legislation, while finalizing the proposed changes by mid-September 2005.  No determination can be made as to the ultimate outcome of this budget proposal or the future of provider tax plan provisions.  We cannot predict the impact that such decrease, if any, in spending by the federal government will have on our financial condition and results of operations.

We conduct business in a heavily regulated industry, and changes in regulations and violations of regulations may result in increased costs or sanctions, including loss of licensure and decertification.

          Our business is subject to extensive federal, state and, in some cases, local regulation with respect to, among other things, participation in the Medicare and Medicaid programs, licensure and certification of eldercare centers, and reimbursement.  For our eldercare centers, these regulations relate, among other things, to the adequacy of physical plant and equipment, qualifications of personnel, standards of care, government reimbursement and operational requirements.  Compliance with these regulatory requirements, as interpreted and amended from time to time, can increase operating costs and thereby adversely affect the financial viability of our business.  Because these regulations are amended from time to time and are subject to interpretation, we cannot predict when and to what extent liability may arise.  Failure to comply with current or future regulatory requirements could also result in the imposition of various remedies including (with respect to inpatient care) fines, restrictions on admission, denial of payment for all or new admissions, the revocation of licensure, decertification, imposition of temporary management or the closure of a facility or site of service.

          We are subject to periodic audits by the Medicare and Medicaid programs, which have various rights and remedies against us if they assert that we have overcharged the programs or failed to comply with program requirements.  Rights and remedies available to these programs include repayment of any amounts alleged to be overpayments or in violation of program requirements, or making deductions from

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future amounts due to us.  These programs may also impose fines, criminal penalties or program exclusions.  Other third-party payor sources also reserve rights to conduct audits and make monetary adjustments in connection with or exclusive of audit activities.

          In the ordinary course of our business, and in response to regulatory inquiries, investigations and audits by federal and state agencies, our centers periodically receive statements of deficiencies regarding our Medicare and Medicaid requirements for participation.  In response, the nursing center implements a plan of correction.  This plan must be acceptable to the regulatory agency.  Often, the agency conducts a re-survey to confirm regulatory compliance.  In the event that these deficiencies are deemed significant and/or are repeat deficiencies, the regulatory agency may impose remedies.

          These actions may adversely affect a provider’s ability to continue to operate, the ability to provide certain services and/or eligibility to participate in the Medicare or Medicaid programs or to receive payments from other payors.  Certain of our centers have received notices that, as a result of alleged deficiencies, federal and/or state agencies were taking steps to impose remedies.  Additionally, actions taken against one center or service site may subject other centers or service sites under common control or ownership to adverse remedies.

          We are also subject to federal and state laws that govern financial and other arrangements between healthcare providers.  These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce the referral of patients to a particular provider for medical products and services.  Possible sanctions for violation of any of these restrictions or prohibitions include loss of eligibility to participate in reimbursement programs and/or civil and criminal penalties.  Furthermore, some states restrict certain business relationships between physicians and other providers of healthcare services.  Many states prohibit business corporations from providing, or holding themselves out as providers of, medical care.  From time to time, we may seek guidance as to the interpretation of these laws; however, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with our practices.

          In recent years it has become more difficult for nursing facilities to maintain licensure and certification.  We have experienced and expect to continue to experience increased costs in connection with maintaining our licenses and certifications as well as increased enforcement actions.  Failure to provide quality resident care may result in civil and/or criminal fines and penalties.

          The operation of our eldercare centers is subject to federal and state laws prohibiting fraud by healthcare providers, including criminal provisions, which prohibit filing false claims or making false statements to receive payment or certification under Medicare or Medicaid, or failing to refund overpayments or improper payments.  Violation of these criminal provisions is a felony punishable by imprisonment and/or fines.  We may be subject to fines and treble damage claims if we violate the civil provisions that prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment.

          State and federal governments are devoting increased attention and resources to anti-fraud initiatives against healthcare providers.  The Health Insurance Portability and Accountability Act of 1996, or HIPAA, and the Balanced Budget Act expanded the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicaid program.  While we believe that our business practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to change and interpretation.  Investigations of alleged fraud could have an adverse effect on our financial position, results of operations and cash flows.

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          We face additional federal requirements that mandate major changes in the transmission and retention of health information.  HIPAA was enacted to ensure, first, that employees can retain and at times transfer their health insurance when they change jobs, and second, to simplify healthcare administrative processes.  This simplification includes expanded protection of the privacy and security of personal medical data and requires the adoption of standards for the exchange of electronic health information.  Among the standards that the Department of Health and Human Services, or DHHS, has or may adopt pursuant to HIPAA are standards for the following:  electronic transactions and code sets, unique identifiers for providers, employers, health plans and individuals, security and electronic signatures, privacy and enforcement.  The security rules of HIPAA went into effect on April 20, 2005.  Further, on April 18, 2005, the Department of Health and Human Services, or DHHS, published its Proposed Rule on Enforcement of the HIPAA Administrative Simplification provisions, including the transaction standards, the security standards and the privacy rule.  This proposed enforcement rule addresses, among other issues, DHHS’s policies for determining violations and calculating civil money penalties, how DHHS will address the statutory limitations on the imposition of civil money penalties, and various procedural issues. At this time, we believe we are in substantial compliance with the HIPAA requirements that are currently in effect, and we continue to make good faith efforts to address compliance.  Although HIPAA was ultimately intended to reduce administrative expenses and burdens faced within the healthcare industry, we believe that implementation of this law will result in additional costs.  Failure to comply with HIPAA could result in fines and penalties that could have a material adverse effect on us.

State laws and regulations could affect our ability to grow.

          Several states in which we operate our business have adopted certificate of need or similar laws that generally require that a state agency approve certain acquisitions and determine the need for certain bed additions, new services and capital expenditures or other changes prior to the acquisition or addition of beds or services, the implementation of other changes or the expenditure of capital.  State approvals are generally issued for a specified maximum expenditure and require implementation of the proposal within a specified period of time.  Failure to obtain the necessary state approval can result in the inability to provide the service, to operate the centers, to complete the acquisition, addition or other change, and can also result in the imposition of sanctions or adverse action on the center’s license and adverse reimbursement action.  There can be no assurance that we will be able to obtain state approval for all future projects requiring such approval or that such approvals will be timely.

Possible changes in the case mix of patients as well as payor mix and payment methodologies may significantly affect our profitability.

          The sources and amounts of our patient revenues will be determined by a number of factors, including licensed bed capacity and occupancy rates of our centers, the mix of patients and the rates of reimbursement among payors.  Likewise, therapy services provided by our rehabilitation therapy services business will vary based upon payor and payment methodologies.  Changes in the case mix of the patients as well as payor mix among private pay, Medicare and Medicaid will significantly affect our profitability.  Particularly, any significant increase in our Medicaid population could have a material adverse effect on our financial position, results of operations and cash flow, especially if states operating these programs continue to limit, or more aggressively seek limits on, reimbursement rates.

We face intense competition in our business.

          The healthcare industry is highly competitive.  We compete with a variety of other organizations in providing eldercare services, many of which have greater financial and other resources and may be more established in their respective communities than we are.  Competing companies may offer newer or

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different centers or services than we do and may thereby attract patients or customers who are presently patients, customers or are otherwise receiving our services.

Our inpatient services segment is capital intensive, requiring us to continually direct financial resources to the maintenance and enhancement of our physical plant and equipment.

          As of March 31, 2005, we wholly owned or leased 158 skilled nursing and assisted living centers.  Our ability to maintain and enhance our physical plant and equipment in a suitable condition to meet regulatory standards, operate efficiently and remain competitive in our markets requires us to commit a substantial portion of our free cash flow to continued investment in our physical plant and equipment.  The average age of our centers is approximately 28 years.  Certain of our competitors may operate centers that are not as old as our centers, or may appear more modernized than our centers, and therefore may be more attractive to prospective customers.  We are undertaking a process to allocate more aggressively capital spending within our owned and leased centers in an effort to address issues that arise in connection with an aging physical plant.

          If factors, including factors indicated in these “Risk Factors” and other factors beyond our control, render us unable to direct the necessary financial and human resources to the maintenance, upgrade and modernization of our physical plant and equipment, our financial condition and results of operations could be adversely impacted.

An increase in insurance costs may adversely affect our operating cash flow, and we may be liable for losses not covered by or in excess of our insurance.

          An increasing trend in malpractice litigation claims, rising costs of eldercare malpractice litigation, losses associated with these malpractice lawsuits and a constriction of insurers have caused many insurance carriers to raise the cost of insurance premiums or refuse to write insurance policies for nursing homes.  Also, a tightening of the reinsurance market has affected property, auto and excess liability insurance carriers.  Accordingly, the costs of all insurance premiums have increased.

          This increase in insurance costs prompted us to exit our otherwise profitable operations in the State of Florida in fiscal 2003.  There is no assurance that liability exposure and the related costs of insurance will not migrate to other states.

          We carry property, workers’ compensation insurance, general and professional liability coverage on our behalf and on behalf of our subsidiaries in amounts deemed adequate by management.  However, there can be no assurance that any current or future claims will not exceed applicable insurance coverage.

          Growth in health insurance premiums in the market have risen 10% to 15% in recent years.  Our business is labor intensive, and therefore health insurance costs represent a significant expense for us.  In recent years, we have partially managed the increase in insurance premiums with changes in program offerings.  Continuing increases substantially in excess of inflation could have a negative impact on our profitability, as further shifts in responsibility for these cost increases to the employee may not be possible.

          In addition, we are self-insured for certain of our workers’ compensation insurance, general and professional liability coverage and health insurance provided to our employees.  Accordingly, we are liable for payments to be made under those plans.  To the extent claims are greater than estimated, they could adversely affect our financial condition, results of operations and cash flows.

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We could experience significant increases in our operating costs due to continued intense competition for qualified staff, minimum staffing laws in the healthcare industry and potential labor strikes.

          We and the healthcare industry continue to experience shortages in qualified professional clinical staff.  We compete with other healthcare providers and with non-healthcare providers for both professional and non-professional employees.  As the demand for these services continually exceeds the supply of available and qualified staff, we and our competitors have been forced to offer more attractive wage and benefit packages to these professionals and to utilize outside contractors for these services at premium rates.  Furthermore, the competitive arena for this shrinking labor market has created high turnover among clinical professional staff as many seek to take advantage of the supply of available positions, each offering new and more attractive wage and benefit packages.  In addition to the wage pressures inherent in this environment, the cost of training new employees amid the high turnover rates has increased pressure on our operating margins.  Lastly, increased attention to the quality of care provided in skilled nursing facilities has caused several states to mandate and other states to consider mandating minimum staffing laws that further increase the gap between demand for and supply of qualified individuals and lead to higher labor costs.  While we have been able to retain the services of an adequate number of qualified personnel to staff our facilities appropriately and maintain our standards of quality care, there can be no assurance that continued shortages will not in the future affect our ability to attract and maintain an adequate staff of qualified healthcare personnel.  A lack of qualified personnel at a facility could result in significant increases in labor costs and an increased reliance on expensive temporary professional staffing agencies at such facility or otherwise adversely affect operations at such facility.  Any of these developments could adversely affect our operating results.

          In addition, certain of our centers have certified unions that have entered into collective bargaining agreements.  If one or more of these centers experience a lock-out or strike it could create a disruption in our business and increase our operating costs.

If we are unable to control operating costs and generate sufficient cash flow to meet operational and financial requirements, including servicing our indebtedness, our business operations may be adversely affected.

          Cost containment and lower reimbursement levels relative to inflationary increases in cost by third-party payors, including federal and state governments, have had a significant impact on the healthcare industry as a whole and on our cash flows.  Our operating margins continue to be under pressure because of continuing regulatory requirements and scrutiny and growth in operating expenses, such as labor costs and insurance premiums.  In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to private patients is limited.

          Our ability to make payments on our existing and future debt and to pay our expenses will depend on our ability to generate cash in the future.  Our ability to generate cash is subject to various risks and uncertainties, including those disclosed in this section and prevailing economic, regulatory and other conditions beyond our control.

The agreements that govern our financing agreements contain various covenants that limit our discretion in the operation of our business.

          The agreements and instruments that govern our financing arrangements contain various restrictive covenants that, among other things, require us to comply with or maintain certain financial tests and ratios and restrict our ability to:

•	incur more debt;

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•	pay dividends, purchase company stock or make other distributions;

•	pay cash upon conversion of the debentures;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates;

•	make acquisitions;

•	merge or consolidate; and

•	transfer or sell assets.

          Our ability to comply with these covenants is subject to various risks and uncertainties.  In addition, events beyond our control could affect our ability to comply with and maintain the financial tests and ratios.  Any failure by us to comply with and maintain all applicable financial tests and ratios and to comply with all applicable covenants could result in an event of default with respect to, and the acceleration of the maturity of, and the termination of the commitments to make further extension of credit under, a substantial portion of our debt.  If we were unable to repay debt to our senior lenders, these lenders could proceed against the collateral securing that debt.  Even if we are able to comply with all applicable covenants, the restrictions on our ability to operate our business in our sole discretion could harm our business by, among other things, limiting our ability to take advantage of financing, mergers, acquisitions and other corporate opportunities.

A significant portion of our business is concentrated in certain markets and the respective economic conditions or changes in the laws affecting our business in those markets could have a material adverse effect on our operating results.

          As of March 31, 2005, we received approximately 81% of our inpatient services revenue from operations in Pennsylvania, New Jersey, Maryland, Massachusetts and West Virginia.  The economic condition of these markets could affect the ability of our patients and third-party payors to reimburse us for our services through a reduction of disposable household income or the ultimate reduction of the tax base used to generate state funding of their respective Medicaid programs.  An economic downturn, or changes in the laws affecting our business in these markets and in surrounding markets, could have a material adverse effect on our financial position, results of operations and cash flows.

Quantification and realization of the tax benefit relating to our net operating loss carryforward is subject to numerous risks.

          We estimate our net operating loss carryforward is approximately $144.0 million based on NCI’s consolidated federal tax return completed for the period ended September 30, 2004.  However, such net operating loss carryforward may further need to be adjusted based on the settlement of any federal tax audit of NCI’s tax years ending on or before that date which could materially reduce our estimated net operating loss carryforward.  The amount and timing of any realized tax benefit resulting from the utilization of the net operating loss carryforward is a function of future taxable income, multiple change of ownership limitations imposed by Section 382 of the Internal Revenue Code of 1986, as amended, contractual limitations imposed by the tax sharing agreement with NCI, and the term of the carryforward period.

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An inability to conclude at September 30, 2005 that our internal controls over financial reporting are effective in preventing and detecting material misstatements to our consolidated financial statements could have a material adverse effect on our business, financial condition and/or results of operations.

          As a result of the Sarbanes-Oxley Act of 2002, we are subject to new rules requiring our management to report, in our Annual Report on Form 10-K for the fiscal year ending September 30, 2005, on the effectiveness of our internal controls over financial reporting, and further requiring our independent auditor to attest similarly to such effectiveness.  Significant additional resources are required to establish and maintain appropriate controls and procedures and to prepare the required financial and other information during this process.  If we fail to have effective internal controls and procedures for financial reporting in place, we could be unable to provide timely and reliable financial information which could, in turn, have a material adverse effect on our business, financial condition and/or results of operations.

Implementation of new information systems could negatively affect us.

          We are in the process of implementing certain new information systems to enhance operating efficiencies and provide more effective management of our business.  Implementation of new systems carries risks such as project cost overruns and business interruptions.  If we experience a material business interruption as a result of the implementation of new information systems or are unable to obtain the projected benefits of new systems, it could adversely affect our business, results of operations, financial condition and cash flows.

We may make acquisitions that could subject us to a number of operating risks.

          Although our tax sharing agreement with NCI limits our ability to use our common stock for acquisitions and other similar strategic transactions, we anticipate that we may make acquisitions of, investments in, and strategic alliances with complementary businesses utilizing cash or debt financing to enable us to capitalize on our position in the geographic markets in which we operate and to expand our businesses geographically.  However, implementation of this strategy entails a number of risks, including:

•	inaccurate assessment of undisclosed liabilities;

•	diversion of management’s attention from our existing operations;

•	difficulties in assimilating the operations of an acquired business or in realizing projected revenue synergies, efficiencies and cost savings; and

•	increase in our indebtedness and a limitation on our ability to access additional capital when needed.

          Certain changes may be necessary to integrate the acquired businesses into our operations to assimilate new employees and to implement reporting, monitoring, compliance and forecasting policies and procedures.

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Risks Related to Establishing Our Company Independently from NCI

Portions of our historical financial information and our pro forma financial information may not be representative of our results as a separate company.

          Prior to our spin-off on December 1, 2003, our operations were conducted as part of the consolidated NCI entity and not as a stand-alone entity.  Accordingly, the financial information included or incorporated by reference in this prospectus as of dates prior to the spin-off may not reflect the results of operations, financial condition and cash flows that would have been achieved had our company been operated independently during such periods and as of such dates presented.

          Prior to December 1, 2003, costs related to our corporate functions, including legal support, treasury administration, insurance administration, human resource management, internal audit, corporate accounting and income tax administration, which are not directly and solely related to our operations, were allocated to us prior to the spin-off based upon various methodologies deemed reasonable by management.  Prior to December 1, 2003, certain assets and liabilities relating to our business were managed and controlled by NCI on a centralized basis.  Such assets and liabilities reflected in our financial statements as of dates prior to December 1, 2003 were also allocated to us based upon various methodologies deemed reasonable by management.  Although our management believes that the methods used to allocate and estimate such assets, liabilities and expenses are reasonable, there can be no assurance that such financial information is comparable to financial information for periods after the December 1, 2003 spin-off.

Our ability to engage in financings and acquisitions and other strategic transactions using our equity securities is subject to limitations because of the United States federal income tax requirements for a tax-free distribution.

          Current tax law generally creates a presumption that the spin-off would be taxable to NCI (but not to its shareholders) if we engage in, or enter into an agreement to engage in, a transaction that would result in a 50% or greater change (by vote or by value) in our stock ownership during the four-year period beginning on the date that begins two years before December 1, 2003, the distribution date, unless it is established that the transaction is not pursuant to a plan or series of transactions related to the spin-off.  Temporary Treasury regulations currently in effect generally provide that whether an acquisition transaction and a distribution are part of a plan is determined based on all of the facts and circumstances, including but not limited to those specific factors listed in the regulations.  In addition, the regulations provide several “safe harbors” for acquisition transactions that are not considered to be part of a plan.

          We entered into a tax sharing agreement with NCI which limits our ability to use our common stock for acquisitions and other similar strategic transactions.  We are also subject to several restrictions (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the spin-off.  Under the tax sharing agreement, we are required to indemnify NCI against taxes and related losses resulting from actions we take that cause the spin-off to fail to qualify as a tax-free transaction.  The amount of any such indemnification payment could be substantial.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Transactions and Events — Distribution Transactions” in our annual report on Form 10-K for the fiscal year ended September 30, 2004.  These restrictions may prevent us from entering into transactions which might be advantageous to us, such as issuing equity securities to satisfy our financing needs or acquiring businesses or assets by issuing equity securities.  Many of our competitors are not subject to similar restrictions and therefore, may have a competitive advantage over us.

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We may be responsible for federal income tax liabilities that relate to the distribution of our common stock by NCI.

          NCI and we have made certain representations in connection with the private letter ruling NCI received from the Internal Revenue Service in connection with the spin-off and we have agreed to restrictions on certain future actions designed to preserve the tax-free status of the spin-off.

          If the spin-off were found to be taxable by reason of any act (or failure to act) described in certain covenants contained in the spin-off documents, any acquisition of our equity securities or assets, or any breach of any of our representations in the spin-off documents or in the private letter ruling request, the spin-off would be taxable to NCI and may be taxable to holders of NCI common stock who received shares of our common stock in the spin-off.  In such case, we would be required to indemnify NCI against any taxes and related losses.  The amount of any such indemnification payment could be substantial.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Transactions and Events — Distribution Transactions” in our annual report on Form 10-K for the fiscal year ended September 30, 2004.

We may be required to satisfy certain indemnification obligations to NCI, or may not be able to collect on indemnification rights from NCI.

          Under the terms of a separation and distribution agreement, we and NCI each agreed to indemnify each other from and after the distribution with respect to the indebtedness, liabilities and obligations that are retained by our respective companies.  These indemnification obligations could be significant, and we cannot presently determine the amount of indemnification obligations for which we will be liable or for which we will seek payment from NCI.  Our ability to satisfy these indemnities, if we are called upon to do so, will depend upon our future financial performance.  Similarly, NCI’s ability to satisfy any such obligations to us will depend on NCI’s future financial performance.  We cannot assure you that we will have the ability to satisfy any substantial indemnification obligations to NCI.  We also cannot assure you that if NCI is required to indemnify us for any substantial obligations, NCI will have the ability to satisfy those obligations.

We are subject to agreements, as amended, with NCI which were negotiated by representatives of each company prior to consummation of the spin-off and which are generally exclusive.

          In connection with the spin-off, we entered into the following agreements with NCI: a separation and distribution agreement, a tax sharing agreement (as amended), a transition services agreement (as amended) and an employee benefits agreement.  In addition, we also entered into the following agreements, which relate to the provision of products and services to us by NCI and its subsidiaries:  the Tidewater agreement with NCI’s subsidiary, Tidewater Healthcare Shared Services Group, Inc.; the CareCard agreement (as amended) with NCI’s subsidiary, CareCard, Inc.; and the durable medical equipment agreement and pharmacy services agreement (as amended) with NCI’s subsidiary, NeighborCare Pharmacy Services, Inc.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Transactions and Events — Distribution Transactions” in our annual report on Form 10-K for the fiscal year ended September 30, 2004.

          The agreements between us and NCI and its subsidiaries were negotiated by representatives of each company during a period in which we were a wholly owned subsidiary of NCI.  The pharmacy services agreement and the Tidewater agreement each have an initial term of ten years; the durable medical equipment agreement has an initial term of five years and the CareCard agreement expires on December 31, 2007.  Each of the pharmacy services agreement and the durable medical equipment agreement requires that NeighborCare Pharmacy Services, Inc. be the exclusive provider of the products

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and services to be furnished under such agreements, other than as required by law and certain payor- or resident-specific circumstances.   The Tidewater agreement requires us to purchase certain minimum amounts from vendors approved by NCI’s subsidiary; however, we are permitted to be a member of other group purchasing organizations as well.   We agreed to enroll all our employees participating in one of our self-insured health plans in the CareCard Program, an NCI pharmacy benefit management plan.   We are eligible for a pricing adjustment in year five of the pharmacy services agreement.  Under the Tidewater agreement, upon satisfaction of certain volume levels we are eligible for a market adjustment after five years of the initial ten-year term.   Pricing under the CareCard agreement and the durable medical equipment agreement is not subject to adjustment during the initial terms.   There can be no assurance that we could not have obtained lower rates or better terms from other suppliers.

One of our directors is also a director of NCI.

          Our lead director, Robert H. Fish, also serves as a director of NCI.  Dual directorship could create, or appear to create, potential conflicts of interest when faced with decisions that could have implications for both NCI and us.

As a result of the spin-off, our management owns NCI common stock.

          Certain members of our executive management and some members of our board of directors currently own NCI common stock.  The agreements between us and NCI were negotiated by members of our and NCI’s management who own NCI common stock and, upon consummation of the spin-off, own both NCI and our common stock.   Ownership of NCI common stock by our management and directors could create, or appear to create, potential conflicts of interest for these officers and directors when faced with decisions that could have implications for both NCI and us.

NCI, our single largest supplier of pharmaceutical products and services, is subject to its own risks as a result of the spin-off and its operation as a stand-alone entity.

          NCI is the single largest supplier of pharmaceutical products and services to our skilled nursing and assisted living centers. While there are other qualified pharmacy suppliers, our multi-year contractual arrangement with NCI requires that NCI, through its subsidiary, NeighborCare Pharmacy Services, Inc., be the exclusive provider of pharmaceutical products and supplies, other than as required by law and certain payor- or resident-specific circumstances.  As a result of the spin-off, NCI is operating for the first time as an independent public entity.  NCI is also exposed to many of the risks outlined herein, including the Medicare Modernization Act.

          In addition, on June 4, 2004, Omnicare, Inc. commenced an unsolicited tender offer to purchase all of the outstanding shares of common stock of NCI.  On July 6, 2005, NCI, Omnicare, Inc. and Nectarine Acquisition Corp., Omnicare, Inc.’s wholly owned subsidiary, entered into an agreement and plan of merger pursuant to which Nectarine Acquisition Corp. will be merged with and into NCI, with NCI surviving as a wholly owned subsidiary of Omnicare, Inc., subject to the satisfaction of certain conditions. We are not able to assess what impact, if any, an acquisition of NCI by Omnicare, Inc. would have on us.

Risks Related to the Debentures and Our Common Stock

We may not have the funds necessary to repurchase the debentures or pay the amounts due upon conversion of the debentures when necessary, and our amended and restated senior credit agreement contains limitations on our ability to pay the principal return in cash to holders of debentures upon conversion or to repurchase the debentures under certain circumstances.

          Your ability to convert your debentures into cash and shares of our common stock (if any) or to require us to repurchase your debentures (either on March 15, 2012, March 15, 2015 and March 15, 2020 or in connection with a designated event) is subject to limitations imposed by our amended and restated

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senior credit agreement and by any limitations we may have in any other credit facilities or indebtedness we may incur in the future.  Under our amended and restated senior credit agreement, we are not permitted to pay the principal return in cash with respect to any conversion of debentures, unless:

•	there is no default or event of default under our amended and restated senior credit agreement,

•
no default or event of default would result from our honoring such conversion, including that we remain in compliance with certain financial covenants such as covenants which currently require that we maintain a Senior Leverage Ratio (as defined therein) of no more than 1.25 to 1.00, a Total Leverage Ratio (as defined therein) of no more than 4.00 to 1.00, and a Fixed Charge Coverage Ratio (as defined therein) of at least 2.00 to 1.00,

•	we will have cash and availability under our revolving credit facility of at least $25.0 million after making the payment, and

•	the payment is not prohibited by the subordination provisions of the debentures.

          Under our amended and restated senior credit agreement, we are not permitted to repurchase the debentures upon the occurrence of a designated event to the extent that such designated event constitutes an event of default under the amended and restated senior credit agreement.  Accordingly, we would not be permitted to make payments in respect of the subordinated indebtedness, including the debentures, under those circumstances.  In addition, even if we were permitted by the terms of our amended and restated senior credit agreement to repurchase the debentures upon a designated event, the terms of such agreement provide that we may only repurchase an amount equal to $155.0 million of certain subordinated debt securities, including the debentures as well as certain shares of common stock, if any, previously repurchased.  With respect to any repurchase of the debentures in 2012, 2015 or 2020, you should be aware that the indebtedness under the amended and restated senior credit agreement will become due and payable in March 2010.  If the senior indebtedness under the amended and restated senior credit agreement is not paid upon maturity, we would be in default under such agreement and accordingly we would be prohibited from repurchasing the debentures.  Moreover, we may have to refinance our amended and restated senior credit agreement on or before its maturity and any new senior credit agreement we may enter into will probably restrict our ability to repurchase the debentures to a similar extent.

          In addition, our ability to repurchase the debentures or pay the principal return in cash with respect to any conversion of debentures may be limited by law, by the indenture, by the terms of other agreements relating to our senior indebtedness and, as mentioned above, by indebtedness and agreements that we may enter into in the future that may replace, supplement or amend our existing or future debt.  If you were to require us to repurchase your debentures, including following a designated event when we are prohibited from repurchasing or redeeming the debentures, we could seek the consent of lenders to repurchase the debentures or we could attempt to refinance the borrowings that contain this prohibition.  If we do not obtain a consent or refinance these borrowings, we could remain prohibited from repurchasing the debentures.  Our failure to repurchase the debentures or pay the principal return in cash upon conversion would also constitute an event of default under the indenture under which we issued the debentures, which would also constitute an event of default under our amended and restated senior credit agreement and might constitute a default under the terms of our other indebtedness at that time.  In such event, the holders of that indebtedness generally would be able to declare that indebtedness to be due and payable immediately, and, in the case of secured indebtedness, to realize upon the collateral.  Moreover, if any of our senior indebtedness were to be accelerated, holders of the debentures would not be entitled to receive any payments until all of our senior indebtedness had been paid in full.

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          The holders of our 8% senior subordinated notes are also entitled to require us to repurchase those notes upon the occurrence of certain change of control events, and certain change of control events will constitute an event of default under our amended and restated senior credit agreement.  Some of the change in control events are similar to events that would constitute a designated event with respect to the debentures.  Accordingly, if one or more of these change of control events or designated events were to occur, there can be no assurance that we would be able to repurchase or repay any of the debentures or the other indebtedness that becomes due.

          Finally, we might not have sufficient funds available to repurchase the debentures or pay the principal return in cash upon conversion of the debentures.

The debentures are unsecured and subordinated to our senior indebtedness, and the guarantee of each subsidiary guarantor is unsecured and subordinated to its senior indebtedness.

          The debentures and the guarantees provided by certain of our subsidiaries are unsecured, which means that you will have no recourse to our specific assets or to the specific assets of our subsidiaries if a default occurs under the debentures and the indenture.  In addition, the debentures are our senior subordinated obligations, which means the debentures rank junior in right of payment to all of our existing and future senior indebtedness, as defined in the indenture relating to the debentures.  Likewise, the guarantee of each subsidiary guarantor is its senior subordinated obligation, which means that such guarantee ranks junior in right of payment to all of such subsidiary guarantor’s existing and future senior indebtedness.  This means that, upon any payment or distribution of our assets in a bankruptcy, insolvency or similar proceeding, we will not be permitted to make any payments on the debentures until all of our senior indebtedness has been paid in full.  Likewise, upon any payment or distribution of assets of any subsidiary guarantor in a bankruptcy, insolvency or similar proceeding, that subsidiary guarantor will not be permitted to make any payments in respect of its guarantee until all of its senior indebtedness has been paid in full.

          In addition, we will also be prohibited from making any payments on the debentures if any of our designated senior indebtedness is not paid when due or has been declared due and payable because of a default, and any subsidiary guarantor will be prohibited from making any payments under its guarantee if any designated senior indebtedness of such subsidiary guarantor or of us is not paid when due or has been declared due and payable because of a default.  In addition, in the event of certain other defaults in respect of our designated senior indebtedness, we may be prohibited from making payments on the debentures and, in the event of certain other defaults in respect of designated senior indebtedness of any subsidiary guarantor or of us, such subsidiary guarantor may be prohibited from making payments under its guarantee.  See “Description of the Debentures — Subordination of the Debentures.”

          As of March 31, 2005, we and our subsidiaries had (i) approximately $42.4 million of outstanding senior indebtedness and (ii) other liabilities, including trade payables, to which the debentures are subordinated.  In addition, the subsidiary guarantors guarantee all borrowings and amounts payable by us under our amended and restated senior credit agreement.  Such guarantees rank senior in right of payment to the guarantees of the subsidiary guarantors under the debentures.  Substantially all of our and our domestic subsidiaries’ (including the subsidiary guarantors’) assets secure our obligations under our amended and restated senior credit agreement.  If we default on any payments required under our amended and restated senior credit agreement, or if we fail to comply with other provisions governing these obligations such as the maintenance of certain required financial ratios, the senior lenders could declare all amounts outstanding, together with accrued and unpaid interest, immediately due and payable.  If we are unable to repay amounts due, the lenders could proceed against the collateral securing the debt and we then may not have enough assets left to pay you or other holders of our senior subordinated or subordinated indebtedness.  Although some of our debt agreements contain limitations on our ability and

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the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional indebtedness, including senior indebtedness.

          During the guarantee period, the debentures rank equally in right of payment to our 8% senior subordinated notes due 2013.  In addition, the subsidiary guarantors have also guaranteed our 8% senior subordinated notes due 2013, and during the guarantee period, those guarantees rank equally in right of payment with their guarantees of the debentures.  However, once the guarantee period expires, the debentures will be effectively subordinated to all indebtedness and other liabilities including trade payables of our subsidiaries as well as their guarantees of the 8% senior subordinated notes due 2013.  As of June 1, 2005, we had $154.2 million of our 8% senior subordinated notes due 2013 outstanding.

During the guarantee period, the debentures are structurally subordinated to all indebtedness of our subsidiaries that are not guarantors of the debentures.  Once the guarantee period expires on March 20, 2012 or as a result of the release of the guarantors, the debentures will be structurally subordinated to all indebtedness of all our subsidiaries.

          Because of our holding company structure, you will not have any claim as a creditor against our subsidiaries that are not guarantors of the debentures, including our foreign (non-United States) subsidiary, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries.  In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us.  The terms of the debentures permit our non-guarantor subsidiaries to incur additional unspecified indebtedness.

          In addition, once the guarantee period expires on March 20, 2012 or as a result of the release of the guarantors, the debentures will no longer be guaranteed by any of our subsidiaries.  Accordingly, after March 20, 2012 or the release of the guarantors, the debentures will be effectively subordinated to all indebtedness and other liabilities including trade payables of our subsidiaries as well as their guarantees of the 8% senior subordinated notes due 2013.

Subsidiary guarantors may be released from the obligations under the subsidiary guarantees.

          If any subsidiary guarantor that is also a guarantor of our 8% senior subordinated notes due 2013 is released from its guarantee under such 8% senior subordinated notes, such subsidiary guarantor will also be released and relieved of all of its obligations under the indenture relating to the debentures and its guarantee of the debentures will terminate.  In addition, all of the guarantees of the debentures will be released at such time as all of our 8% senior subordinated notes due 2013 are no longer outstanding.  Upon the occurrence of any such events, the holders of the debentures will no longer have the benefit of the terminated subsidiary guarantees.

          Once the guarantee period expires on March 20, 2012 or as a result of the release of the guarantors, the debentures will no longer be guaranteed by any of our subsidiaries.  Accordingly, after March 20, 2012 or the release of the guarantors, the debentures will be effectively subordinated to all indebtedness and other liabilities including trade payables of our subsidiaries as well as their guarantees of the 8% senior subordinated notes due 2013.  See “Description of the Debentures — Guarantees.”

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If we fail to meet our payment or other obligations under our amended and restated senior credit agreement, the lenders under our amended and restated senior credit agreement could foreclose on, and acquire control of, substantially all of our assets.

          In connection with the incurrence of indebtedness under our amended and restated senior credit agreement, the lenders under that facility received a pledge of all of the capital stock of our existing domestic subsidiaries.  Additionally, these lenders generally have a lien on substantially all of our domestic assets, including our existing and future accounts receivables, cash, general intangibles, investment property and real property.  As a result of these pledges and liens, if we fail to meet our payment or other obligations under our amended and restated senior credit agreement, the lenders under the amended and restated senior credit agreement would be entitled to foreclose on substantially all of our assets and liquidate these assets.  Under those circumstances, we may not have sufficient funds to pay principal, interest and additional amounts, if any, on the debentures.  As a result, you may lose a portion of or the entire value of your investment in the debentures.

There are no restrictive covenants in the indenture for the debentures relating to our ability to incur future indebtedness or complete other transactions.  The indebtedness created by the debentures, and any future indebtedness, could adversely affect our business and our ability to make full payment on the debentures and may restrict our operating flexibility.

The indenture governing the debentures does not:

•
require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and, therefore, does not protect holders of the debentures in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability or the ability of any of our subsidiaries to incur additional indebtedness that is senior or structurally senior in right of payment to the debentures; or

•	restrict our ability to pledge our assets or those of our subsidiaries.

          In light of the absence of any of the foregoing restrictions, we may conduct our businesses in a manner that may cause the market price of our debentures and common stock to decline or otherwise restrict or impair our ability to pay amounts due on the debentures.  The indenture does not prohibit repurchases of our 8% senior subordinated notes.  As of June 1, 2005, we repurchased $70.8 million of our 8% senior subordinated notes.  We anticipate that we will continue to make repurchases of our 8% senior subordinated notes from time to time as market conditions permit and subject to compliance with any restrictions contained in our amended and restated senior credit agreement.  In addition, we or the subsidiary guarantors may incur additional debt, including secured indebtedness, that would be effectively senior to the debentures.  We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future working capital, borrowings or equity financing will be available to pay or refinance any such debt.

The level of our indebtedness could:

•	limit cash flow available for general corporate purposes, such as acquisitions and capital expenditures, due to the ongoing cash flow requirements for debt service;

•	limit our ability to obtain, or obtain on favorable terms, additional debt financing in the future for working capital or acquisitions;

•	limit our flexibility in reacting to competitive and other changes in our industry and economic conditions generally;

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•
expose us to a risk that a substantial decrease in net cash flows due to our subsidiaries’ inability to pay dividends or make other payments to us, economic developments or adverse developments in our business could make it difficult to meet debt service requirements;

•	increase our vulnerability to adverse economic and industry conditions; and

•
expose us to risks inherent in interest rate fluctuations because of the variable interest rates on other debt instruments, which could result in higher interest expense in the event of increases in interest rates.

          Our ability to repay or refinance our indebtedness will be dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by our subsidiaries to us, which may be affected by general economic, financial, competitive, regulatory, business and other factors beyond our control, including those discussed herein.  The ability of our subsidiaries to pay dividends or make other payments to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in any instruments governing their indebtedness.  In addition, there can be no assurance that future borrowings or equity financing will be available for the payment or refinancing of any indebtedness we may have.  If we are unable to service our indebtedness or maintain covenant compliance, whether in the ordinary course of business or upon acceleration of such indebtedness, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures or seeking additional equity capital.  There can be no assurances that any of these strategies could be effected on satisfactory terms, if at all.

Federal and state statutes may allow courts to void or subordinate guarantees and other laws may limit payments under the subsidiary guarantees.

          Until March 20, 2012 or the release of the guarantors, the debentures will be guaranteed by certain of our existing domestic subsidiaries and may be guaranteed by certain future subsidiaries.  If, during that time, a bankruptcy case or lawsuit is initiated with respect to a subsidiary guarantor, the debt represented by the subsidiary guarantee entered into by that subsidiary guarantor may be reviewed under federal bankruptcy law and comparable provisions of state fraudulent transfer laws.  Under these laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to other indebtedness, guarantees and other liabilities of the subsidiary guarantor (which, depending on the amount of such indebtedness and other obligations, could reduce the subsidiary guarantor’s liability on its subsidiary guarantee of the debentures to zero), if, among other things, such subsidiary guarantor at the time it incurred the debt evidenced by the guarantee:

•	received less than reasonably equivalent value or fair consideration for entering into the guarantee;

•	was insolvent or rendered insolvent by reason of entering into the guarantee;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they became due.

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          In addition, under these circumstances any payment by the subsidiary guarantor pursuant to its subsidiary guarantee could be voided and holders of the debentures could be required to return those payments to the subsidiary guarantor or to a fund for the benefit of the creditors of us or the subsidiary guarantor.

          The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred.  Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was at the time greater than the fair saleable value of all of its assets;

•
if the present fair saleable value of its assets was at the time less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

          There can be no assurance as to what standard a court would apply to evaluate the parties’ intent or to determine whether the applicable subsidiary guarantor was insolvent at the time of, or rendered insolvent upon consummation of, the applicable transaction or that, regardless of the standard, a court would not determine that the subsidiary guarantor was insolvent or rendered insolvent as a result of that transaction.  Accordingly, we cannot assure you that the subsidiary guarantees of the debentures, or any payments made under the subsidiary guarantees, will not be deemed to violate applicable bankruptcy, fraudulent transfer or similar laws.  Each subsidiary guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor, after giving effect to all of its other liabilities (including, without limitation, any guarantees under our amended and restated senior credit agreement and under our 8% senior subordinated notes due 2013), without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws.

          Other laws, including corporate distribution laws, limit or may limit the amount that any subsidiary guarantor will be permitted to pay under its subsidiary guarantee of the debentures.  Such limitations could restrict, perhaps substantially, the amount that any subsidiary guarantor would be permitted to pay under its subsidiary guarantee, could prohibit that subsidiary guarantor from making any payments under its subsidiary guarantee or could possibly require that amounts paid by any subsidiary guarantor under its subsidiary guarantee of the debentures be returned.

The terms of the debentures will not provide protection against some types of important corporate events.

          The debentures are convertible into cash equal to the principal return and the net shares of our common stock, if any.  Upon the occurrence of a designated event, we may be required to offer to repurchase all of the debentures then outstanding.  However, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “designated event” under the debentures.  See “Description of the Debentures — Repurchase at Option of the Holder Upon a Designated Event.”

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An active trading market for the debentures may not develop.

          The debentures are a new issue of securities for which there is currently no public market.  Although the debentures issued in the initial private placement are eligible for trading in The PORTAL Market,(SM) debentures sold using this prospectus will no longer be eligible for trading in The PORTAL Market.(SM) The debentures are not listed, and we do not intend to apply for listing of the debentures, on any securities exchange or to arrange for quotation on any automated dealer quotation system.  As a result, we do not know whether an active trading market will develop or be sustained for the debentures.  To the extent that an active trading market does not develop or is not sustained, the liquidity and trading prices for the debentures may be harmed.

          If the debentures are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of common stock, our performance and other factors.

          We had been advised by the initial purchasers that they intended to make a market in the debentures.  However, the initial purchasers are not obligated to do so.  Any market-making activity may be discontinued at any time, for any reason or for no reason, without notice.  If the initial purchasers cease to act as the market makers for the debentures, we cannot assure you another firm or person will make a market in the debentures.

          The liquidity of any market for the debentures will depend upon the number of holders of the debentures, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the debentures and other factors.  An active or liquid trading market for the debentures may not develop.

The market price of the debentures could be significantly affected by the market price of our common stock, which may fluctuate significantly.

          We expect that the market price of the debentures will be significantly affected by the market price of our common stock.  This may result in greater volatility in the trading value for the debentures than would be expected for nonconvertible debt securities we may issue.  Factors that could affect our common stock price include the following:

•	fluctuations in our quarterly results of operations and cash flows or those of other companies in our industry;

•	the public’s reaction to our press releases, announcements and filings with the SEC;

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations by research analysts;

•	changes in the amount of indebtedness we have outstanding;

•	changes in the ratings of our debentures, if rated, or other securities;

•	changes in general conditions in the U.S. and international economy, financial markets or the industries in which we operate, including changes in regulatory requirements;

•	significant contracts, acquisitions, dispositions, financings, joint marketing relationships, joint ventures or capital commitments by us or our competitors;

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•	developments related to significant claims or proceedings against us;

•	our dividend policy; and

•	future sales of our equity or equity-linked securities.

          In recent years, stock markets, including the Nasdaq National Market, have experienced extreme price and volume fluctuations.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies.  These broad market fluctuations may adversely affect the market prices of our common stock and the debentures.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

          The conversion price of the debentures will be adjusted for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure.  See “Description of the Debentures — Conversion of the Debentures — Conversion Rate Adjustments.”  If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not receive such distribution.  In addition, Non-U.S. Holders (as defined in “Certain United States Federal Income Tax Considerations”) of the debentures may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.  See “Certain United States Federal Income Tax Considerations.”

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and the value of the debentures and our ability to raise funds in new stock offerings.

          Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the debentures and could impair our ability to raise capital through future offerings of equity or equity-related securities.  No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock or the value of the debentures.  The price of our common stock could be affected by possible sales of our common stock by investors who view the debentures as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock.  The hedging or arbitrage could, in turn, affect the trading price of the debentures.

The make whole premium payable on debentures converted in connection with a designated event may not adequately compensate you for the lost option time value of your debentures as a result of such designated event.

          If a designated event occurs on or prior to March 20, 2010, we will increase, for the time period described herein, the conversion rate by a number of additional shares for any debentures converted in connection with such designated event.  The number of additional shares will be determined based on the date on which the designated event becomes effective and the price paid per share of our common stock in the transaction constituting the designated event, as described below under “Description of the Debentures — Determination of the Make Whole Premium — General.”  While the number of additional shares is designed to compensate you for the lost option time value of your debentures as a result of such designated event, the amount of the make whole premium is only an approximation of such lost value and

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may not adequately compensate you for such loss.  In addition, if a designated event occurs after March 20, 2010 or if our stock price is less than $40.15 per share or greater than $130.00 per share, the conversion rate will not be increased.  In no event will the total number of shares of our common stock, if any, issuable upon conversion of the debentures exceed 24.9066 per $1,000 principal amount of debentures, subject to adjustment.  Moreover, if the designated event constitutes a public acquirer change of control, in lieu of increasing the conversion rate, we may elect that, from and after the effective date of such public acquirer change of control, the right to convert a debenture will be changed into a right to convert into a number of shares of “acquirer common stock,” as defined in “Description of the Debentures — Determination of the Make Whole Premium — Conversion after a Public Acquirer Change of Control.”  Our obligation to deliver the additional shares upon a designated event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conditional conversion feature of the debentures could result in your receiving less than the value of the consideration into which a debenture is convertible.

          The debentures are convertible only if specified conditions are met.  If the specific conditions for conversion are not met, you will not be able to convert your debentures, and you may not be able to receive the value of the consideration into which the debentures would otherwise be convertible.  The contingent conversion features could also adversely affect the value and the trading prices of the debentures.

As a holder of debentures, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

          If you hold debentures, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock.  You will have the rights with respect to our common stock only when we deliver shares of common stock, if any, to you upon conversion of your debentures and, in limited cases, under the conversion rate adjustments applicable to the debentures.  For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The repurchase rights in the debentures triggered by a designated event could discourage a potential acquirer.

          The repurchase rights in the debentures triggered by a designated event, as described under the heading “Description of the Debentures — Repurchase at Option of the Holder Upon a Designated Event,” could discourage a potential acquirer.  The term “designated event” is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations.  Our obligation to offer to repurchase the debentures upon a designated event would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

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The conversion rate of the debentures may not be adjusted for all dilutive events that may occur.

          The conversion rate of the debentures is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers as described under “Description of the Debentures — Conversion of the Debentures — Conversion Rate Adjustments.”  The conversion rate will not be adjusted for other events, such as stock issuances for cash, that may adversely affect the trading price of the debentures.  See “Description of the Debentures — Conversion of the Debentures — Conversion Rate Adjustments.”  There can be no assurance that an event that adversely affects the value of the debentures, but does not result in an adjustment to the conversion rate, will not occur.

Upon conversion of the debentures, you may receive fewer proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the conversion value of your debentures is determined.

          The conversion value that you will receive upon conversion of your debentures is determined by the average of the closing price of our common stock for ten consecutive trading days beginning on the second trading day immediately following the day you deliver your conversion notice to the conversion agent.  If the price of our common stock decreases after we receive your notice of conversion and prior to the end of the applicable ten trading day period, the conversion value you receive will be adversely affected.

The debentures may not be rated or may receive a lower rating than anticipated.

          We believe it unlikely that the debentures will be rated.  However, if one or more rating agencies rates the debentures and assigns the debentures a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the debentures and our common stock could be harmed.

We have never paid dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

          We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be declared or paid in the foreseeable future.  As a result, holders of our common stock will not receive a return, if any, on their investment unless they sell their shares of our common stock.

Provisions in Pennsylvania law and our corporate documents could delay or prevent a change in control.

          As a Pennsylvania corporation, we are governed by the Pennsylvania Business Corporation Law of 1988, as amended, referred to as “Pennsylvania corporation law.”  Pennsylvania corporation law provides that the board of directors of a corporation in discharging its duties, including its response to a potential merger or takeover, may consider the effect of any action upon employees, shareholders, suppliers, patients, customers and creditors of the corporation, as well as upon communities in which offices or other establishments of the corporation are located and all other pertinent factors.  In addition, under Pennsylvania corporation law, subject to certain exceptions, a business combination between us and a beneficial owner of more than 20% of our common stock may be accomplished only if certain conditions are met.

          Our articles of incorporation contain certain provisions that may affect a person’s decision to initiate a takeover of us, including the following provisions:

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•	a classified board of directors;

•	a provision confirming that we are subject to the restrictions in the Pennsylvania corporation law on certain business combinations involving us that are not approved by the board of directors; and

•	the authority to issue preferred stock with rights to be designated by the board of directors.

          Our articles of incorporation also confirm that we are subject to the provisions of Pennsylvania corporation law that deny our shareholders the right to act by partial written consent without a meeting.

          Additionally, our board of directors adopted a shareholder rights plan, which makes it difficult for any person or group to acquire a significant interest in our common stock without advance approval of our board of directors.

          The overall effect of the foregoing provisions may be to deter a future tender offer or other offers to acquire us or our shares.  Shareholders might view such an offer to be in their best interest if the offer includes a substantial premium over the market price of the common stock at that time.  In addition, these provisions may assist our management in retaining its position and place it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

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RATIO OF EARNINGS TO FIXED CHARGES

          The following sets forth our ratio of earnings to fixed charges for the periods shown:

	Years Ended September 30,					Six Months Ended March 31,

	2000	2001	2002	2003	2004	2004	2005

Ratio of earnings to fixed charges	NM	2.36x	3.54x	2.54x	2.38x	2.13x	3.04x

          The ratio of earnings to fixed charges is computed by dividing fixed charges into income from continuing operations before income taxes, net income (loss) of unconsolidated affiliates and minority interests plus fixed charges.  Fixed charges include interest (expensed or capitalized), amortization of debt issuance costs and the estimated interest component of rent expense.  The interest component of rent expense is estimated at one-third of our reported lease expense.  For the fiscal year ended September 30, 2000, our earnings were insufficient to cover fixed charges by $872.8 million.

USE OF PROCEEDS

          All sales of the debentures or the common stock, if any, issuable upon conversion of the debentures will be by or for the account of the selling securityholders listed in this prospectus or any prospectus supplement.  We will not receive any proceeds from the sale by any selling securityholders of the debentures or the common stock issuable upon conversion of the debentures.

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DESCRIPTION OF THE DEBENTURES

          The debentures were issued under an indenture dated as of March 2, 2005, among us, as issuer, certain of our domestic subsidiaries, as guarantors, and The Bank of New York, as trustee.  The debentures, the guarantees and the shares of our common stock, if any, issuable upon conversion of the debentures are covered by a registration rights agreement.  You may request a copy of the indenture and the registration rights agreement by contacting us at our address set forth under “Incorporation of Certain Documents By Reference.”

          The following description is a summary of the material provisions of the debentures, the indenture and the registration rights agreement.  It does not purport to be complete.  This summary is subject to and is qualified by reference to all the provisions of the indenture and the form of debenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement.  Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference.  We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debentures.

          As used in this “Description of the Debentures” section, references to “GHC,” “we,” “our” or “us” refer solely to Genesis HealthCare Corporation and not to our subsidiaries, unless the context requires otherwise.

General

          The debentures are our unsecured, senior subordinated obligations.  The payment of the principal of and interest on the debentures is subordinated in right of payment to the prior payment in full in cash of our existing and future senior indebtedness, including obligations under our amended and restated senior credit agreement, as described under “— Subordination of the Debentures” below.  The debentures also rank equally in express right of payment with our existing and future senior subordinated indebtedness, including obligations under our existing 8% senior subordinated notes due 2013 (the “8% senior subordinated notes”) during the guarantee period, as defined below, and senior to any of our existing and future subordinated indebtedness.  The debentures also rank junior to our secured indebtedness (including obligations under our amended and restated senior credit agreement) to the extent of the underlying collateral.  The debentures will be guaranteed by certain of our domestic restricted subsidiaries during the period (the “guarantee period”) beginning on the date of issuance of the debentures and ending on March 20, 2012 or the release of the guarantors.  See “— Guarantees.”  As of March 31, 2005, we and our subsidiaries had (i) approximately $42.4 million of outstanding senior indebtedness and (ii) other liabilities, including trade payables, to which the debentures are subordinated or effectively subordinated.  As of June 1, 2005, we had approximately $154.2 million of outstanding 8% senior subordinated notes, with which the debentures rank pari passu during the guarantee period.  After the guarantee period, however, the debentures will be effectively subordinated to all indebtedness and other liabilities including trade payables of our subsidiaries as well as their guarantees of our 8% senior subordinated notes.

          The debentures will be convertible as described under “— Conversion of the Debentures.”

          The debentures are limited to $180,000,000 aggregate principal amount.  The debentures are issued only in denominations of $1,000 and multiples of $1,000.  We use the term “debenture” in this prospectus to refer to each $1,000 principal amount of debentures.  The debentures will mature on March 15, 2025 unless earlier converted, redeemed or repurchased.

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          Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture.  In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities.  You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of GHC except to the extent described below under “— Repurchase at Option of the Holder” and “— Repurchase at Option of the Holder Upon a Designated Event.”  The debentures will bear interest at a rate of 2.5% per annum.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from March 2, 2005, or from the most recent date to which interest has been paid or duly provided for.  We will pay interest twice a year (on March 15 and September 15) in arrears beginning on September 15, 2005 to holders of record on the preceding March 1 and September 1.

          An office will be maintained in the Borough of Manhattan, The City of New York City, where we will pay the principal and premium, if any, on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee.  We may pay interest by check mailed to your address as it appears in the debenture register.  However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Conversion of the Debentures

          Subject to the conditions and during the periods described below, holders may convert any of their debentures, in whole or in part, prior to the close of business on the business day immediately preceding the final maturity date of the debentures, into a combination of cash and our common stock as described below under “— Payment Upon Conversion,” at an initial conversion rate equivalent to 18.4493 shares of common stock per $1,000 principal amount of debentures, subject to adjustment as described below, which is based upon an initial conversion price equivalent to approximately $54.20 per share.  If a holder converts debentures on any date when we are required to pay additional amounts as described under “— Registration Rights of the Debenture Holders,” the conversion rate shall be multiplied by 103%.  A holder may convert debentures in part so long as such part is $1,000 principal amount or a multiple of $1,000.

          Our ability to pay the principal return in cash upon conversion of the debentures is subject to the limitations imposed by our amended and restated senior credit agreement and by any limitations that we may have in any other credit agreements or indebtedness we may incur in the future.  See “Risk Factors — Risks Related to the Debentures and Our Common Stock — We may not have the funds necessary to repurchase the debentures or pay the amounts due upon conversion of the debentures when necessary, and our amended and restated senior credit agreement contains limitations on our ability to pay the principal return in cash to holders of debentures upon conversion or to repurchase the debentures under certain circumstances.”

          If you elect to convert your debentures at a time when we are prohibited from paying the principal return in connection with such conversion, we could seek the consent of our lenders to allow such payment or we could attempt to refinance their debt.  If we do not obtain consent or refinance their debt, we would not be permitted to convert the debentures.  Our failure to deliver cash and common stock, if any, upon conversion of the debentures would constitute an event of default under the indenture, which would also constitute a default under the terms of our amended and restated senior credit agreement.  If upon conversion of debentures by any holder, we are not permitted to pay the principal return in cash upon conversion of the debentures as described below under “— Payment Upon Conversion” due to the limitations imposed by our indebtedness, we shall so inform such converting holder and such holder shall have the option to revoke its notice of conversion.

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          To convert your debentures into cash and shares of our common stock, if any, as described below under “— Payment Upon Conversion,” a holder must do the following:

•
complete and manually sign the conversion notice on the back of the debenture or facsimile of the conversion notice and deliver such notice to the conversion agent, which will initially be the trustee;

•	surrender the debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

          The date a holder complies with these requirements will be the conversion date under the indenture.  The debentures will be deemed to have been converted immediately prior to the close of business on the conversion date.  If a holder’s interest is a beneficial interest in a global debenture, in order to convert, such holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global debenture.  Cash and a certificate, or a book-entry transfer through DTC, for the number of shares of our common stock deliverable upon conversion, if any, together with a cash payment for any fractional shares as described below under “— Payment Upon Conversion,” will be delivered through the conversion agent as promptly as practicable following the date on which we determine the amount of cash and the shares of common stock, if any, and cash in lieu of fractional shares to be received, but in no event later than the third business day thereafter.  See “— Payment Upon Conversion.”  Notwithstanding the foregoing, if upon conversion of debentures by any holder, we are not permitted to pay the principal return in cash upon conversion of the debentures as described below under “— Payment Upon Conversion” due to the limitations imposed by our indebtedness, we shall so inform such converting holder and such holder shall have the option to revoke its notice of conversion.

          If we call debentures for redemption, a holder may convert its debentures only until the close of business on the business day prior to the redemption date, unless we fail to pay the redemption price.  If a holder has submitted debentures for repurchase at the option of the holder or repurchase at the option of the holder upon a designated event, such holder may convert debentures only if it first withdraws the repurchase election in accordance with the terms of the indenture.

          Notwithstanding the foregoing, if debentures are converted after a record date but prior to the next interest payment date, holders of such debentures at the close of business on the record date will receive the interest payable on such debentures on the corresponding interest payment date notwithstanding the conversion.  Such debentures, upon surrender to us for conversion, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such interest payment need be made to us (i) if we have specified a redemption date that is after a record date but on or prior to the next interest payment date, (ii) if we have specified a repurchase date following a designated event that is after a record date but on or prior to the next interest payment date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such debenture.

          Holders may surrender their debentures for conversion into cash and shares of our common stock, if any, as described below under “— Payment Upon Conversion,” prior to the close of business on the business day immediately preceding their stated maturity in only the following circumstances.

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Conversion Upon Satisfaction of Market Price Condition

          A holder may surrender any of its debentures for conversion during any fiscal quarter (but only during such fiscal quarter) commencing after June 30, 2005 if the closing price of our common stock exceeds 130% of the then-effective conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter.  The “conversion price” as of any day will equal $1,000 divided by the conversion rate.

          The “closing price” of a security on any date means the closing price per share (or if no closing price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which such security is traded or, if such security is not listed on a United States national or regional securities exchange, the closing price as reported by the Nasdaq National Market or by the Pink Sheets LLC.  In the absence of such a quotation, we will determine the closing price on the basis we consider appropriate.

          “Trading day” for any security means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Conversion Upon Satisfaction of Trading Price Condition

          A holder may surrender any of its debentures for conversion prior to maturity during the five business days immediately following any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of debentures (as determined following a request by a holder of the debentures in accordance with the procedures described below) for each day of such measurement period was less than 95% of the product of the closing price of our common stock and the conversion rate then in effect; provided, however, you may not convert your debentures in reliance on this provision if on any trading day during such measurement period the closing price of our common stock was between 100% and 130% of the then current conversion price of the debentures.

          The “trading price” of the debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of debentures obtained by the trustee for $4,000,000 principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, this one bid shall be used.  If the trustee cannot reasonably obtain at least one bid for $4,000,000 principal amount of the debentures from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the debentures will be deemed to be less than 95% of the product of the closing price of our common stock and the conversion rate.

          The trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination, and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per $1,000 principal amount of the debentures would be less than 95% of the product of the closing price of our common stock and the conversion rate, at which time, we shall instruct the trustee to determine the trading price of the debentures beginning on

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the next trading day and on each successive trading day until the trading price is greater than or equal to 95% of the product of the closing price of our common stock and the conversion rate.

Conversion Upon Notice of Redemption

          If we call debentures for redemption, holders may convert the debentures until the close of business on the business day immediately preceding the redemption date, after which time holders’ right to convert will expire unless we default in the payment of the redemption price.  If a holder has already delivered a repurchase notice or a designated event repurchase notice with respect to a debenture called for redemption, however, the holder may not surrender that debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

If we elect to:

•
distribute to all holders of our common stock rights, warrants or options to purchase our common stock for a period expiring within 45 days of the record date for such distribution at a price less than the average of the closing prices of our common stock for the 10 trading days immediately preceding the declaration date for such distribution; or

•
distribute to all holders of our common stock, assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing price of our common stock on the day preceding the declaration date for such distribution;

we must notify the holders of debentures at least 20 days prior to the ex-dividend date for such distribution.  Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or any announcement by us that such distribution will not take place, even if the debentures are not otherwise convertible at such time.  No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion.  The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

          In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property, a holder may surrender debentures for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction, unless the transaction occurs on or prior to March 20, 2010 and also constitutes a fundamental change of the type described under “— Conversion Upon Certain Designated Events”) in which case the debentures will be convertible as described thereunder.  If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property (regardless of whether the transaction constitutes a fundamental change), then after the effective date of the transaction, the conversion value and the net share amount, as defined below, will be paid based on the kind and amount of cash, securities or other property that the holder would have received if the holder had converted its debentures immediately prior to the transaction.  If the transaction also constitutes a designated event, as defined below under “— Repurchase at Option of the Holder Upon a Designated Event,” the holder can require us to repurchase all or a portion of its debentures as described under “— Repurchase at Option of the Holder Upon a Designated Event.”

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Conversion Upon Certain Designated Events

          We must give notice to all record holders and to the trustee at least ten trading days prior to the anticipated effective date of any transaction described in clause (3) of the definition of a fundamental change, as limited by the paragraph following the definition of a fundamental change (both as set forth under “— Repurchase at the Option of the Holder upon a Designated Event”). We must also give notice to all record holders and to the trustee that any such designated event referred to in clause (3) of the definition of a fundamental change, as limited by the paragraph following the definition of a fundamental change (both as set forth under “— Repurchase at the Option of the Holder upon a Designated Event”) has become effective within 15 days after such effective date.

          Holders may surrender their debentures for conversion at any time during the period from the opening of business on the date that we give notice of the anticipated effective date (the “effective date notice”) of such designated event to the close of business on the designated event repurchase date corresponding to such designated event (See “— Repurchase at the Option of the Holder Upon a Designated Event”).  However, holders will not receive the conversion value of the debentures they surrender for conversion in connection with such designated event until the applicable stock price (as defined under “— Determination of the Make Whole Premium — General”) has been determined.  If holders convert their debentures following the effective date of such designated event, the conversion value and the net share amount, as defined below, will be paid based on the kind and amount of such cash, securities or other property that the holder would have received if the holder had converted its debentures immediately prior to such designated event.

          Notwithstanding delivery of the effective date notice by us as described above, no make whole premium will be payable if the related designated event does not occur.

          Notwithstanding the foregoing, no debentures may be converted in connection with a merger, consolidation or other transaction effected solely for the purpose of changing our jurisdiction of incorporation to any other state within the United States.

Conversion Rate Adjustments

          The conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)	the payment or issuance of common stock as a dividend or distribution on our common stock;

(2)
the issuance to all holders of common stock of rights, warrants or options to purchase our common stock for a period expiring within 45 days of the record date for such distribution at a price less than the average of the closing prices for the ten trading days preceding the declaration date for such distribution; provided that the conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised;

(3)	subdivisions, splits or combinations of our common stock;

(4)
distributions by us to all holders of our common stock of shares of our capital stock, evidences of our indebtedness, property or assets, including rights, warrants, options and other securities but excluding dividends or distributions covered by clauses (1) or (2) above or any dividend or distribution paid exclusively in cash;

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In the event that we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities (where such closing prices are available) for the ten trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the Nasdaq National Market or such other principal national or regional exchange or market on which the securities are then listed or quoted;

(5)
the payment of cash as a dividend or distribution on our common stock, excluding any dividend or distribution in connection with our liquidation, dissolution or winding up, in which case the conversion rate will be adjusted by multiplying the applicable conversion rate by a fraction, the numerator of which will be the current market price of our common stock on the record date for such dividend or distribution and the denominator of which will be the current market price of our common stock on such record date minus the per share amount of such dividend or distribution; provided, however, that in no event will the conversion rate exceed 24.9066 per $1,000 principal amount of the debentures (the “maximum conversion rate”) as a result of an adjustment pursuant to this clause (5), and provided further that the maximum conversion rate is subject to adjustment in accordance with clauses (1) through (4) and clause (6) hereof; or

(6)
we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

          “Current market price” shall mean the average of the daily closing prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the “ex” date with respect to the distribution requiring such computation.  For purpose of this paragraph, the term “ex” date, when used with respect to any distribution, means the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such distribution.  We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the ten consecutive trading day period.

          To the extent that our Rights Agreement dated November 18, 2003 or any future rights plan adopted by us is in effect upon conversion of the debentures, you will receive, in addition to the common stock issuable upon conversion, if any, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, property or assets as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or binding share exchange involving us; or

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•	a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock receive stock, other securities, other property, assets or cash for their common stock, upon conversion of your debentures following the effective date of such event, (a) the conversion value (as described under “— Payment Upon Conversion”) of your debentures will be determined based on the value of the stock, other securities, other property, assets or cash received in respect of our common stock rather than the ten day average closing price of our common stock and (b) the net share amount will be paid based upon the kind and amount of such stock, other securities, other property, assets or cash.

          You may in some circumstances be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate.  For example, if we make a distribution of property to our shareholders that would be taxable to them as a dividend for United States federal income tax purposes and the conversion rate is increased, this increase will be deemed to be the receipt of taxable income by U.S. Holders (as defined in “Certain United States Federal Income Tax Considerations”) of the debentures and may result in withholding taxes for Non-U.S. Holders (as defined in “Certain United States Federal Income Tax Considerations”).  See “Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — Adjustment of Conversion Rate” and “Certain United States Federal Income Tax Considerations — Taxation of Non-U.S. Holders — Adjustment of Conversion Rate” and “— Dividends.”

          We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests.  Any such determination by our board will be conclusive.  In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock or rights distribution.  See “Certain United States Federal Income Tax Considerations.”  Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 24.9066 per $1,000 principal amount of debentures, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

          Notwithstanding the foregoing, no adjustment to the conversion rate will be made in connection with a merger, consolidation or other transaction effected solely for the purpose of changing our jurisdiction of incorporation to any other state within the United States.

          Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Payment Upon Conversion

          Subject to certain exceptions described above under “— Conversion Upon Specified Corporate Transactions” and “— Conversion Upon Certain Designated Events,” once debentures are tendered for conversion, holders tendering the debentures will be entitled to receive, per $1,000 principal amount of debentures, cash and, if applicable, shares of our common stock, the aggregate value of which (the “conversion value”) will be equal to the product of (1) the conversion rate in effect on the conversion date, and (2) the average of the closing price of our common stock for each of the ten consecutive trading days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second trading day immediately following the day the debentures are tendered for conversion (the “ten day average price”).

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          Subject to certain exceptions described above and under “— Conversion Upon Specified Corporate Transactions” and “— Conversion Upon Certain Designated Events,” we will deliver the conversion value of the debentures surrendered for conversion to converting holders as follows:

(1)
an amount in cash (the “principal return”) equal to the lesser of (a) the aggregate conversion value of the debentures to be converted and (b) the aggregate principal amount of the debentures to be converted;

(2)
if the aggregate conversion value of the debentures to be converted is greater than the principal return, an amount in whole shares (the “net shares”), determined as set forth below, equal to such aggregate conversion value less the principal return (the “net share amount”); and

(3)	an amount in cash in lieu of any fractional shares of common stock.

          The number of net shares to be paid will be determined by dividing the net share amount by the ten day average price.  The cash payment for fractional shares also will be based on the ten day average price.

          The conversion value, principal return, net share amount and the number of net shares will be determined by us at the end of the ten consecutive trading day period beginning on the second trading day immediately following the day the debentures are tendered for conversion (the “determination date”). We will pay the principal return and cash in lieu of fractional shares and deliver the net shares, if any, as promptly as practicable after the determination date, but in no event later than three business days thereafter.

          Notwithstanding the foregoing paragraphs, if an event of bankruptcy involving us has occurred and is continuing, in lieu of delivering the principal return in cash and any net share amount in shares of common stock, we will have the right to deliver the conversion value to holders in cash, shares of common stock or a combination of cash and shares of common stock at our option.

          Delivery of the principal return, net shares and cash in lieu of fractional shares will be deemed to satisfy our obligation to pay the principal amount of the debentures.  As a result, accrued but unpaid interest, including additional amounts, if any, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.  For a discussion of your tax treatment upon receipt of our common stock upon conversion, see “Certain United States Federal Income Tax Considerations.”

Optional Redemption by GHC

          We may not redeem the debentures prior to March 20, 2010.  On or after March 20, 2010 but prior to March 15, 2012, we will have the option to redeem some or all of the debentures at any time or from time to time but only if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the redemption notice exceeds 130% of the conversion price in effect on such day, subject to adjustment in a number of circumstances as described under “— Conversion Rate Adjustments.”  On or after March 15, 2012, we may redeem the debentures at any time or from time to time in whole or in part, without regard to the closing price of our common stock.

          Upon any redemption, we will pay a redemption price equal to 100% of the principal amount of debentures being redeemed, plus accrued and unpaid interest, including additional amounts, if any, up to, but excluding, the redemption date, unless the redemption date falls after a record date and on or prior to

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the corresponding interest payment date.  In that case, we will pay the full amount of accrued and unpaid interest, including additional amounts, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.  We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date.

          If less than all of the outstanding debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate.  If a portion of your debentures is selected for partial redemption and you convert a portion of your debentures, the converted portion will be deemed, to the extent practicable, to be of the portion selected for redemption.

          We may not redeem the debentures if we have failed to pay any interest on the debentures and such failure to pay is continuing.  We will notify the holders if we redeem the debentures.

          For a discussion of the tax treatment to a holder of the debentures upon optional redemption by us, see “Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders — Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of Debentures” and “Certain United States Federal Income Tax Considerations — Taxation of Non-U.S. Holders — Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of Debentures; Sale or Other Disposition of Common Stock.”

          No sinking fund is provided for the debentures.

Repurchase at Option of the Holder

          You have the right to require us to repurchase all or any portion of your debentures for cash on March 15, 2012, March 15, 2015 and March 15, 2020.  We will be required to repurchase any outstanding debenture for which you deliver a written repurchase notice to the paying agent, which will initially be the trustee.  This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date.  A holder may withdraw its repurchase notice at any time prior to close of business on the repurchase date.  If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice.  Our repurchase obligation will be subject to certain additional conditions.

          The repurchase price payable for a debenture will be equal to 100% of the principal amount to be repurchased plus accrued and unpaid interest, including additional amounts, if any, to, but excluding, the repurchase date; provided, however, that if a repurchase date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest payment, and additional amounts, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date.

          We must give notice of an upcoming repurchase date to all debenture holders not less than 20 business days prior to the repurchase date at their addresses shown in the register of the registrar.  We will also give notice to beneficial owners as required by applicable law.  This notice will state, among other things, the repurchase price and the procedures that holders must follow to require us to repurchase their debentures.

          The repurchase notice from the holder must state:

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•	if certificated debentures have been issued, the debenture certificate numbers (or, if your debentures are not certificated, your repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of debentures to be repurchased, which must be in $1,000 multiples; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the indenture.

          You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date.  The withdrawal notice must state:

•	the principal amount of the withdrawn debentures;

•
if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (or, if your debentures are not certificated, your withdrawal notice must comply with appropriate DTC procedures); and

•	the principal amount, if any, that remains subject to the repurchase notice.

          Payment of the repurchase price for a debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the debenture, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York City, or any other office of the paying agent, at any time after delivery of the repurchase notice.  Payment of the repurchase price for the debenture will be made promptly following the later of the business day immediately following the repurchase date and the time of book-entry transfer or delivery of the debenture.  If the paying agent holds money sufficient to pay the repurchase price of the debenture on the business day immediately following the repurchase date, then, on and after such date:

•	the debenture will cease to be outstanding;

•	interest will cease to accrue; and

•	all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the debenture.

          This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.  No debentures may be repurchased by us at the option of holders on March 15, 2012, March 15, 2015 and March 15, 2020 if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

          Our ability to repurchase your debentures for cash as described above is subject to the limitations imposed by our amended and restated senior credit agreement and by any limitations we may have in any other credit agreements or indebtedness that we may incur in the future.  See “Risk Factors — Risks Related to the Debentures and Our Common Stock — We may not have the funds necessary to repurchase the debentures or pay the amounts due upon conversion of the debentures when necessary, and our amended and restated senior credit agreement contains limitations on our ability to pay the principal return in cash to holders of debentures upon conversion or to repurchase the debentures under certain circumstances.”  If you elect to require us to repurchase the debentures at a time when we are prohibited

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from repurchasing them, we could seek the consent of our lenders to repurchase the debentures or we could attempt to refinance their debt.  If we do not obtain consent or refinance their debt, we would not be permitted to repurchase the debentures.  Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which would also constitute a default under the terms of our amended and restated senior credit agreement.

          The Securities Exchange Act of 1934, as amended, requires the dissemination of certain information to security holders and that an issuer follow certain procedures if an issuer tender offer occurs, which may apply if the repurchase rights summarized above become available to holders of the debentures.  In connection with any offer to require us to repurchase debentures as summarized above we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended, that may then be applicable; and

•	file a Schedule TO or any other required schedule or form under the Securities Exchange Act of 1934, as amended.

          We may, to the extent permitted by applicable law and the agreements governing our other debt, at any time repurchase the debentures in the open market or by tender at any price or by private agreement.  Any debenture so repurchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation.  Any debentures surrendered to the trustee may not be reissued or resold and will be cancelled promptly.

Repurchase at Option of the Holder Upon a Designated Event

          If a designated event occurs at any time prior to the maturity of the debentures, you may require us to repurchase your debentures, in whole or in part, for cash on a repurchase date specified by us that is not less than 20 nor more than 35 business days after the date of our notice of the designated event.  The debentures will be repurchased only in multiples of $1,000 principal amount.

          We will repurchase the debentures at a price equal to 100% of the principal amount to be repurchased, plus accrued and unpaid interest, including additional amounts, if any, to, but excluding, the repurchase date.  Notwithstanding the foregoing, if a repurchase date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest payment, and additional amounts, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date.

          We will mail to all record holders a notice of a designated event within 20 days after it has occurred.  We are also required to deliver to the trustee a copy of the designated event notice.  If you elect to require us to repurchase your debentures, you must deliver to us or our designated agent, on or before the close of business on the repurchase date specified in our designated event notice, your repurchase notice and any debentures to be repurchased, duly endorsed for transfer.

The repurchase notice from the holder must state:

•	if certificated debentures have been issued, the debenture certificate numbers (or, if your debentures are not certificated, your repurchase notice must comply with appropriate DTC procedures);

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•	the portion of the principal amount of debentures to be repurchased, which must be in $1,000 multiples; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

          You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date.  The withdrawal notice must state:

•	the principal amount of the withdrawn debentures;

•
if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (or, if your debentures are not certificated, your withdrawal notice must comply with appropriate DTC procedures); and

•	the principal amount, if any, that remains subject to the repurchase notice.

          Payment of the repurchase price for a debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the debenture, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice.  Payment of the repurchase price for the debenture will be made promptly following the later of the business day immediately following the repurchase date and the time of book-entry transfer or delivery of the debenture.  If the paying agent holds money sufficient to pay the repurchase price of the debenture on the business day immediately following the repurchase date, then, on and after the date:

•	the debenture will cease to be outstanding;

•	interest will cease to accrue; and

•	all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the debenture.

          This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.

          A “designated event” will be deemed to have occurred upon a “fundamental change” or a “termination of trading,” as such terms are defined below.

A “fundamental change” generally will be deemed to occur at such time as:

(1)
any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

(2) the following persons cease for any reason to constitute a majority of our board of directors:

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	•	individuals who on the first issue date of the debentures constituted our board of directors; and

•
any new directors whose election to our board of directors or whose nomination for election by our shareholders was approved by at least a majority of our directors on the Nominating and Corporate Governance Committee then still in office who were either directors on such first issue date of the debentures or whose election or nomination for election was previously so approved;

(3)
we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, in ay such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the continuing or surviving person’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving person in substantially the same proportion as such ownership immediately prior to the transaction;

(4)
the sale, transfer, lease, conveyance or other disposition of all or substantially all of our assets or properties to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended; or

(5)	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

          However, a “fundamental change” will not be deemed to have occurred if, in the case of a merger or consolidation, 90% or more of the total consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the fundamental change consists of common stock and any associated rights traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such fundamental change), and, as a result of such transaction or transactions, the conversion value (as such term is defined above under “— Payment Upon Conversion”) of the debentures is determined by reference to such common stock and associated rights, rather than our common stock, and the net share amount is payable in such common stock and associated rights.

          The term “fundamental change” is limited to specified events and may not include other events that might adversely affect our financial condition or business operations.  Our obligation to offer to repurchase the debentures upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          A “termination of trading” will be deemed to have occurred if our common stock (or other common stock into which the debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

          Notwithstanding the foregoing, no debentures may be surrendered for repurchase in connection with a merger, consolidation or other transaction effected solely for the purpose of changing our jurisdiction of incorporation to any other state within the United States.

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          No debentures may be repurchased by us at the option of the holders upon a designated event if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

          We will comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Securities Exchange Act of 1934, as amended, to the extent applicable, in the event of a designated event.

          This designated event repurchase right could discourage a potential acquirer of GHC.  However, this designated event repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions.

          Our ability to repurchase your debentures for cash upon the occurrence of a designated event is subject to the limitations imposed by our amended and restated senior credit agreement and by any limitations that we may have in any other credit agreements or indebtedness we may incur in the future.  See “Risk Factors — Risks Related to the Debentures and Our Common Stock — We may not have the funds necessary to repurchase the debentures or pay the amounts due upon conversion of the debentures when necessary, and our amended and restated senior credit agreement contains limitations on our ability to pay the principal return in cash to holders of debentures upon conversion or to repurchase the debentures under certain circumstances.”  In addition, any future credit agreements or indebtedness may expressly prohibit our repurchase of the debentures upon a designated event or may provide that a designated event is prohibited or constitutes an event of default under that agreement.  If a designated event occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or we could attempt to refinance their debt.  If we do not obtain consent or refinance their debt, we would not be permitted to repurchase the debentures.  Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which would also constitute a default under the terms of our amended and restated senior credit agreement.

Determination of the Make Whole Premium

          General.  If and only to the extent you elect to convert your debentures in connection with a transaction described in clause (3) of the definition of a fundamental change, as limited by the paragraph following the definition of a fundamental change (both as set forth under “— Repurchase at the Option of the Holder upon a Designated Event”) that occurs on or prior to March 20, 2010, we will increase the conversion rate for the debentures surrendered for conversion by a number of additional shares (the “additional shares”) as described below.

          The number of additional shares will be determined by reference to the table below, based on the date on which such designated event transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such designated event transaction.  If holders of our common stock receive only cash in such designated event transaction, the stock price will be the cash amount paid per share.  Otherwise, the stock price will be the average of the closing prices of our common stock on the ten trading days prior to but not including the effective date of such designated event transaction.

          The additional shares will be delivered to holders who elect to convert their debentures on the later of (1) the fifth business day following the effective date and (2) the conversion settlement date for those debentures.

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          The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted, as described above under “— Conversion Rate Adjustments.”  The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

          The following table sets forth the hypothetical stock price and number of additional shares to be issuable per $1,000 principal amount of debentures:

	Stock Price

Effective Date	$40.15	$42.00	$44.00	$46.00	$48.00	$50.00	$55.00	$60.00

March 02, 2005	6.46	6.34	5.80	5.32	4.90	4.52	3.74	3.14
March 15, 2006	6.46	6.30	5.72	5.22	4.77	4.37	3.56	2.94
March 15, 2007	6.46	6.26	5.65	5.12	4.65	4.23	3.38	2.73
March 15, 2008	6.46	6.15	5.50	4.93	4.43	3.98	3.08	2.41
March 15, 2009	6.46	6.07	5.36	4.74	4.20	3.71	2.73	2.00
March 20, 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Stock Price

Effective Date	$65.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00

March 02, 2005	2.67	2.29	1.75	1.38	1.12	0.93	0.78	0.67
March 15, 2006	2.45	2.08	1.54	1.18	0.94	0.77	0.64	0.54
March 15, 2007	2.24	1.86	1.32	0.98	0.76	0.60	0.49	0.41
March 15, 2008	1.90	1.52	1.00	0.69	0.51	0.38	0.31	0.25
March 15, 2009	1.46	1.07	0.58	0.32	0.20	0.13	0.10	0.08
March 20, 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365-day year.

•	If the stock price is in excess of $130.00 per share (subject to adjustment), no additional shares will be issuable upon conversion.

•
If the stock price is less than $40.15 per share) (the last reported sale price of our common stock on the date of the offering memorandum for the initial private placement) (subject to adjustment), no additional shares will be issuable upon conversion.

          Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 24.9066 per $1,000 principal amount of debentures, subject to adjustments in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

          Our obligation to deliver the additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

          Conversion after a Public Acquirer Change of Control.  Notwithstanding the foregoing, and in lieu of adjusting the conversion rate as set forth above, in the case of a “public acquirer change of control” (as defined below) we may, in lieu of increasing the conversion rate as described above, elect to adjust the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the debentures will be entitled to convert their debentures (subject to the satisfaction of the conditions to conversion described under “— Conditions to Conversion” above) into a number of shares of “acquirer common stock” (as defined below).  The conversion rate following the effective date of such transaction will be a number of shares of acquirer common stock equal to the product of:

•	the conversion rate in effect immediately prior to the effective date of such transaction, times

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•
the average of the quotients obtained, for each trading day in the 10 consecutive trading day period commencing on the trading day next succeeding the effective date of such public acquirer change of control (the “valuation period”), of:

	(i)	the “acquisition value” of our common stock on each such trading day in the valuation period, divided by

	(ii)	the closing price of the acquirer common stock on each such trading day in the valuation period.

          The “acquisition value” of our common stock means, for each trading day in the valuation period, the value of the consideration paid per share of our common stock in connection with such public acquirer change of control, as follows:

•	for any cash, 100% of the face amount of such cash;

•
for any acquirer common stock or any other securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market, 100% of the closing price of such acquirer common stock or other traded securities on each such trading day; and

•
for any other securities, assets or property, 102% of the fair market value of such security, asset or property on each such trading day, as determined by two independent nationally recognized investment banks selected by the trustee for this purpose.

          After the adjustment of the conversion rate in connection with a public acquirer change of control, the conversion rate will be subject to further similar adjustments in the event that any of the events described above occur thereafter.

          A “public acquirer change of control” is any transaction described in clause (3) of the definition of a fundamental change, as limited by the paragraph following the definition of a fundamental change (both as set forth under “— Repurchase at the Option of the Holder upon a Designated Event”) where the acquirer, or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s capital stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control.  We refer to such acquirer’s or other entity’s class of common stock as the “acquirer common stock.”  Upon a public acquirer change of control, if we so elect, holders may convert their debentures (subject to the satisfaction of the conditions to conversion described under “— Conditions to Conversion” above) at the adjusted conversion rate described in the preceding two paragraphs but will not be entitled to the increased conversion rate described under “— Determination of the Make Whole Premium — General.”  We are required to notify holders of our election in our notice to holders of such transaction.  As described under “— Conditions to Conversion” holders may convert their debentures upon a public acquirer change of control during the period specified therein.  In addition, the holder can also, subject to certain conditions, require us to repurchase all or a portion of its debentures as described under “— Repurchase at the Option of the Holder upon a Designated Event.”

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Subordination of the Debentures

          The debentures, and all other payment obligations with respect thereto, will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of indebtedness of all obligations under our amended and restated senior credit agreement and all of our other existing and future senior indebtedness.  The debentures are pari passu in right of payment to all of our other senior subordinated indebtedness (including our obligations under our existing 8% senior subordinated notes during the guarantee period) and senior in right of payment to all of our subordinated indebtedness.  As of March 31, 2005, we and our subsidiaries had (i) approximately $42.4 million of outstanding senior indebtedness and (ii) other liabilities, including trade payables, to which the debentures are subordinated or effectively subordinated.  As of June 1, 2005, we had approximately $154.2 million of outstanding senior subordinated indebtedness, with which the debentures rank pari passu during the guarantee period.  After the guarantee period, however, the debentures will be effectively subordinated to all indebtedness and other liabilities including trade payables of our subsidiaries as well as their guarantees of our 8% senior subordinated notes.

          Only our senior indebtedness will rank senior in right of payment to the debentures pursuant to the provisions of the indenture.  The debentures will in all respects have the same rank in right of payment as all our other senior subordinated indebtedness (other than with respect to the 8% senior subordinated notes once the guarantee period expires, as described above) and will rank senior in right of payment to any of our subordinated indebtedness.

          Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness, including, without limitation, any modifications to interest rates or fees or dates of payment of interest, fees or principal or to financial or other covenants or events of default, as well as any release of any collateral or person obligated on such senior indebtedness, or other waiver or forbearance.

          By reason of such subordination, in the event of dissolution, insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings, or upon any winding up, liquidation or dissolution, in each case whether voluntary or involuntary, or any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, upon any payment or distribution of our assets or securities,

•
holders of senior indebtedness will be entitled to receive payment in full in cash of all obligations before the holders of debentures or any of our other senior subordinated indebtedness will be entitled to receive any payment of principal, premium, if any, or interest on the debentures, or payment upon a redemption, repurchase at the option of the holder or repurchase upon a designated event at the option of the holder of the debentures;

•
the holders of the debentures are required to pay over their share of such payment or distribution to the holders of senior indebtedness or their representative for application to the payment of all senior indebtedness remaining unpaid, to the extent necessary to pay all holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness; and

•	holders of senior indebtedness may recover more, ratably, and holders of the debentures may recover less, ratably, than our other creditors.

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          In addition, no payment of the principal amount, redemption price, repurchase price or designated event repurchase price, or interest or other cash obligations with respect to any debentures may be made by us, nor may we redeem or acquire any debentures, if:

•	any payment default on any designated senior indebtedness has occurred and is continuing; or

•
any default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and the trustee receives a written notice that blocks payment under the debentures (a “payment blockage notice”) from (a) the administrative agent for the lenders under our amended and restated senior credit agreement or (b) the holders of any other designated senior indebtedness or their representatives.

          Notwithstanding the foregoing, payments with respect to the debentures may resume and we may redeem or acquire debentures for cash when:

•	in the case of a payment default with respect to the designated senior indebtedness, the date upon which such payment default is cured or waived or ceases to exist; or

•
in the case of a non-payment default described in the second bullet above, the earlier of (x) the date on which such non-payment default is cured, waived or ceases to exist (so long as no other default exists), (y) 179 days after the applicable payment blockage notice is received or (z) the date on which the trustee receives notice from a representative of designated senior indebtedness rescinding such payment blockage notice, unless, in each case, the maturity of any designated senior indebtedness has been accelerated, provided that the terms of the indenture otherwise permit the payment, redemption or acquisition of the debentures at that time.

No new payment blockage notice may be delivered unless and until:

•	360 days have elapsed since the delivery of the immediately prior payment blockage notice; and

•	all scheduled payments of principal, interest and additional amounts, if any, on the debentures that have come due have been paid in full in cash.

          No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee will be, or be made, the basis for a subsequent payment blockage notice unless such default has been cured or waived for a period of not less than 90 days.

          Upon any payment or distribution of our assets or securities to creditors upon any dissolution, winding up, liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of all senior indebtedness shall first be entitled to receive payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all obligations due or to become due in respect of such senior indebtedness before the holders of the debentures shall be entitled to receive any payment or distribution with respect to any debentures.

          If the trustee or any holder of the debentures receives a payment in respect of the debentures when the payment is prohibited by these subordination provisions, the trustee or the holder, as the case

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may be, will hold the payment in trust for the benefit of the holders of senior indebtedness.  Upon the proper written request of the holders of senior indebtedness, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of the senior indebtedness or their proper representative which, with respect to any and all indebtedness under the amended and restated senior credit agreement, shall mean the agent for such holders.

          GHC must properly notify holders of the senior indebtedness if payment of the debentures is accelerated because of an event of default.

          The obligations of each subsidiary guarantor under its subsidiary guarantee will be subordinated and junior in right of payment to the prior payment in full of existing and future senior indebtedness of such subsidiary guarantor substantially to the same extent as the debentures are subordinated to all of our existing and future senior indebtedness.

          No provision contained in the indenture or the debentures will affect our obligation, which is absolute and unconditional, to pay the debentures when due.  The subordination provisions of the indenture will not prevent the occurrence of any default or event of default under the indenture.

          The subordination provisions shall not be amended or modified without the written consent of the holders of at least 75% in aggregate principal amount of the debentures then-outstanding if such amendment would adversely affect the rights of the holders of the debentures.

Guarantees

          During the guarantee period, the debentures will be guaranteed by each of our current and future restricted subsidiaries that guarantee any of our 8% senior subordinated notes.  The subsidiary guarantees are joint and several obligations of the subsidiary guarantors and are unsecured senior subordinated obligations of such subsidiary guarantors.  The obligations of each subsidiary guarantor under its subsidiary guarantee are subordinated and junior in right of payment to the prior payment in full of existing and future senior indebtedness of such subsidiary guarantor substantially to the same extent as the debentures are subordinated to all of our existing and future senior indebtedness.  The subsidiary guarantors also guarantee all obligations under the amended and restated senior credit agreement and have guaranteed all obligations under our 8% senior subordinated notes, and each subsidiary guarantor granted a security interest in all or substantially all of its assets to secure the obligations under the amended and restated senior credit agreement.  The obligations of each subsidiary guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor and after giving effect to any collections or payments from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of such other subsidiary guarantor under its subsidiary guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such subsidiary guarantor under its subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  See “Risk Factors — Risks Related to the Debentures and Our Common Stock — Federal and state statutes may allow courts to void or subordinate guarantees and other laws may limit payments under the subsidiary guarantees.”  Each subsidiary guarantor that makes a payment or distribution under a subsidiary guarantee shall be entitled to a contribution from each other subsidiary guarantor in a pro rata amount, based on the net assets of each subsidiary guarantor determined in accordance with GAAP.

          The indenture provides that we will cause each restricted subsidiary who is a subsidiary guarantor to (i) execute and deliver to the trustee a supplemental indenture in a form reasonably satisfactory to the trustee pursuant to which such restricted subsidiary shall become a party to the indenture and thereby unconditionally guarantee all of our obligations under the debentures and the indenture on the terms set

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forth therein and (ii) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such restricted subsidiary and constitutes a valid, binding and enforceable obligation of such restricted subsidiary (which opinion may be subject to customary assumptions and qualifications).  Thereafter, such restricted subsidiary shall (unless released in accordance with the terms of the indenture) be a subsidiary guarantor for all purposes of the indenture.

          Each subsidiary guarantee will be a continuing guarantee and will (a) remain in full force and effect until payment of all of the obligations covered thereby, except as provided below, (b) be binding upon each subsidiary guarantor and (c) inure to the benefit of and be enforceable by the trustee, holders of the debentures and their successors, transferees and assigns.

          The indenture provides that if the debentures thereunder are discharged in accordance with the terms of the indenture, then each subsidiary guarantor shall be released and discharged of its guarantee obligations in respect of the indenture and the debentures.  In addition, if any subsidiary guarantor’s guarantee of any obligations under the 8% senior subordinated notes is fully and unconditionally released, then such subsidiary guarantor shall be released and discharged of its guarantee obligations in respect of the indenture and the debentures; provided however that if such subsidiary guarantor shall subsequently guarantee any obligation under the 8% senior subordinated notes, then such guarantor shall be required to become a subsidiary guarantor pursuant to the procedures set forth above.  In addition, all of the guarantees of the debentures will be released at such time as all of our 8% senior subordinated notes due 2013 are no longer outstanding.  However, if during the guarantee period we issue any other senior subordinated indebtedness or subordinated indebtedness and such senior subordinated indebtedness or subordinated indebtedness is guaranteed by one or more of our subsidiaries, such subsidiaries will also be required to guarantee the debentures on an unsecured senior subordinated basis pursuant to the procedures set forth above.

          Any subsidiary guarantor that is designated an unrestricted subsidiary shall upon such designation be released and discharged of its guarantee obligations in respect of the indenture and the debentures and any unrestricted subsidiary that is redesignated as a restricted subsidiary shall upon such redesignation be required to become a subsidiary guarantor pursuant to the procedures set forth above.

Prohibition of Incurrence of Senior Subordinated Indebtedness

          Neither we nor any subsidiary guarantor shall incur or suffer to exist indebtedness that is senior in right of payment to the debentures or such subsidiary’s guarantee and subordinate in right of payment to any of our senior indebtedness or the senior indebtedness of such subsidiary guarantor.

Merger and Sale of Assets

          The indenture provides that we may not consolidate with or merge with or into any other person and that we may not sell, convey or transfer all or substantially all of our or our restricted subsidiaries’ properties or assets taken as a whole, in one or more related transactions to another person, unless among other items:

•
we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•
the successor person (other than any successor who is bound to our obligations under the debentures and the indenture by operation of law) assumes, by supplemental indenture satisfactory in form and substance to the trustee, all of our obligations, or the obligations

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of any such restricted subsidiary, as the case may be, under the debentures and the indenture;

•	after giving effect to such transaction, there is no event of default, and no event that, after notice or passage of time or both, would become an event of default; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer complies with these requirements.

          In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other person.

          When such a person assumes our obligations or those of any restricted subsidiary in such circumstances, subject to certain exceptions, we, and/or such restricted subsidiary, shall be discharged from all our or its obligations under the debentures and the indenture, except for in the case of a lease of all or substantially all our assets, in which case we will not be discharged from any of our obligations under the debentures of the indenture.

Events of Default; Notice and Waiver

The following are events of default under the indenture:

•	failure to pay principal, if any, when due at maturity, upon redemption, repurchase or otherwise on the debentures;

•
default in our obligation to deliver shares of our common stock, cash or other property upon conversion of the debentures as required under the indenture and such default continues for a period of 10 days;

•	failure to pay the make whole premium, if any, when due upon conversion of the debentures, and such default continues for a period of 10 days;

•	failure to pay any interest, or additional amounts, if any, on the debentures, when due and such failure continues for a period of 30 days;

•	failure to provide notice of the occurrence of a designated event on a timely basis;

•
failure to pay any indebtedness for money borrowed by us or one of our subsidiaries in an outstanding principal amount in excess of $20.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding debentures);

•	failure to pay any final judgments in excess of $20.0 million in the aggregate by us or one of our subsidiaries and such judgments are not paid, discharged or stayed for a period of 60 days;

•	failure by us or by any subsidiary guarantor to perform or observe any of the other covenants in the indenture for 60 days after written notice to us from the trustee (or to us

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and the trustee from the holders of at least 25% in principal amount of the outstanding debentures);

•
a subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of the indenture) or is declared to be null and void and unenforceable or the subsidiary guarantee of a significant subsidiary is found to be invalid or a subsidiary guarantor that is a significant subsidiary denies its liability under its subsidiary guarantee (other than by reason of release of the subsidiary guarantor in accordance with the terms of the indenture), provided, however, that an event of default will also be deemed to occur with respect to subsidiary guarantors that are not significant subsidiaries (“insignificant subsidiaries”) if the subsidiary guarantees of such insignificant subsidiaries cease to be in full force and effect (other than in accordance with the terms of the indenture) or are declared null and void and unenforceable or the subsidiary guarantees of such insignificant subsidiaries are found to be invalid or such insignificant subsidiaries deny their liability under their subsidiary guarantees (other than by reason of release of the subsidiary guarantors in accordance with the terms of the indenture), if when aggregated and taken as a whole, those insignificant subsidiaries providing subsidiary guarantees on the debentures would meet the definition of a significant subsidiary; or

•	certain events involving our bankruptcy, insolvency or reorganization relating to us.

          The term “significant subsidiary” means any of our subsidiaries that is a “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X.

          The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal, make whole premium, if any, interest, or additional amounts, if any, on the debentures.  However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

          If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal, if any, accrued and unpaid interest, including additional amounts, if any, on the outstanding debentures to be immediately due and payable.  In case of certain events of bankruptcy or insolvency involving us, the principal, if any, accrued and unpaid interest, including additional amounts, if any, on the debentures will automatically become due and payable.  However, if we cure all defaults, except the nonpayment of principal, if any, interest, including additional amounts, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled, the acceleration may be rescinded and annulled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults.

          Payments of principal, premium, if any, interest, or additional amounts, if any, on the debentures that are not made when due will accrue interest from the required payment date at the annual rate of 1% above the then applicable interest rate for the debentures.

          No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal, premium, if any, or interest, or additional amounts, if any, on the debentures, unless:

•	the holder has given the trustee written notice of a continuing event of default;

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•	the holders of at least 25% in principal amount of outstanding debentures make a written request, and offer reasonable security or indemnity, to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures within 60 days of such notice; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Modification and Waiver

          The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend the indenture.  However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

•	extend the fixed maturity of any debenture;

•	reduce the rate or extend the time for payment of interest, or additional amounts, if any, of any debenture;

•	reduce the principal amount of any debenture;

•	reduce any amount payable upon redemption or repurchase of any debenture;

•	adversely change our obligation to redeem any debentures on a redemption date;

•	adversely change our obligation to repurchase any debenture at the option of the holder;

•	reduce the amount of the make whole premium or otherwise impair the right of a holder to receive the make whole premium due on any debenture;

•	adversely change our obligation to repurchase any debenture upon a designated event;

•	impair the right of a holder to institute suit for payment on any debenture;

•	change the currency in which any debenture is payable;

•	impair the right of a holder to convert any debenture or reduce the amount of cash, the number of shares of common stock or the amount of any other property receivable upon conversion;

•	release any subsidiary guarantor from any of its obligations under its subsidiary guarantee or the indenture other than in accordance with the terms of the indenture;

•	reduce the quorum or voting requirements under the indenture; or

•	subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture.

          Notwithstanding the foregoing, the consent of the holders of 25% of the principal amount of the outstanding debentures is required to modify or amend the indenture to change the provisions set forth above under “— Payment Upon Conversion” such that, from and after the date of such modification or

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amendment, we will have the ability to satisfy the principal return upon conversion of a debenture in cash, common stock or any combination thereof; provided, however, that we may, without seeking the consent of any holders of debentures, (1) increase the 25% voting requirement set forth in this paragraph or (2) eliminate our right to implement the modification or amendment to the indenture set forth in this paragraph.

          In addition, the provisions set forth above under “— Subordination of the Debentures” will not be amended or modified without the written consent of the holders of at least 75% in aggregate principal amount of the debentures then-outstanding if such amendment would adversely affect the rights of the holders of the debentures.

          We are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures.

          The holders of a majority in aggregate principal amount of the debentures at the time outstanding may waive any existing default and its consequences except:

•	any default in any payment of principal or interest with respect to the debentures;

•	any default with respect to the conversion rights of the debentures;

•	any default in the payment of the redemption price;

•	a default in the payment of the repurchase price (upon a repurchase at the option of a holder or a repurchase upon a designated event);

•	a default in the payment of the make whole premium when due; or

•	any default in respect of certain covenants or provisions in the indenture which may not be modified without the consent of the holder of each debenture as described above.

          Notwithstanding the foregoing, no amendment or modification of the indenture relating to the subordination provisions may occur that amends or modifies, or otherwise adversely affects the rights of the holders of senior indebtedness without the prior written consent of the holders of such senior indebtedness or the agent therefor acting on their behalf.

          When a default is waived, it is deemed cured and will cease to exist, but no such waiver shall extend to any subsequent or other default.

Form, Denomination and Registration

The debentures were issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and multiples of $1,000.

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Global Debenture, Book-Entry Form

          Debentures are evidenced by one or more global debentures.  We deposited the global debenture or debentures with DTC and registered the global debentures in the name of Cede & Co. as DTC’s nominee.  Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

          Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called “participants”).  Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds.  The laws of some states require that certain persons take physical delivery of securities in definitive form.  As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

          Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture.  Except as provided below, owners of beneficial interests in a global debenture will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global debenture.

          We will pay interest, and additional amounts, if any, on and the redemption price and the repurchase price of, a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be.  Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

          Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.  DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and member of the Federal Reserve System;

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•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants.  Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations.  Some of the participants or their representatives, together with other entities, own DTC.  Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants.  However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

          We will issue debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days.  In addition, beneficial interests in a global debenture may be exchanged for definitive certificated debentures upon request by or on behalf of DTC in accordance with customary procedures.  The indenture permits us to determine at any time and in our sole discretion that debentures shall no longer be represented by global debentures.  DTC has advised us that, under its current practices, it would notify its participants of our request, but only withdraw beneficial interests from the global debentures at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Registration Rights of the Debenture Holders

          We and the subsidiary guarantors entered into a registration rights agreement with the initial purchasers.  We have filed a shelf registration statement, of which this prospectus is a part, with the SEC covering the debentures, the guarantees and the common stock, if any, issuable upon conversion of the debentures.  We will use our commercially reasonable efforts to cause the shelf registration statement to become effective within 180 days of the first date of original issuance of the debentures.  We will use our commercially reasonable efforts to keep the shelf registration statement effective until the date there are no longer any registrable securities.

When we use the term “registrable securities” in this section, we are referring to:

(a)
the debentures, including the subsidiary guarantees, until the earliest of (i) their effective registration under the Securities Act and the resale of all such debentures in accordance with the shelf registration statement, (ii) the expiration of the holding period applicable to such debentures under Rule 144(k) under the Securities Act or any successor provision or similar provisions then in effect (“Rule 144(k)”), or (iii) the date on which all such debentures have been converted or otherwise cease to be outstanding, and

(b)
the shares of common stock, if any, issuable upon conversion of the debentures, until the earliest of (i) their effective registration under the Securities Act and the resale of all such shares of common stock in accordance with the shelf registration statement, (ii) the expiration of the holding period applicable to such shares of common stock under Rule 144(k),

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(iii) the date on which all such shares of common stock are freely transferable by persons who are not our affiliates without registration under the Securities Act, or (iv) the date on which all such shares of common stock cease to be outstanding.

          We may suspend the use of the prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events, including the determination that the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing or that the disclosure of such material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.  Any suspension period shall not exceed:

•	45 days in any three-month period; or

•	an aggregate of 90 days in any 12-month period.

          We will pay predetermined additional amounts on any interest payment date if the shelf registration statement is not made effective or if the prospectus included in the registration statement is unavailable for periods in excess of those permitted above on the debentures, at an annual rate equal to 0.25% per annum of the aggregate principal amount of the debentures outstanding for the first 45 days after the occurrence of such registration default and 0.50% per annum of the aggregate principal amount of the debentures outstanding thereafter until such time as the registration statement is declared effective or until the time that the registration statement again becomes effective and available.  In no event will additional interest accrue at a rate per year exceeding 0.50%.  We will have no other liabilities for monetary damages with respect to our registration obligations.

          If a holder converts debentures on any date when we are required to pay additional amounts as a result of a default under the registration rights agreement as described above, the holder will not be entitled to receive additional amounts on such common stock, but the applicable conversion rate will instead be increased as described under “— Conversion of the Debentures.”

          Any days on which the registration statement is not available to holders of registrable securities as a result of the filing of a post-effective amendment or supplement to the shelf registration statement shall not count towards the calculation of the 45 and 90 day periods described above if the post-effective amendment or supplement is made either for the sole purpose of naming additional holders as selling securityholders or, if an underwritten offering of registrable securities is conducted under the registration rights agreement, solely to include information reasonably requested by a managing underwriter.

          A holder who elects to sell registrable securities pursuant to the shelf registration statement will be required to:

•	be named as a selling securityholder in the related prospectus;

•	deliver a prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

          In addition, a holder who elects to resell registrable securities pursuant to the shelf registration statement will be subject to certain of the civil liability provisions under the Securities Act in connection with such holder’s sales.

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Under the registration rights agreement we will:

•	pay all expenses as set forth in the registration rights agreement with respect to the shelf registration statement;

•	provide each registered holder copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•
take other reasonable actions as are required to permit the use of the registration statement by holders of registrable securities in accordance with the terms and conditions of the registration rights agreement.

          We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the shelf registration statement by issuing a press release to Reuters Economic Services and Bloomberg Business News.  A form of notice and questionnaire, a copy of which can be obtained from us upon request, must be completed and delivered by a holder interested in selling its registrable securities pursuant to the shelf registration statement.  In order to be named as a selling securityholder in the prospectus at the time of effectiveness of the shelf registration statement, you must have completed and delivered the questionnaire to us on or prior to the tenth business day before the effectiveness of the registration statement.  Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request following the effectiveness, we will use our commercially reasonable efforts to, no later than (i) 20 business days following receipt of such questionnaire or (ii) the end of any period during which we have suspended use of the prospectus, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to add you as a holder under the shelf registration statement and permit you to deliver your prospectus to purchasers of registrable securities subject to our right to suspend the use of the prospectus as described above; provided that we will not be obligated to file more than two such amendments or supplements during any calendar quarter and we will not be obligated to file more than four such amendments during any calendar year.

          We will pay the additional amounts described above to the holder if we fail to make the filing in the time required, or if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 60 days of the filing.  If you do not complete and deliver a questionnaire or provide the other information we may request, you will not be named as a selling shareholder in the prospectus and will not be permitted to sell your registrable securities pursuant to the shelf registration statement.  This summary of the registration rights agreement is not complete.

          This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

Information Concerning the Trustee

          We have appointed The Bank of New York, the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures.  The trustee also serves as trustee under our 8% senior subordinated notes.  The trustee or its affiliates may also provide other services to us in the ordinary course of their business.  The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise.  The trustee and its affiliates will be permitted to engage in other transactions with us.  However, if the trustee or any affiliate

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continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.

Governing Law

          The debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

          Set forth below is a summary of certain of the defined terms used in the indenture.  Reference is made to the indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

          “Amended and restated senior credit agreement” means that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 1, 2003 as amended and restated on March 2, 2005 among GHC, as borrower, the Guarantors referred to therein, the Lenders referred to therein, and Wachovia Capital Markets, LLC, as Co-lead Arranger and Bookrunnner, Wachovia Bank, National Association, as Administrative Agent, General Electric Capital Corporation, as Co-lead Arranger and Documentation Agent, Citicorp North America, as Syndication Agent, and Merrill Lynch Capital, a division of Merrill Lynch Financial Services, Inc., as Syndication Agent.

          “Capital lease obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          “Capital stock” means:

          (1)          in the case of a corporation, corporate stock;

          (2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)          any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

          “Credit facilities” means one or more debt facilities or agreements (including, without limitation, the amended and restated senior credit agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.

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          “Designated senior indebtedness” means (i) any indebtedness outstanding under the amended and restated senior credit agreement and (ii) any other senior indebtedness the principal amount of which is $50.0 million or more and that has been designated by us as “designated senior indebtedness.”

          “Equity interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

          “GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness.

          “Hedging obligations” means, with respect to any specified person, the obligations of such person under:

          (1)          interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2)          other agreements or arrangements designed to protect such person against fluctuations in interest rates.

          “Indebtedness” means, with respect to any specified person, any indebtedness of such person, whether or not contingent:

          (1)          in respect of borrowed money;

          (2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)          in respect of banker’s acceptances;

          (4)          representing capital lease obligations;

          (5)          representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6)          representing any hedging obligations,

          if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP.  In addition, the term “indebtedness” includes all indebtedness of others secured by a lien on any asset of the specified person (whether or not such indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by the specified person of any indebtedness of any other person.

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          Notwithstanding anything in the foregoing to the contrary, indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business.

          The amount of any indebtedness outstanding as of any date shall be:

          (1)          the accreted value of the indebtedness, in the case of any indebtedness issued with original issue discount; and

          (2)          the principal amount of the indebtedness, together with any interest on the indebtedness that is more than 30 days past due, in the case of any other indebtedness.

          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          “Non-recourse debt” means indebtedness:

          (1)          as to which neither GHC nor any of its restricted subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2)          no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an unrestricted subsidiary) would permit upon notice, lapse of time of both any holder of any other indebtedness (other than the Debentures) of GHC or any of its restricted subsidiaries to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3)          as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of GHC or any of its restricted subsidiaries.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any indebtedness.

          “Restricted subsidiary” of a person means any subsidiary of the referent person that is not an unrestricted subsidiary.

          “Senior indebtedness” means:

          (1)          all indebtedness of GHC or any subsidiary guarantor outstanding under credit facilities and all hedging obligations with respect thereto;

          (2)          any other indebtedness of GHC or any subsidiary guarantor, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the debentures, or any subsidiary guarantee; and

          (3)          all obligations with respect to the items listed in the preceding clauses (1) and (2).

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          Notwithstanding anything to the contrary in the preceding, senior indebtedness will not include:

          (1)          any liability for federal, state, local or other taxes owed or owing by GHC;

          (2)           any indebtedness of GHC to any of its subsidiaries or other affiliates; or

          (3)          any trade payables.

          “Senior subordinated indebtedness” means (i) with respect to GHC, the debentures, the 8% senior subordinated notes and any other indebtedness of GHC that specifically provides that such indebtedness is to have the same rank as the debentures in right of payment and is not subordinated by its terms in right of payment to any indebtedness or other obligation of GHC which is not senior indebtedness and (ii) with respect to any subsidiary guarantor, the subsidiary guarantees and any other indebtedness of such subsidiary guarantor that specifically provides that such indebtedness is to have the same rank as the subsidiary guarantees in right of payment and is not subordinated by its terms in right of payment to any indebtedness or other obligation of such subsidiary guarantor which is not senior indebtedness.

          “Subordinated indebtedness” means any indebtedness of a party (whether outstanding on the date of the indenture or thereafter incurred) that is subordinate or junior in right of payment to the debentures pursuant to a written agreement to that effect.

          “Subsidiary” means, with respect to any specified person:

          (1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and

          (2)          any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are that person or one or more subsidiaries of that person (or any combination thereof).

          “Subsidiary guarantee” means the guarantee of the debentures by each of the subsidiary guarantors pursuant to the indenture and in the form of the guarantee endorsed on the form of debenture attached to the indenture.”

          “Subsidiary guarantors” means each of:

          (1)          GHC’s restricted subsidiaries that guarantee GHC’s 8% senior subordinated notes;

          (2)          any subsidiaries of GHC which in the future guarantee any other senior subordinated indebtedness or subordinated indebtedness of GHC;

          (3)          any other subsidiary that executes a subsidiary guarantee in accordance with the provisions of the indenture; provided, however, that upon the release and discharge of any person from its subsidiary guarantee in accordance with the indenture, such person shall cease to be a subsidiary guarantor;

and their respective successors and assigns.

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          “Unrestricted subsidiary” means any subsidiary of GHC (or any successor to any of them) that is designated by the Board of Directors as an unrestricted subsidiary pursuant to a board resolution, but only to the extent that such subsidiary:

          (1)          has no indebtedness other than non-recourse debt;

          (2)          is not party to any agreement, contract, arrangement or understanding with such person or any restricted subsidiary of such person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such person or such restricted subsidiary than those that might be obtained at the time from persons who are not affiliates of such person;

          (3)          is a person with respect to which neither such person nor any of its restricted subsidiaries has any direct or indirect obligation (a) to subscribe for additional equity interests or (b) to maintain or preserve such person’s financial condition or to cause such person to achieve any specified levels of operating results;

          (4)          has not guaranteed or otherwise directly or indirectly provided credit support for any indebtedness of such person or any of its restricted subsidiaries; and

          (5)          has at least one director on its board of directors that is not a director or executive officer of such person or any of its restricted subsidiaries and has at least one executive officer that is not a director or executive officer of such person or any of its restricted subsidiaries.

          Any designation of a subsidiary of such person as an unrestricted subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions.  If, at any time, any unrestricted subsidiary would fail to meet the preceding requirements as an unrestricted subsidiary, it will thereafter cease to be an unrestricted subsidiary for purposes of the indenture and any indebtedness of such subsidiary will be deemed to be incurred by a restricted subsidiary of such person as of such date.  The board of directors of such person may at any time designate any unrestricted subsidiary to be a restricted subsidiary; provided that such designation will be deemed to be an incurrence of indebtedness by a restricted subsidiary of such person of any outstanding indebtedness of such unrestricted subsidiary and such designation will only be permitted if no default or event of default would be in existence following such designation.

          Notwithstanding the foregoing, Liberty Health Corp., LTD. will be deemed an unrestricted subsidiary of GHC unless and until such subsidiary ceases to be a subsidiary of GHC or is designated as a restricted subsidiary pursuant to the terms of the indenture.

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DESCRIPTION OF CAPITAL STOCK

          Our articles of incorporation provide that our authorized capital stock consists of 50,000,000 shares, $.01 par value, including 45,000,000 shares of common stock and 5,000,000 shares of preferred stock, $.01 par value, including 1,000,000 shares of Series A Junior Participating Preferred Stock, or “junior preferred stock.”

Common Stock

          Subject to the rights specifically granted to holders of any then outstanding preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders and are entitled to any distributions that may be declared by our board of directors.  Our common shareholders do not have cumulative voting rights or preemptive rights.  Upon our dissolution or liquidation, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All of our outstanding common stock is fully paid and nonassessable.  The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

          Our board of directors may from time to time authorize the issuance of one or more classes or series of preferred stock without shareholder approval.  Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to issue preferred stock, establish the number of preferred stock, change the number of preferred stock constituting any class or series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on our preferred stock, including distribution rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our shareholders.

          One of the effects of undesignated stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.  The issuance of such preferred stock may adversely affect the rights of our common shareholders by, among other things:

•	restricting the payment of distributions on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock;

•	delaying or preventing a change in control without further action by the shareholders; or

•	decreasing the market price of our common stock.

Authorized and Outstanding Shares

          There are 45,000,000 authorized shares of our common stock, of which as of June 23, 2005, 19,857,005 shares were issued and outstanding, and 5,000,000 authorized shares of our preferred stock, 1,000,000 of which have been designated as junior preferred stock and reserved for

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issuance under the rights agreement described below.

          Common stock and preferred stock available for future issuance may be utilized for a variety of corporate purposes, including facilitating acquisitions or public offerings to raise additional capital.  We do not currently have any plans to issue additional common stock or preferred stock, other than common stock reserved for issuance under our stock option plan, stock incentive plan and upon conversion of the debentures and the junior preferred stock reserved for issuance under the rights agreement.

Anti-Takeover Considerations and Special Provisions of the Articles of Incorporation, Bylaws and Pennsylvania Law

          Pennsylvania Anti-Takeover Provisions

          We are governed by Pennsylvania corporation law which provides that the board of directors of a corporation in discharging its duties, including its response to a potential merger or takeover, may consider the effect of any action upon employees, shareholders, suppliers, patients, customers and creditors of the corporation as well as upon communities in which offices or other establishments of the corporation are located and all other pertinent factors.

          The overall effect of these provisions may be to deter a future tender offer or other offers to acquire us or our shares.  Shareholders might view such an offer to be in their best interests should the offer include a substantial premium over the market price of the common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

          Business Combinations

          We are subject to the provisions of Pennsylvania corporation law restricting business combinations, such as mergers and sales of our assets, that are not approved by the board of directors.  If the board of directors does not approve a business combination with a person who owns 20% or more of our voting shares before the person attains that level of ownership, the person will not be able to engage in a business combination with us for five years unless the person acquires at least 80% of our voting stock and a majority of the remaining shares approve the business combination.

          Articles of Incorporation and Bylaws

          A number of provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our shareholders.  Provisions that grant our board of directors the ability to issue preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some shareholders to be in their best interests.  Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to our shareholders.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of our common stock.  Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our shareholders.

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          Classified Board of Directors

          Our articles of incorporation provide that, except as otherwise provided in the terms of any class or series of our shares relating to the rights of the holders of the class or series to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively by a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies, or the whole board, but will not be less than three.  Our directors, other than those who may be elected by the holders of any class or series of our preferred stock having the right to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, one class originally to be elected for a term expiring at the annual meeting of shareholders held in 2005, which class of directors was re-elected at our 2005 annual meeting of shareholders for a term expiring at the annual meeting of shareholders to be held in 2008, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2006 and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2007, with each director to hold office until his or her successor is duly elected and qualified.  Commencing with the 2005 annual meeting of shareholders, directors elected to succeed directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until such person’s successor is duly elected and qualified.

          Our articles of incorporation provide that, except as otherwise provided with respect to the rights of the holders of any class or series of stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the shareholders.  Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor will have been duly elected and qualified.  No decrease in the number of directors constituting our board of directors will shorten the term of any incumbent director.  Subject to the rights of any class or series of stock having the right to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of at least 80% of the votes cast by all shareholders entitled to vote thereon, voting together as a single class.

          These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees.  Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors.  Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

          Shareholder Action by Written Consent; Special Meetings

          Shareholders must effect any action required or permitted to be taken at a duly called annual or special meeting of shareholders and those actions may not be effected by any consent in writing by the shareholders.  Our articles of incorporation provide that, except as otherwise required by law or by the terms of a class or series of our stock, special meetings of shareholders may be called only by a majority of the whole board, by our chairman or by shareholders owning at least 30% of our outstanding voting shares.  No business other than that stated in the notice of meeting may be transacted at any special meeting.  These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by our board, by our chairman or by the required number of shareholders.

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          Advance Notice Procedures

          Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of shareholders.  These shareholder notice procedures provide that only persons who are nominated by our board of directors, or by a shareholder who was a shareholder of record at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors.  These shareholder notice procedures also provide that at an annual meeting only the business that has been brought before the meeting by our board of directors, or by a shareholder who has given timely written notice to our secretary of the shareholder’s intention to bring the business before the meeting, may be conducted.  Under these shareholder notice procedures, for notice of shareholder nominations to be made at an annual meeting to be timely, the notice must be received by our secretary not later than the close of business on the 60th calendar day and not earlier than the close of business on the 90th calendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th calendar day before the annual meeting and not later than the close of business on the later of the 60th calendar day before the annual meeting or the tenth calendar day following the day on which public announcement of a meeting date is first made by us.

          Nevertheless, if the number of directors to be elected to our board of directors is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of our increased board of directors at least 70 calendar days before the first anniversary of the preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered not later than the close of business on the tenth calendar day following the day on which the public announcement is first made by us.

          In addition, under these shareholder notice procedures, a shareholder’s notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain some specified information.

          Article and Bylaw Amendments

          Our articles of incorporation provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding, voting together as a single class, is required to amend or repeal provisions of our articles of incorporation relating to shareholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by shareholders; the filling of vacancies; and the removal of directors.  Our articles of incorporation provide that bylaws related to certain specified provisions in the bylaws may be amended or repealed only by the affirmative vote of a majority of the whole board or by the affirmative vote of at least 80% of the votes cast by all shareholders entitled to vote thereon, voting together as a single class.  Except for such provisions, our bylaws generally may be amended by affirmative vote of a majority of our whole board or by affirmative vote of at least two-thirds of the votes cast by all shareholders entitled to vote thereon.

Rights Agreement

          In connection with the spin-off, our board of directors adopted a rights agreement and declared a dividend of one preferred share purchase right for each outstanding share of common stock.  Each right entitles the registered holder to purchase from us one one-hundredth of a share of junior preferred stock, at a price of $75.00, subject to adjustment in some circumstances.

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          The rights are evidenced by the certificates representing our common stock and are not exercisable until the earlier to occur of:

•
ten days following a public announcement that a person or group of affiliated or associated persons has become an “acquiring person” by obtaining beneficial ownership of at least 20% or more of the outstanding common stock; or

•
ten business days (or a later date determined by our board of directors) after a person or group commences a tender offer or exchange offer, the consummation of which would result in that person or group becoming an acquiring person.

          We refer to the date when the rights become exercisable as the “distribution date.”  The rights agreement provides that, until the distribution date or earlier redemption or expiration of the rights, the rights will be transferred with and only with our common stock.  Until the distribution date or earlier redemption or expiration of the rights, our common stock certificates will contain a notation incorporating the rights agreement by reference.  As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date and the separate right certificates alone will evidence the rights.

          The rights expire on the tenth anniversary of the rights agreement, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as summarized below.

          In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will thereafter be void, will later have the right to receive upon exercise the number of our common stock having a market value of two times the exercise price of the right.  If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold after a person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the right.

          At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of our outstanding common stock and before the acquisition by the person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, other than rights owned by the person or group which have become void, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of one of our shares of junior preferred stock, or of a share of a class or series having equivalent rights, preferences and privileges, per right subject to adjustment.

          At any time before the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of our outstanding common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right, as adjusted.  The redemption of the rights may be made effective at such time on such basis and with such conditions as our board of directors, in its sole discretion, may establish.  Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right that the holders of the rights will be eligible to receive will be the redemption price.

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          The terms of the rights may be amended by our board of directors without the consent of the holders of the rights; provided, however, that, our board may not reduce the threshold at which a person or group becomes an acquiring person to below 10% of our outstanding common stock, and from and after such time as any person or group of affiliated or associated persons becomes an acquiring person, no amendment may adversely affect the interests of the holders of the rights.

          Until a right is exercised, the holder of that right, as a holder, will have no additional rights as our shareholder solely by virtue of holding that right, including, without limitation, the right to vote or to receive dividends.

          The number of outstanding rights and the number of one one-hundredths of a share of our junior preferred stock issuable upon exercise of each right also will be subject to adjustment in the event of a split of our common stock or a dividend on our common stock payable in our common stock or subdivisions, consolidations or combinations of our common stock occurring, in any case, before the distribution date.

          The purchase price payable, and the number of our junior preferred shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, our junior preferred stock;

•
upon the grant to holders of our junior preferred stock of some rights or warrants to subscribe for or purchase our junior preferred stock at a price, or securities convertible into our junior preferred stock with a conversion price, less than the then-current market price of our junior preferred stock; or

•
upon the distribution to holders of our junior preferred stock of evidences of indebtedness or assets excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in our junior preferred stock or of subscription rights or warrants other than those referred to above.

          With some exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price.  No fractional shares of junior preferred stock will be issued, other than fractions that are integral multiples of one one-hundredth of one share of our junior preferred stock, which may, at our election, be evidenced by depositary receipts and instead, an adjustment in cash will be made based on the market price of our junior preferred stock on the last trading day before the date of exercise.

          Our junior preferred stock purchasable upon exercise of the rights will not be redeemable.  Each share of our junior preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared on each share of our common stock.  In the event of liquidation, the holders of our junior preferred stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per common stock.  Each share of our junior preferred stock will have 100 votes voting together with our common stock.  Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of our junior preferred stock will be entitled to receive 100 times the amount received per one share of common stock.  These rights are protected by customary anti-dilution provisions.

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          Due to the nature of our junior preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in one share of our junior preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

          The rights have anti-takeover effects.  The rights will cause substantial dilution to a person or group of persons that attempts to acquire us on terms not approved by our board of directors.  The rights should not interfere with any merger or other business combination approved by our board of directors before the time that a person or group has acquired beneficial ownership of 20% percent or more of the common stock since the rights may be redeemed by us at the redemption price until such time.

Registrar and Transfer Agent

          The registrar and transfer agent for our common stock is StockTrans, Inc.

Listing

          Our common stock is listed on the Nasdaq National Market under the symbol “GHCI.”

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SELLING SECURITYHOLDERS

          The debentures were originally issued by us and sold to certain initial purchasers (the “initial purchasers”) in the initial private placement in March 2005.  The debentures were resold by the initial purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed by the initial purchasers to be “qualified institutional buyers,” as defined by Rule 144A under the Securities Act.  The selling securityholders, including their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell under this prospectus any or all of the debentures listed below and the shares of common stock, if any, issued upon conversion of the debentures.

          The following table sets forth recent information about the principal amount of debentures beneficially owned by each selling securityholder that may be offered from time to time under this prospectus.

          The number of shares of common stock issuable upon conversion of the debentures is not known at this time because upon conversion holders of the debentures will receive a conversion value up to the full principal amount of the debentures in cash.  Shares will only be issuable upon conversion to the extent that the conversion value exceeds the principal amount of the debentures.  This conversion rate is subject to adjustment as described under “Description of the Debentures — Conversion of the Debentures — Conversion Rate Adjustments.”  Accordingly, the number of shares of common stock issuable upon conversion of the debentures, if any, may increase or decrease from time to time.  Under the terms of the indenture, upon conversion cash will be issued up to the full principal amount of the debentures and shares will be issued for any value in excess of the principal amount.  Fractional shares will not be issued upon conversion of the debentures.  Cash will be paid instead of fractional shares, if any.

          The table below has been prepared based upon the information furnished to us by the selling securityholders as of June 23, 2005.  The selling securityholders identified below may have sold, transferred or otherwise disposed of some or all of their debentures or common stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  In addition, this prospectus also covers the possible resale of the debentures and common stock issued upon conversion thereof by other currently unknown persons who may become beneficial owners of these securities as a result of a transfer by a selling securityholder. Information concerning the selling securityholders may therefore change from time to time and, if necessary, we will supplement this prospectus accordingly.

          We cannot give an estimate as to the amount of the debentures or common stock issuable upon conversion thereof that will be held by the selling securityholders upon the termination of this offering because the selling securityholders may offer some or all of their debentures or common stock under the offering contemplated by this prospectus.  The total principal amount at maturity of debentures that may be sold hereunder will not exceed the $180,000,000 we issued.  See “Plan of Distribution.”

          To our knowledge, other than their ownership of the securities described below, none of the selling securityholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates.

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Name of Selling Securityholder (1)	Principal Amount of Debentures Beneficially Owned That May Be Sold Hereby	Percentage of Debentures Outstanding	Number of Shares of Common Stock That May be Sold Hereby (2)		Percentage of Common Stock Outstanding (3)

ADAR Investment Fund Ltd.(4)	10,000,000	5.6%	184,493		*
Arkansas Teacher Retirement (5)	5,825,000	3.2%	107,467		*
Baptist Health of South Florida (5)	985,000	*	18,173		*
BNP Paribas Equity Strategies, SNC (6)(7)(8)	3,157,000	1.8%	58,244		*
Calamos Growth & Income Fund – Calamos Investment Trust (9)	14,900,000	8.3%	274,895		1.4%
Calamos Growth & Income Portfolio – Calamos Advisors Trust (9)	100,000	*	1,845		*
Canadian Imperial Holdings Inc. (6)(10)	3,500,000	1.9%	64,573		*
Citadel Equity Fund Ltd. (6)(11)	15,000,000	8.3%	276,740		1.4%
CNH CA Master Account, L.P. (12)	2,000,000	1.1%	36,899		*
Context Convertible Arbitrage Fund, LP (13)	350,000	*	6,457		*
Context Convertible Arbitrage Offshore, Ltd. (13)	1,050,000	*	19,372		*
CooperNeff Convertible Strategies (Cayman) Master Fund, LP (7)	622,000	*	11,475		*
DKR SoundShore Opportunity Holding Fund Ltd. (14)	1,500,000	*	27,694		*
Engineers Joint Pension Fund (5)	490,000	*	9,040		*
Fore Convertible Master Fund, Ltd. (15)	8,000,000	4.4%	147,594		*
Fore Erisa Fund, Ltd. (15)	3,000,000	1.7%	55,348		*
Fore Multi Strategy Master Fund, Ltd. (15)	4,000,000	2.2%	73,797		*
Goldman Sachs & Co. Profit Sharing Master Trust (6)(16)	210,000	*	3,874		*
Grace Convertible Arbitrage Fund (17)	5,000,000	2.8%	92,247		*
Guggenheim Portfolio Company VIII (Cayman), Ltd. (6)(18)	1,000,000	*	18,449		*
Lyxor/Convertible Arbitrage Fund Limited (7)	424,000	*	7,823		*
Lyxor/Context Fund Ltd. (6)(13)	250,000	*	4,612		*
Man Mac I Ltd. (19)	4,000,000	2.2%	73,797		*
Anthony Munk (20)	172,000	*	3,173		*
National Bank of Canada (6)(13)	850,000	*	15,682		*
Newport Alternative Income Fund (20)	400,000	*	7,380		*
Nicolas Applegate Capital Management U.S. Convertible Mutual Fund (5)	500,000	*	9,225		*
OZ Master Fund, Ltd. (16)	14,290,000	7.9%	263,640		1.3%
Pebble Limited Partnership (20)	1,028,000	*	18,966		*
San Diego City Retirement (5)	1,175,000	*	21,678		*
San Diego County Convertible (5)	1,610,000	*	29,703		*
Silvercreek II Limited (20)	1,600,000	*	29,519		*
Silvercreek Limited Partnership (20)	800,000	*	14,759		*
Singlehedge U.S. Convertible Arbitrage Fund (7)	269,000	*	4,963		*
Sturgeon Limited (7)	528,000	*	9,741		*
Univest Convertible Arbitrage Offshore, Ltd. (13)	50,000	*	922		*
Vicis Capital Master Fund (21)	4,000,000	2.2%	73,797		*
Wachovia Capital Markets, LLC (22)(23)	725,000	*	13,376		*
Waterstone Market Neutral MAC 51, Ltd. (24)	1,172,000	*	21,623		*
Waterstone Market Neutral Master Fund, Ltd. (24)	8,828,000	9.1%	162,870		*
Wyoming State Treasurer (5)	970,000	*	17,896		*
All other holders of debentures or shares of common stock issued upon conversion of the debentures or future transferees, pledgees, donees, assignees or successors thereof (25)	$55,670,000	30.9%	1,027,073		4.9%

Totals	$180,000,000	100.0%	3,320,874	(26)	14.3%

*	Less than one percent.

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(1)	Information concerning the selling securityholders may change from time to time. Any such changed information will be set forth in amendments or supplements to this prospectus or to the registration statement of which this prospectus is a part, if and when required. A post-effective amendment will be filed to identify unknown securityholders who are not direct or indirect transferees, donees, pledgees, assignees or successors of the selling securityholders listed in the table.

(2)	Assumes conversion of all of the holder’s debentures at the initial conversion rate of 18.4493 shares of common stock per $1,000 principal amount of debentures. Because security holders will, upon conversion, receive cash and not shares up to the full principal amount of the debentures, the share numbers in this column are indicative of value only and not actual shares issuable. Moreover, the initial conversion rate is subject to adjustment as described under “Description of Debentures – Conversion Rate Adjustments.” As a result, the number of shares of our common stock issuable upon conversion of the debentures may increase or decrease in the future. As provided in the indenture, we will not issue fractional shares of our common stock upon conversion of the debentures.

(3)	Calculated in accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, using 19,857,005 shares of common stock outstanding as of June 23, 2005. In calculating this amount for each holder, we treated as outstanding the maximum number of shares of our common stock issuable upon conversion of all of that holder’s debentures (without giving effect to the net share settlement feature), but we did not assume conversion of any other holder’s debentures.

(4)	ADAR Investment Management LLC, as investment manager to the selling securityholder, has voting and dispositive power over the securities listed above that are held by this selling securityholder. ADAR Investment Management LLC is controlled by Abby Flamholz and Yehuda Blinder, who serve as managers of the investment manager and, through family trusts, are the beneficial owners of the investment manager.

(5)	Nicholas Applegate Capital Management, as investment advisor for the selling securityholder, has sole voting and dispositive power over the securities listed above that are held by this selling securityholder. The chief investment officer of Nicholas Applegate Capital Management is Horacio Valeiras.

(6)	This selling securityholder has advised us that it is an affiliate of a broker-dealer and that it purchased the securities reflected in this table as being owned by it and offered for sale in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

(7)	CooperNeff Advisors Inc. has sole investment control and shared voting control over the securities listed above that are held by this selling securityholder. Christian Menestrier is the chief executive officer of CooperNeff Advisors Inc.

(8)	Under common control with BNP Paribas Securities Corp. Number of shares of common stock excludes 2,951 shares held by the selling shareholder that may not be sold pursuant to this prospectus or the registration statement of which this prospectus is a part.

(9)	Nick Calamos has voting and dispositive power over the securities listed above that are held by this selling securityholder.

(10)	Canadian Imperial Holdings Inc. is an indirect wholly-owned subsidiary of Canadian Imperial Bank of Commerce.

(11)	Citadel Limited Partnership (“Citadel”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel disclaims beneficial ownership of the shares beneficially owned by Citadel Equity Fund Ltd. Kenneth C. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. Mr. Griffin disclaims beneficial ownership of the shares held by Citadel Equity Fund Ltd.

(12)	CNH Partners, LLC, as investment advisor for the selling securityholder, has sole voting and dispositive power over the securities listed above that are held by this selling securityholder. Investment principals for CNH Partners, LLC are Robert Krail, Mark Mitchell and Todd Pulvino.

(13)	Michael Rosen and William Fertig have voting and dispositive power over the securities listed above that are held by this selling securityholder.

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(14)	DKR Capital Partners L.P. (“DKR LP”) is a registered investment adviser with the SEC and is the investment manager to this selling securityholder. DKR LP has retained certain portfolio managers to act as the portfolio manager to the selling securityholder. As such, DKR LP and certain portfolio managers have shared dispositive and voting power over the securities listed above that are held by this selling securityholder. Tom Kirvaitis has trading authority over the securities listed above that are held by this selling securityholder. Mr. Kirvaitis disclaims ultimate beneficial ownership of such shares.

(15)	David Egglishaw has voting and dispositive power over the securities listed above that are held by this selling securityholder.

(16)	Daniel S. Och, as senior management member of OZ Management, LLC, the investment manager to the selling securityholder, may be deemed to have sole voting and dispositive power over the securities listed above that are held by this selling securityholder.

(17)	Grace Brothers Management, LLC has sole voting and dispositive power over the securities listed above that are held by this selling securityholder. The principal members of Grace Brothers Management, LLC are Bradford Whitmore and Michael Brailov.

(18)	Matthew Li has voting and dispositive power over the securities listed above that are held by this selling securityholder. The sole shareholder of the selling security holder is Guggenheim Portfolio Company VIII, LLC. The limited liability company manager of Guggenheim Portfolio Company VIII, LLC is Guggenheim Advisors, LLC. Certain affiliates of Guggenheim Advisors, LLC are broker-dealers.

(19)	Man-Diversified Fund II Ltd. has voting and dispositive power over the securities listed above that are held by this selling securityholder. The manager shares of Man-Diversified Fund II Ltd. are owned 75% by Albany Management Company Limited and 25% by Man Holdings Limited. The registered shareholder of Albany Management Company Limited is Argonaut Limited, a Bermuda company which is controlled by Michael Collins, a resident of Bermuda. Man Holdings Limited is a subsidiary of Man Group plc, which is a public company listed on the London Stock Exchange.

(20)	Louise Morwick and Bryn Joynt have voting and dispositive power over the securities listed above that are held by this selling securityholder.

(21)	Vicis Capital LLC is the investment manager to the selling securityholder. Shad Stastney, John Succo and Sky Lucas have voting and dispositive power over the securities listed above that are held by this selling securityholder, and each disclaims beneficial ownership over such securities.

(22)	This selling securityholder has advised us that it is a broker-dealer. Accordingly, under interpretations by the staff of the SEC, this selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act. This selling securityholder has advised us and that it purchased the securities reflected in this table as being owned by it and offered for sale in the ordinary course of business and, at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute those securities.

(23)	Eric Grant has voting and dispositive power over the securities listed above that are held by this selling securityholder.

(24)	Shawn Bergerson has voting and dispositive power over the securities listed above that are held by this selling securityholder.

(25)	Represents an amount estimated by us that is held by unidentified selling securityholders. Any of these other holders of debentures or shares of common stock issued upon conversion of the debentures may be identified at a later date by means of one or more supplements to this prospectus or, if required, post-effective amendments to the registration statement of which this prospectus is a part. Assumes that any of these other holders of debentures or shares of common stock issuable upon conversion of debentures and their respective direct or indirect transferees, pledgees, donees, assignees and successors do not beneficially own any common stock other than the common stock issued or issuable upon conversion of the debentures.

(26)	Amount may not sum due to rounding.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of the debentures or shares of common stock listed in the table above. Moreover, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the debentures or shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table above.

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PLAN OF DISTRIBUTION

          We are registering the debentures, the guarantees and the common stock, if any, issuable upon conversion of the debentures to permit public secondary trading of these securities by the selling securityholders from time to time after the date of this prospectus.  As used herein, “selling securityholders” includes transferees, pledgees, donees, assignees or successors selling securities received from a named selling securityholder after the effective date of this prospectus.

          Pursuant to the registration rights agreement we entered into in connection with the initial private placement, we agreed, among other things, to bear all expenses in connection with the registration of the debentures and the underlying common stock.  The debentures and the underlying common stock offered pursuant to this prospectus may be sold from time to time directly by the selling securityholders or, alternatively, through underwriters, broker-dealers or agents.  If the debentures and the underlying common stock are sold through underwriters, broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions.  The aggregate proceeds to the selling securityholders from the sale of the debentures and the underlying common stock will be the purchase price less any discounts and commissions.

          The debentures and the underlying common stock may be sold by the selling securityholders in one or more transactions at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These transactions may involve block transactions or crosses.  The selling securityholders have advised us that such sales may be effected in transactions: (i) on any national securities exchange or quotation service on which the debentures and underlying common stock may be listed or quoted at the time of sale, including the Nasdaq National Market in the case of shares of our common stock, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.

          If the selling securityholders effect such transactions through an underwriter, broker-dealer or agent, such underwriter, broker-dealer or agent may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the securities for whom such underwriter, broker-dealer or agent acts as agent or to whom they sell as principal or both (which compensation might be in excess of customary commissions).  The selling securityholders have advised us that they have not entered into any agreements or understandings, directly or indirectly, with any person to distribute the debentures and/or the underlying common stock.  Each of the selling securityholders which is an affiliate of a registered broker-dealer has represented to us that it purchased the debentures and/or the common stock issuable upon conversion of the debentures in the ordinary course of business and at the time of such purchase, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute such debentures and/or the underlying common stock.

          The selling securityholders and any underwriters, broker-dealers or agents that participate with the selling securityholders in the distribution of the debentures or the underlying common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such underwriters, broker-dealers or agents might be deemed to be underwriting discounts or commissions under the Securities Act.  If a selling securityholder is deemed to be an underwriter, the selling securityholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  Because selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act.  The selling securityholders and other persons participating with the selling securityholders in a distribution must comply with the provisions of the Exchange Act and the rules under

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the Exchange Act relating to stock manipulation, particularly Regulation M, which may limit the timing of purchases and sales of the debentures and the underlying common stock.

          In addition, Regulation M may restrict the ability of any person engaged in the distribution of the debentures and the underlying common stock to engage in market-making activities with respect to the particular debentures and underlying common stock being distributed for a period of up to five business days prior to the commencement of the distribution.  This may affect the marketability of the debentures and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the debentures and the underlying common stock.

          It is possible that the selling securityholders may decide not to sell any or all of the debentures and the underlying common stock offered by them pursuant to this prospectus.  Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

          The debentures and the underlying common stock may be sold in some states only through registered or licensed brokers or dealers.  In some states the debentures and the underlying common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available.  In addition, the selling securityholders may transfer, devise or gift the debentures and the underlying common stock by other means not described in this prospectus.

          To the extent required, upon being notified by a selling securityholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of debentures or underlying common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any agent, underwriter or broker-dealer, the name of the selling securityholder and of the participating agent, underwriter or broker-dealer, specific debentures or underlying common stock to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

          The outstanding shares of our common stock are quoted on the Nasdaq National Market under the symbol “GHCI.”  We do not intend to list the debentures for trading on any national securities exchange or on the Nasdaq National Market and can give no assurance that any trading market for the debentures will develop.

          Pursuant to the registration rights agreement, we agreed to indemnify the selling securityholders and each person who controls any selling securityholder within the meaning of the Securities Act or the Exchange Act, and each selling securityholder agreed to indemnify us, our directors and officers and any person who controls us within the meaning of the Securities Act or the Exchange Act, against certain liabilities which may be incurred under the Securities Act, the Exchange Act or otherwise.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

          The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the debentures and shares of common stock into which the debentures are convertible (the “securities”). Unless otherwise specified, this summary deals only with U.S. Holders who purchase the debentures in the initial offering for an amount of cash equal to their original issue price and hold the debentures and any shares of common stock into which the debentures are convertible as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion regarding United States federal income tax laws assumes that the debentures will be issued, and transfers thereof and payments thereon will be made, in accordance with the applicable indenture.

          As used herein, “U.S. Holders” are beneficial owners of the securities, that are, for United States federal income tax purposes, (1) citizens or residents of the United States, (2) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to United States federal income taxation regardless of its source, or (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.  In addition, certain trusts in existence on August 20, 1996 and treated as U.S. Holders prior to such date may also be treated as U.S. Holders.  As used herein, “non-U.S. Holders” are beneficial owners of the securities that are neither U.S. Holders nor partnerships for United States federal income tax purposes.  If a partnership (or any other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of owning and disposing of the securities.

          This summary does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances.  For example, it does not deal with special classes of holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, partnerships or other pass-through entities for United States federal income tax purposes, dealers and traders in securities or currencies, or tax-exempt investors.  It also does not discuss securities held as part of a hedge, straddle, “synthetic security” or other integrated transaction.  This summary also does not address the tax consequences to (i) U.S. Holders that have a functional currency other than the U.S.  dollar, or (ii) certain former citizens or residents of the United States.  Further, it does not include any description of any United States federal estate, gift or alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the securities.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change and/or differing interpretations, possibly on a retroactive basis.

          Holders should consult with their own tax advisors regarding the federal, state, local and foreign income, franchise, personal property and any other tax consequences of the ownership and disposition of the securities.

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Taxation of U.S. Holders

          Interest Income

          Payments of interest on the debentures generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received (in accordance with the holder’s regular method of tax accounting).

          Because we are required to pay a make-whole premium upon a conversion or repurchase of the debentures due to the occurrence of certain “designated events,” and also to pay liquidated damages on the debentures if we fail to comply with certain obligations under the registration rights agreement, the debentures could be subject to the rules applicable to contingent payment debt instruments.  Under these rules, however, a payment is not a contingent payment merely because of a contingency that, as of the issue date, is either “remote” or “incidental.”  We believe (and the remainder of this discussion assumes) that the payment of either make-whole premiums, liquidated damages, or both, are remote or incidental contingencies as of the issue date.  As a result, we intend to take the position that the provision for such make-whole premiums or liquidated damages will not cause the debentures to be subject to the contingent payment debt instrument rules.  Our position will be binding on a holder unless the holder explicitly discloses that the holder’s determination is different, which disclosure is made on a statement attached to the holder’s timely filed federal income tax return for the taxable year that includes the acquisition date of the debenture.  Based on the foregoing, we believe that the payment of liquidated damages on the debentures generally should be taxable to a U.S. holder as ordinary income at the time such payment is accrued or received (in accordance with the holder’s regular method of tax accounting). The treatment of the make-whole premium, if any, is described below under “— Conversion of Debentures” and “— Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of Debentures.”  If our treatment of liquidated damages or make-whole premiums were found to be incorrect, and the debentures were deemed to be contingent payment debt instruments, the amount, timing and character of income, gain or loss in respect of an investment in the debenture would differ from those described herein.  Holders should consult their tax advisors regarding the tax consequences relating to debentures providing for payments of liquidated damages or make-whole premiums.

          Conversion of Debentures

          If a U.S. holder converts a debenture and we deliver a combination of shares of common stock and cash, the tax treatment to the holder is uncertain.  A holder may be required to recognize any gain (but not loss) realized, but only to the extent such gain does not exceed the amount of cash received (other than cash received in lieu of a fractional share or attributable to accrued but unpaid interest). In such case, a holder’s tax basis in the common stock received upon a conversion (including any tax basis allocable to a fractional share but excluding shares of common stock attributable to accrued but unpaid interest) would be equal to such holder’s adjusted tax basis in the debenture at the time of conversion, reduced by any cash received upon a conversion (other than cash received in lieu of a fractional share or attributable to accrued but unpaid interest) and increased by the amount of any gain recognized on the conversion (other than gain with respect to a fractional share). Alternatively, the cash payment may be treated as proceeds from a sale of a portion of the debenture, as described below under “— Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of Debentures.”  In such case, a holder’s tax basis in the debenture would be allocated pro rata between the common stock (including any fractional share treated as received but excluding any amounts attributable to accrued but unpaid interest) received and the portion of the debenture that is treated as sold for cash, and a holder would recognize gain or loss on the portion of the debenture treated as sold for cash but would not recognize gain or loss on the portion treated as converted into common stock.

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          If cash is received in lieu of a fractional share, the holder will be treated as having received the fractional share and as having immediately sold it for an amount equal to such cash.  Accordingly, the receipt of cash in lieu of a fractional share will generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share and the U.S. holder’s adjusted tax basis in the debenture that is allocable to the fractional share.  The holding period for any common stock received upon a conversion (including any fractional share treated as received but excluding any common stock received that is attributable to accrued but unpaid interest) will include the holding period for the debenture.  Holders should consult their tax advisors regarding the proper treatment to them of the receipt of a combination of cash and common stock upon a conversion of the debentures.

          If a U.S. holder converts a debenture and we deliver solely cash in satisfaction of our obligation, such cash payment will generally be treated as received from a sale of the debenture by the U.S.  holder as described below under “— Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of Debentures.”

          The amount of cash and the fair market value of any common stock received by the holder that is attributable to accrued but unpaid interest not previously included in income generally will be taxable to the holder as ordinary income.  A holder’s tax basis in any such shares of common stock will equal the fair market value of such shares and the holding period will begin on the day following the date of conversion.

          Notwithstanding the foregoing, upon a payment of the make-whole premium in common stock as a result of certain designated events, the tax consequences to the holders of the receipt of such common stock are unclear.  In such an instance, a holder could be required to recognize income or gain on the receipt of the make-whole premium.  Holders are urged to consult their tax advisors concerning the tax treatment of the make-whole premium.

          Adjustment of Conversion Rate

          The conversion rate of the debentures is subject to adjustment under certain circumstances (see “Description of the Debentures — Conversion of Debentures”). Certain adjustments (or the failure to make such adjustments) to the conversion rate of the debentures that increase a U.S. holder’s proportionate interest in our assets or earnings and profits may result in a constructive distribution to the holder, whether or not the holder ever converts the debentures.  This could occur, for example, if the conversion rate is adjusted to compensate holders of debentures for distributions of cash or property to our stockholders.  Such constructive distribution will be treated as a dividend for tax purposes, resulting in ordinary income to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles.  As a result, U.S. Holders could have taxable income as a result of an event pursuant to which they receive no cash or property.  Generally, a U.S. holder’s tax basis in a debenture will be increased to the extent any such constructive distribution is treated as a dividend.  Moreover, if there is an adjustment (or a failure to make an adjustment) to the conversion rate of the debentures that increases the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the common stock generally will be treated as a constructive distribution to such holders of common stock, taxable as described above.  Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which have the effect of preventing dilution in the interest of the holders of the debentures, however, will generally not be considered to result in a constructive dividend distribution.

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          Sale, Exchange, Repurchase, Redemption or Other Taxable Disposition of Debentures

          Except as set forth under “— Conversion of Debentures,” above, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, repurchase, redemption or other taxable disposition of a debenture (except to the extent the amount realized is attributable to accrued but unpaid interest not previously included in gross income, which will be taxable as ordinary interest income) and the holder’s adjusted tax basis in such debenture.  A holder’s adjusted tax basis in the debenture generally will be the initial purchase price for such debenture.  In the case of a holder other than a corporation, preferential tax rates may apply to gain recognized on the sale, exchange, repurchase, redemption, or other taxable disposition of a debenture if such holder’s holding period for such debenture exceeds one year.  Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

          Notwithstanding the foregoing, upon a payment of the make-whole premium in common stock as a result of certain designated events, the tax consequences to the holder of the receipt of such common stock are unclear.  In such an instance, a holder could be required to recognize income or gain on the receipt of the make-whole premium.  Holders are urged to consult their tax advisors concerning the tax treatment of the make-whole premium.

          Distributions on Common Stock

          The amount of any distribution we make in respect of the common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed.  Generally, distributions will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles, then as a tax-free return of capital to the extent of a holder’s tax basis in the common stock and thereafter as gain from the sale or other taxable disposition of such common stock as described below.  In general, a dividend distribution to a corporate U.S. holder will qualify for the dividends-received deduction.  The dividends-received deduction is subject to certain holding period, taxable income, and other limitations.

          Dividends received by a non-corporate U.S. holder during taxable years beginning before 2009 will be taxed at a maximum rate of 15%, provided the taxpayer held the stock for more than 60 days during a specified period of time and certain other requirements are met.  Under current law, dividends received by a non-corporate taxpayer for taxable years beginning after 2008 will be subject to tax at ordinary income rates.

          Sale or Other Taxable Disposition of Common Stock

          Upon the sale or other taxable disposition of common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the holder’s adjusted tax basis in the common stock.  In the case of a holder other than a corporation, preferential tax rates may apply to such gain if the holder’s holding period for the common stock exceeds one year.  Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

          Information Reporting and Backup Withholding Tax

          In general, information reporting requirements will apply to payments of principal and interest on the debentures, payments of dividends on the common stock and payments of the proceeds of the sale or other disposition of the debentures or common stock.  A backup withholding tax may apply to such payments if the holder fails to comply with certain identification requirements.  Backup withholding is

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currently imposed at a rate of 28%. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Taxation of Non-U.S. Holders

          The rules governing United States federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules.  Non-U.S. Holders should consult with their own tax advisors to determine the effect of United States federal, state and local and foreign tax laws, as well as applicable income tax treaties, with regard to an investment in the securities, including any reporting requirements.

          Interest Income

          Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business is subject to a withholding tax at a 30% rate, or, if applicable, a lower tax rate specified by an income tax treaty.  However, interest income earned on a debenture by a non-U.S. holder generally will qualify for the “portfolio interest” exemption and therefore generally will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that (1) the non-U.S.  holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; (2) the non-U.S. holder is not a controlled foreign corporation for United States federal income tax purposes that is directly or indirectly related to us through stock ownership; and (3) either (A) the non-U.S. holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a United States person and provides its name, address, and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (B) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the debentures in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor’s agent with a copy thereof.  The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (3), above.  If a non-U.S. holder holds the debenture through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

          Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder.  Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits” tax at a 30% rate (or, if applicable, at a lower tax rate specified by a treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor’s agent.

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          Adjustment of Conversion Rate

          Certain adjustments in the conversion rate of the debentures may be treated as payment of a taxable dividend to a non-U.S. holder.  See “Taxation of U.S. Holders — Adjustment of Conversion Rate” above and “— Dividends” below.

          Dividends

          Distributions we make with respect to the common stock that are treated as dividends paid, as described above under “Taxation of U.S. Holders — Distributions on Common Stock,” to a non-U.S.  holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate, or a lower rate provided under an applicable income tax treaty.  Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder.  If such non-U.S.  holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Even though such effectively connected dividends are subject to income tax and may be subject to the branch profits tax, they will not be subject to United States federal withholding tax if the holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor’s agent.  A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy certain certification and other requirements.  If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

          Sale, Exchange, Repurchase, Redemption or Other Disposition of Debentures; Sale or Other Disposition of Common Stock

          Except as set forth under “— Conversion of Debentures” above, a non-U.S. holder generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, repurchase, redemption or other disposition, including conversion or repurchase, of a debenture or the sale or other disposition of common stock unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met, or (3) we are or have been a U.S. real property holding corporation (“USRHPC”) for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the non-U.S. holder held the debentures or common stock.

          If an individual non-U.S. holder falls under clause (1) above, such individual generally will be taxed on the net gain derived from a sale or other disposition in the same manner as a U.S. holder.  If an individual non-U.S. holder falls under clause (2) above, such individual generally will be subject to a 30% tax on the gain derived from a sale or other disposition, which may be offset by certain United States source capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. Holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a disposition of debentures or common stock are urged to consult their tax advisors as to the tax consequences of such sale or other disposition.  If a non-U.S. holder that is a foreign corporation falls under clause (1), it generally will be taxed on the net

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gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

          Generally, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.  We are not, and do not anticipate becoming a USRHPC.

          Information Reporting and Backup Withholding Tax

          We are generally required to backup withhold at a gross rate of 28% on any payments of interest on the debentures or payments of dividends made on the common stock.  However, this backup withholding tax will not apply to payments on the debentures or payments of dividends on the common stock to a non-U.S. holder if the statement described in clause (3) of “— Interest Income” above is duly provided by such holder, provided that the payor does not have actual knowledge or reason to know that the holder is a United States person.  Information reporting requirements may apply with respect to interest payments on the debentures and dividend payments on the common stock, in which event the amount of interest or dividends paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service.

          Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale or other disposition of debentures or common stock effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (3) is a controlled foreign corporation for United States federal income tax purposes or (4) is a foreign partnership with certain U.S. connections.  Payment of the proceeds of any such sale or other disposition effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to information reporting (but generally not backup withholding), unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.  Payment of the proceeds of any such sale or other disposition to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the debentures or common stock provides the statement described in clause (3) of “— Interest Income” and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

          The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation.  Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

VALIDITY OF THE DEBENTURES

          The validity of the debentures will be passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania.

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EXPERTS

          The consolidated financial statements and schedule of Genesis HealthCare Corporation and subsidiaries (the Company) as of September 30, 2004 and 2003, and for each of the years in the three-year period ended September 30, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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$180,000,000

2.5% Convertible Senior Subordinated Debentures due 2025
and the Common Stock Issuable upon Conversion of the Debentures

PROSPECTUS

July      , 2005

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The estimated expenses payable by the Company in connection with the issuance and distribution of the securities covered by this Registration Statement are as follows:

Securities and Exchange Commission registration fee (actual)	$21,186
Printing fees and expenses	7,500
Legal fees and expenses	120,000
Accounting fees and expenses	10,000
Other	5,000

Total	$163,686

          The selling securityholders will be responsible for payment of all underwriting discounts or commissions or agents’ commissions in connection with the sale of the securities registered hereby.

Item 15.  Indemnification of Directors and Officers.

          As permitted by Pennsylvania corporation law, the Company’s articles of incorporation provide that a director will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under Pennsylvania corporation law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Company’s articles of incorporation, however, will not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. The Company’s articles of incorporation also limit the liability of its officers in the same fashion as its directors.

          The Company’s bylaws provide that it must indemnify its directors and officers against expenses, judgments, fines, excise taxes and amounts paid in settlement in connection with any threatened, pending or completed action or proceeding to which they are or were a party, or are threatened to be made a party, by reason of being or having been its director or officer, or serving or having served any other business enterprise or trust as a director, officer, employee, agent, fiduciary or other representative at the Company’s request. The Company’s bylaws also permit it similarly to indemnify other persons. However, under the Company’s bylaws, no indemnification will be provided to any of its directors or officers if a court determines that such director or officer engaged in willful misconduct or recklessness. The Company has in place directors’ and officers’ insurance for its directors, officers and some employees for specified liabilities.

          The indemnification provisions in the Company’s bylaws may discourage shareholders from bringing a lawsuit against officers and directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholders’ investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, the Company believes that these indemnification provisions are necessary to attract and retain qualified directors and officers.

          The laws of the states or other jurisdictions of incorporation or organization and/or the provisions of the articles or certificates of incorporation or organization and the bylaws (or their equivalent) of substantially all of the subsidiary guarantors listed in the Table of Additional Registrants included in the

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registration statement (collectively, the “Subsidiary Guarantors”) provide indemnification provisions and limitations on the personal liability of directors and/or officers similar to those described above.

          The Registration Rights Agreement contains provisions under which the holders of the debentures agree to indemnify the officers, directors and controlling persons of the Company and each of the Subsidiary Guarantors against certain liabilities, including liabilities under the Securities Act or to contribute to payments the officers and directors may be required to make with respect to such liabilities.

Item 16.  Exhibits.

Exhibit No.	Description

4.1 (1)	Form of Genesis HealthCare Corporation Common Stock certificate.

4.2 (2)
Rights Agreement, dated as of November 18, 2003, between Genesis HealthCare Corporation and StockTrans, Inc., which includes the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

4.3 (3)
Articles of Amendment to Genesis HealthCare Corporation’s Amended and Restated Articles of Incorporation, effective as of December 1, 2003, designating the Company’s Series A Junior Participating Preferred Shares, par value $0.01 per share.

4.4 (4)
Indenture for the 2.5% Convertible Senior Subordinated Debentures due 2025 among Genesis HealthCare Corporation, the subsidiary guarantors named therein and The Bank of New York, as trustee, dated as of March 2, 2005.

4.5 (4)
Registration Rights Agreement, dated as of March 2, 2005, by and among Genesis HealthCare Corporation, the subsidiary guarantors named therein and Wachovia Capital Markets LLC, on behalf of the initial purchasers.

4.6 (4)	Form of 2.5% Convertible Senior Subordinated Debenture due 2025 (included in Exhibit 4.4).

4.7 (4)	Form of Guarantee of 2.5% Convertible Senior Subordinated Debenture due 2025 (included in Exhibit 4.4).

5.1 (5)	Opinion of Blank Rome LLP.

12.1 (5)	Statement re: Computation of Earnings to Fixed Charges Ratio.

23.1	Consent of KPMG LLP.

23.2 (5)	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1 (5)	Power of Attorney (included on the signature pages to this registration statement).

25.1 (5)	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

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(1)	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form 10 filed on October 10, 2003.

(2)	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form 8-A filed on November 18, 2003.

(3)	Incorporated by reference to Genesis HealthCare Corporation’s Current Report on Form 8-K filed on December 9, 2003.

(4)	Incorporated by reference to Genesis HealthCare Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed on May 10, 2005.

(5)	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form S-3 filed on June 28, 2005.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

          (a)(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                         (iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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          (b)     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, Genesis HealthCare Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

GENESIS HEALTHCARE CORPORATION

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of Genesis HealthCare Corporation and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Director	July 22, 2005

John F. DePodesta

*	Director	July 22, 2005

Robert H. Fish

*	Director	July 22, 2005

J. Michael Gallagher

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*	Director	July 22, 2005

Kevin M. Kelley

*	Director	July 22, 2005

Charles W. McQueary

*	Director	July 22, 2005

Charlene Connolly Quinn

*	Director	July 22, 2005

Terry Allison Rappuhn

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

ACADEMY NURSING HOME, INC.
ADS APPLE VALLEY, INC.
ADS CONSULTING, INC.
ADS DANVERS ALF, INC.
ADS DARTMOUTH ALF, INC.
ADS HINGHAM ALF, INC.
ADS HINGHAM NURSING FACILITY, INC.
ADS HOME HEALTH, INC.
ADS MANAGEMENT, INC.
ADS PALM CHELMSFORD, INC.
ADS RECUPERATIVE CENTER, INC.
ADS RESERVOIR WALTHAM, INC.
ADS SENIOR HOUSING, INC.
ADS/MULTICARE, INC.
ANR, INC.
APPLE VALLEY OPERATING CORP.
APPLEWOOD HEALTH RESOURCES, INC.
ASL, INC.
ASSISTED LIVING ASSOCIATES OF BERKSHIRE, INC.
ASSISTED LIVING ASSOCIATES OF LEHIGH, INC.
ASSISTED LIVING ASSOCIATES OF SANATOGA, INC.
BERKS NURSING HOMES, INC.
BRIGHTWOOD PROPERTY, INC.
BRINTON MANOR, INC.
BURLINGTON WOODS CONVALESCENT CENTER, INC.
CAREFLEET, INC.
CENTURY CARE MANAGEMENT, INC.
CHATEAU VILLAGE HEALTH RESOURCES, INC.
CHELTENHAM LTC MANAGEMENT, INC.
CHG INVESTMENT CORP., INC.
CHNR-I, INC.
COLONIAL HALL HEALTH RESOURCES, INC.
CONCORD HEALTH GROUP, INC.
CONCORD SERVICE CORPORATION
CRESTVIEW CONVALESCENT HOME, INC.
CRESTVIEW NORTH, INC.
CRYSTAL CITY NURSING CENTER, INC.
CVNR, INC.
DAWN VIEW MANOR, INC.
DELM NURSING, INC.
DIANE MORGAN AND ASSOCIATES, INC.

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DOVER HEALTHCARE ASSOCIATES, INC.
EIDOS, INC.
ELDERCARE RESOURCES CORP.
ELMWOOD HEALTH RESOURCES, INC.
ENCARE OF PENNYPACK, INC.
ENCARE OF QUAKERTOWN, INC.
ENCARE OF WYNCOTE, INC.
ENR, INC.
GENESIS ELDERCARE CENTERS – BELVEDERE, INC.
GENESIS ELDERCARE CENTERS – CHAPEL MANOR, INC.
GENESIS ELDERCARE CENTERS-HARSTON, INC.
GENESIS ELDERCARE CENTERS – PENNSBURG, INC.
GENESIS ELDERCARE CORP.
GENESIS ELDERCARE DIAGNOSTIC SERVICES, INC.
GENESIS ELDERCARE HOME CARE SERVICES, INC.
GENESIS ELDERCARE HOSPITALITY SERVICES, INC.
GENESIS ELDERCARE LIVING FACILITIES, INC.
GENESIS ELDERCARE NATIONAL CENTERS, INC.
GENESIS ELDERCARE NETWORK SERVICES OF MASSACHUSETTS, INC.
GENESIS ELDERCARE NETWORK SERVICES, INC.
GENESIS ELDERCARE PARTNERSHIP CENTERS, INC.
GENESIS ELDERCARE PHYSICIAN SERVICES, INC.
GENESIS ELDERCARE PROPERTIES, INC.
GENESIS ELDERCARE REHABILITATION SERVICES, INC.
GENESIS ELDERCARE STAFFING SERVICES, INC.
GENESIS ELDERCARE TRANSPORTATION SERVICES, INC.
GENESIS HEALTH VENTURES OF ARLINGTON, INC.
GENESIS HEALTH VENTURES OF BLOOMFIELD, INC.
GENESIS HEALTH VENTURES OF CLARKS SUMMIT, INC.
GENESIS HEALTH VENTURES OF INDIANA, INC.
GENESIS HEALTH VENTURES OF LANHAM, INC.
GENESIS HEALTH VENTURES OF MASSACHUSETTS, INC.
GENESIS HEALTH VENTURES OF NAUGATUCK, INC.
GENESIS HEALTH VENTURES OF NEW GARDEN, INC.
GENESIS HEALTH VENTURES OF POINT PLEASANT, INC.
GENESIS HEALTH VENTURES OF SALISBURY, INC.
GENESIS HEALTH VENTURES OF WAYNE, INC.
GENESIS HEALTH VENTURES OF WEST VIRGINIA, INC.
GENESIS HEALTH VENTURES OF WILKES-BARRE, INC.
GENESIS HEALTH VENTURES OF WINDSOR, INC.
GENESIS HEALTHCARE CENTERS HOLDINGS, INC.

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GENESIS HEALTHCARE HOLDING COMPANY I, INC.
GENESIS HEALTHCARE HOLDING COMPANY II, INC.
GENESIS IMMEDIATE MED CENTER, INC.
GENESIS OF PALISADO AVENUE, INC.
GENESIS PROPERTIES OF DELAWARE CORPORATION
GENESIS SELECTCARE CORP.
GENESIS/VNA PARTNERSHIP HOLDING COMPANY, INC.
GERIATRIC & MEDICAL COMPANIES, INC.
GERIATRIC AND MEDICAL INVESTMENTS CORPORATION
GERIATRIC AND MEDICAL SERVICES, INC.
GERI-MED CORP.
GLENMARK ASSOCIATES - DAWN VIEW MANOR, INC.
GLENMARK ASSOCIATES, INC.
GLENMARK PROPERTIES, INC.
GMA CONSTRUCTION, INC.
GMA-BRIGHTWOOD, INC.
GMA-MADISON, INC.
GMA - UNIONTOWN, INC.
GMA PARTNERSHIP HOLDING COMPANY, INC.
GMC LEASING CORPORATION
GMC-LTC MANAGEMENT, INC.
GMS INSURANCE SERVICES, INC.
GOVERNOR’S HOUSE NURSING HOME, INC.
HEALTH RESOURCES OF ACADEMY MANOR, INC.
HEALTH RESOURCES OF BOARDMAN, INC.
HEALTH RESOURCES OF BROOKLYN, INC.
HEALTH RESOURCES OF CEDAR GROVE, INC.
HEALTH RESOURCES OF CINNAMINSON, INC.
HEALTH RESOURCES OF COLCHESTER, INC.
HEALTH RESOURCES OF COLUMBUS, INC.
HEALTH RESOURCES OF CUMBERLAND, INC.
HEALTH RESOURCES OF ENGLEWOOD, INC.
HEALTH RESOURCES OF EWING, INC.
HEALTH RESOURCES OF FARMINGTON, INC.
HEALTH RESOURCES OF GARDNER, INC.
HEALTH RESOURCES OF GLASTONBURY, INC.
HEALTH RESOURCES OF GROTON, INC.
HEALTH RESOURCES OF LAKEVIEW, INC.
HEALTH RESOURCES OF LEMONT, INC.
HEALTH RESOURCES OF MARCELLA, INC.
HEALTH RESOURCES OF MIDDLETOWN (RI), INC.
HEALTH RESOURCES OF MORRISTOWN, INC.
HEALTH RESOURCES OF NORTH ANDOVER, INC.
HEALTH RESOURCES OF ROCKVILLE, INC.
HEALTH RESOURCES OF TROY HILLS, INC.
HEALTH RESOURCES OF WALLINGFORD, INC.
HEALTH RESOURCES OF WARWICK, INC.

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HEALTH RESOURCES OF WESTWOOD, INC.
HEALTHCARE RESOURCES CORP.
HELSTAT, INC.
HILLTOP HEALTH CARE CENTER, INC.
HMNH REALTY, INC.
HNCA, INC.
HORIZON ASSOCIATES, INC.
HORIZON MOBILE, INC.
HORIZON REHABILITATION, INC.
HR OF CHARLESTON, INC.
HRWV HUNTINGTON, INC.
INNOVATIVE HEALTH CARE MARKETING, INC.
KEYSTONE NURSING HOME, INC.
KNOLLWOOD MANOR, INC.
KNOLLWOOD NURSING HOME, INC.
LAKE MANOR, INC.
LAKEWOOD HEALTH RESOURCES, INC.
LAUREL HEALTH RESOURCES, INC.
LEHIGH NURSING HOMES, INC.
LIFE SUPPORT MEDICAL EQUIPMENT, INC.
LIFE SUPPORT MEDICAL, INC.
LRC HOLDING COMPANY, INC.
LWNR, INC.
MABRI CONVALESCENT CENTER, INC.
MANOR MANAGEMENT CORP. OF GEORGIAN MANOR, INC.
MARLINTON ASSOCIATES, INC.
MARLINTON PARTNERSHIP HOLDING COMPANY, INC.
MCKERLEY HEALTH CARE CENTER-CONCORD, INC.
MCKERLEY HEALTH CARE CENTERS, INC.
MERIDIAN HEALTH, INC.
MERIDIAN HEALTHCARE INVESTMENTS, INC.
MERIDIAN HEALTHCARE, INC.
MHNR, INC.
MNR, INC.
MONTGOMERY NURSING HOMES, INC.
MULTICARE AMC, INC.
NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC.
OAK HILL HEALTH CARE CENTER, INC.
PHC OPERATING CORP.
PHILADELPHIA AVENUE CORPORATION
POCAHONTAS CONTINUOUS CARE CENTER, INC.
PRESCOTT NURSING HOME, INC.
PROSPECT PARK LTC MANAGEMENT, INC.
PROVIDENCE FUNDING CORPORATION
PROVIDENCE HEALTH CARE, INC.
REST HAVEN NURSING HOME, INC.
RHS MEMBERSHIP INTEREST HOLDING COMPANY

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RIDGELAND HEALTH RESOURCES, INC.
RIVERSHORES HEALTH RESOURCES, INC.
RLNR, INC.
ROSE HEALTHCARE, INC.
ROSE VIEW MANOR, INC.
RSNR, INC.
RVNR, INC.
S. T. B. INVESTORS, LTD.
SCHUYLKILL NURSING HOMES, INC.
SENIOR LIVING VENTURES, INC.
SENIOR SOURCE, INC.
SNOW VALLEY HEALTH RESOURCES, INC.
SOLOMONT FAMILY MEDFORD VENTURE, INC.
STAFFORD CONVALESCENT CENTER, INC.
STATE STREET ASSOCIATES, INC.
SVNR, INC.
THE ADS GROUP, INC.
THE APPLE VALLEY PARTNERSHIP HOLDING COMPANY, INC.
THE HOUSE OF CAMPBELL, INC.
THE MULTICARE COMPANIES, INC.
THE SARAH BRAYTON PARTNERSHIP HOLDING COMPANY, INC.
THE SOMERSET PARTNERSHIP HOLDINGS COMPANY, INC.
TMC ACQUISITION CORP.
TRI STATE MOBILE MEDICAL SERVICES, INC.
VALLEY MEDICAL SERVICES, INC.
VALLEY TRANSPORT AMBULANCE SERVICE, INC.
VERSALINK, INC.
VILLAS REALTY & INVESTMENTS, INC.
WALNUT LTC MANAGEMENT, INC.
WAYSIDE NURSING HOME, INC.
WEISENFLUH AMBULANCE SERVICE, INC.
WEST PHILA. LTC MANAGEMENT, INC.
WESTFORD NURSING AND RETIREMENT CENTER, INC.
WILLOW MANOR NURSING HOME, INC.
WYNCOTE HEALTHCARE CORP.
YE OLDE AMBULANCE COMPANY, INC.
YORK LTC MANAGEMENT, INC.

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer of each of the foregoing entities

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          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of each of the above-referenced registrants and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

ADS APPLE VALLEY LIMITED PARTNERSHIP
By:	ADS Apple Valley, Inc., its general partner
ADS HINGHAM LIMITED PARTNERSHIP
By:	ADS Hingham Nursing Facility, Inc., its general partner
ADS RECUPERATIVE CENTER LIMITED PARTNERSHIP
By:	ADS Recuperative Center, Inc., its general partner
BREVARD MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
CARE HAVEN ASSOCIATES LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner
CATONSVILLE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its general partners
CUMBERLAND ASSOCIATES OF RHODE ISLAND, L.P.
By:	Health Resources of Cumberland, Inc., its general partner
EASTON MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its general partners
EDELLA STREET ASSOCIATES
By:	Genesis Health Ventures of Clarks Summit, Inc., its general partner
GENESIS ELDERCARE CENTERS I, L.P.
By:	Genesis Eldercare Partnership Centers, Inc., its general partner
GENESIS ELDERCARE CENTERS II, L.P.
By:	Genesis Eldercare Partnership Centers, Inc., its general partner
GENESIS ELDERCARE CENTERS III, L.P.
By:	Genesis Eldercare Partnership Centers, Inc., its general partner
GENESIS HEALTH VENTURES OF WEST VIRGINIA, LIMITED PARTNERSHIP
By:	Genesis ElderCare Network Services, Inc. and Genesis ElderCare Rehabilitation Services, Inc., its general partners
GENESIS PROPERTIES LIMITED PARTNERSHIP
By:	Genesis Health Ventures of Arlington, Inc., its general partner

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GENESIS PROPERTIES OF DELAWARE LTD. PARTNERSHIP, L.P.
By:	Genesis Properties of Delaware Corporation, its general partner
GLENMARK PROPERTIES I, LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner
GREENSPRING MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
GROTON ASSOCIATES OF CONNECTICUT, L.P.
By:	Health Resources of Groton, Inc., its general partner
HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its general partners
LAKE WASHINGTON, LTD.
By:	Lake Manor, Inc., its general partner
MCKERLEY HEALTH CARE CENTER-CONCORD LIMITED PARTNERSHIP
By:	McKerley Health Care Center-Concord, Inc., its general partner
MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
MERIDIAN EDGEWOOD LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
MERIDIAN PERRING LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
MERIDIAN VALLEY LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
MIDDLETOWN (RI) ASSOCIATES OF RHODE ISLAND, L.P.
By:	Health Resources of Middletown (RI), Inc., its general partner
MILLVILLE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner
NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.
By:	Geriatric and Medical Services, Inc., its general partner
PHILADELPHIA AVENUE ASSOCIATES
By:	Philadelphia Avenue Corporation, its general partner
POINT PLEASANT HAVEN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc. and GMA Partnership Holding Company, Inc., its general partners
RALEIGH MANOR LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner

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RIVER STREET ASSOCIATES
By:	Genesis Health Ventures of Wilkes-Barre, Inc., its general partner
ROMNEY HEALTH CARE CENTER, LTD., LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner
SARAH BRAYTON GENERAL PARTNERSHIP
By:	ADS Multicare, Inc. and The Sarah Brayton Partnership Holding Company, Inc., its general partners
SEMINOLE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Health, Inc., its general partner
SISTERVILLE HAVEN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner
STAFFORD ASSOCIATES OF N.J., L.P.
By:	Southern Ocean GP, LLC, its general partner
STATE STREET ASSOCIATES, L.P.
By:	State Street Associates, Inc., its general partner
TEAYS VALLEY HAVEN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner
THE APPLE VALLEY LIMITED PARTNERSHIP
By:	The Apple Valley Partnership Holding Company, Inc. and Apple Valley Operating Corp., its general partners
THE STRAUS GROUP-HOPKINS HOUSE, L.P.
By:	Encare of Wyncote, Inc., its general partner
THE STRAUS GROUP-QUAKERTOWN MANOR, L.P.
By:	Encare of Quakertown, Inc., its general partner
THERAPY CARE SYSTEMS, L.P.
By:	Genesis ElderCare Rehabilitation Services, Inc., its general partner
VOLUSIA MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Health, Inc., its general partner
WALLINGFORD ASSOCIATES OF CONNECTICUT, L.P.
By:	Health Resources of Wallingford, Inc., its general partner
WARWICK ASSOCIATES OF RHODE ISLAND, L.P.
By:	Health Resources of Warwick, Inc., its general partner
WESTFORD NURSING AND RETIREMENT CENTER, LIMITED PARTNERSHIP
By:	Westfield Nursing and Retirement Center, Inc., its general partner

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer of the respective general partners of each of the foregoing entities

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          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of each of the above-referenced registrants and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

HOLLY MANOR ASSOCIATES OF NEW JERSEY, L.P.
By:	Encare of Mendham, L.L.C., its general partner
MERCERVILLE ASSOCIATES OF NEW JERSEY, L.P.
By:	Breyut Convalescent Center, L.L.C., its general partner
POMPTON ASSOCIATES, L.P.
By:	Pompton Care, L.L.C., its general partner
THE STRAUS GROUP-OLD BRIDGE, L.P.
By:	Health Resources of Emery, L.L.C., its general partner
THE STRAUS GROUP-RIDGEWOOD, L.P.
By:	Health Resources of Ridgewood, L.L.C., its general partner
By:	Century Care Management, Inc., the manager of the respective general partners of each of the foregoing entities

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of each of the above-referenced registrants and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

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/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

SOMERSET RIDGE LIMITED PARTNERSHIP

By:	Somerset Ridge LLC, its general partner

	By:	Somerset Ridge General Partnership, its Manager

		By:	Solomont Family Fall River Venture, Inc., its general partner

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

SOMERSET RIDGE GENERAL PARTNERSHIP

By:	Solomont Family Fall River Venture, Inc. and The Somerset Partnership Holding Company, Inc., its general partners

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of each of the above-referenced registrants and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

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*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

ARCADIA ASSOCIATES

By:	ADS/Multicare, Inc., its managing partner

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of the above-referenced registrant and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

MCKERLEY HEALTH FACILITIES

By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its partners

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of the above-referenced registrant and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

BREYUT CONVALESCENT CENTER, L.L.C.
ENCARE OF MENDHAM, L.L.C.
HEALTH RESOURCES OF BRIDGETON, L.L.C.
HEALTH RESOURCES OF CRANBURY, L.L.C.
HEALTH RESOURCES OF EATONTOWN, L.L.C.
HEALTH RESOURCES OF EMERY, L.L.C.
HEALTH RESOURCES OF ENGLEWOOD, L.L.C.
HEALTH RESOURCES OF EWING, L.L.C.
HEALTH RESOURCES OF FAIR LAWN, L.L.C.
HEALTH RESOURCES OF JACKSON, L.L.C.
HEALTH RESOURCES OF RIDGEWOOD, L.L.C.
HEALTH RESOURCES OF SOUTH BRUNSWICK, L.L.C.
HEALTH RESOURCES OF WEST ORANGE, L.L.C.
POMPTON CARE, L.L.C.
ROEPHEL CONVALESCENT CENTER, L.L.C.

By:	Century Care Management, Inc., the manager of each of the foregoing entities

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of each of the above-referenced registrants and on the dates indicated:

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Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

GENESIS-GEORGETOWN SNF/JV, LLC
GLENMARK LIMITED LIABILITY COMPANY I
MILFORD ALF, LLC
RESPIRATORY HEALTH SERVICES LLC
RIVERVIEW RIDGE LIMITED LIABILITY COMPANY
SOUTHERN OCEAN GP, L.L.C.

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of each of the above-referenced registrants and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant listed below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, Pennsylvania on July 22, 2005.

SOMERSET RIDGE L.L.C.

By:	Somerset Ridge General Partnership, its Manager

	By:	Solomont Family Fall River Venture, Inc., its general partner

		By:	The Somerset Partnership Holding Company, Inc., its general partner

By:	/s/ James V. McKeon

James V. McKeon
Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities of the above-referenced registrant and on the dates indicated:

Signatures	Title	Date

*	Chief Executive Officer (principal executive officer)	July 22, 2005
and Chairman
George V. Hager, Jr.

/s/ James V. McKeon	Chief Financial Officer (principal financial officer)	July 22, 2005

James V. McKeon

*	Vice President, Corporate Controller and	July 22, 2005
Chief Accounting Officer
Thomas DiVittorio	(principal accounting officer)

*	Senior Vice President, General Counsel and	July 22, 2005
Corporate Secretary and Director
Eileen M. Coggins

* By:	/s/ James V. McKeon

Attorney-In-Fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1 (1)	Form of Genesis HealthCare Corporation Common Stock certificate.

4.2 (2)
Rights Agreement, dated as of November 18, 2003, between Genesis HealthCare Corporation and StockTrans, Inc., which includes the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

4.3 (3)
Articles of Amendment to Genesis HealthCare Corporation’s Amended and Restated Articles of Incorporation, effective as of December 1, 2003, designating the Company’s Series A Junior Participating Preferred Shares, par value $0.01 per share.

4.4 (4)
Indenture for the 2.5% Convertible Senior Subordinated Debentures due 2025 among Genesis HealthCare Corporation, the subsidiary guarantors named therein and The Bank of New York, as trustee, dated as of March 2, 2005.

4.5 (4)
Registration Rights Agreement, dated as of March 2, 2005, by and among Genesis HealthCare Corporation, the subsidiary guarantors named therein and Wachovia Capital Markets LLC, on behalf of the initial purchasers.

4.6 (4)	Form of 2.5% Convertible Senior Subordinated Debenture due 2025 (included in Exhibit 4.4).

4.7 (4)	Form of Guarantee of 2.5% Convertible Senior Subordinated Debenture due 2025 (included in Exhibit 4.4).

5.1 (5)	Opinion of Blank Rome LLP.

12.1 (5)	Statement re: Computation of Earnings to Fixed Charges Ratio.

23.1	Consent of KPMG LLP.

23.2 (5)	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1 (5)	Power of Attorney (included on the signature pages to this registration statement).

25.1 (5)	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

(1)	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form 10 filed on October 10, 2003.

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(2)	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form 8-A filed on November 18, 2003.

(3)	Incorporated by reference to Genesis HealthCare Corporation’s Current Report on Form 8-K filed on December 9, 2003.

(4)	Incorporated by reference to Genesis HealthCare Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed on May 10, 2005.

(5)	Incorporated by reference to Genesis HealthCare Corporation’s Registration Statement on Form S-3 filed on June 28, 2005.